UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A – 101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ONEOK, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY DATED MARCH 16, 2012

Notice of Annual Meeting and Proxy Statement

Annual Meeting of Shareholders

Wednesday, May 23, 2012

PRELIMINARY COPY DATED MARCH 16, 2012

April     , 2012

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ONEOK, Inc., which will be held at 9:00 a.m. Central Daylight Time on Wednesday, May 23, 2012, at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

The matters to be voted on at the meeting are set forth in the attached notice of annual meeting of shareholders and are described in the attached proxy statement. A copy of our 2011 annual report to shareholders is also enclosed. A report on our 2011 results will be presented at the meeting.

We look forward to greeting as many of our shareholders as possible at the annual meeting. We know, however, that most of our shareholders will be unable to attend the meeting. Therefore, proxies are being solicited so that each shareholder has an opportunity to vote by proxy. You can authorize a proxy over the Internet or by telephone. Instructions for using these convenient services are included in the proxy statement and on the proxy card. Of course, if you prefer, you may vote by signing, dating and returning the enclosed proxy card.

If your shares are held by a broker, bank or other holder of record, unless you provide your broker, bank or other holder of record your instructions on how to vote your shares, your shares will not be voted in the election of directors or in certain other important proposals as described in the accompanying proxy statement. Consequently, please provide your voting instructions to your broker, bank or other holder of record in a timely manner in order to ensure that your shares will be voted.

Regardless of the number of shares you own, your vote is important. I urge you to submit your proxy as soon as possible so that you can be sure your shares will be voted.

Thank you for your investment in ONEOK and your continued support.

Very truly yours,

John W. Gibson

Chairman of the Board

ONEOK, INC.

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

Time and date	May 23, 2012, at 9:00 a.m. Central Daylight Time

Place	ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103

Items of business	(1) To elect the directors named in the accompanying proxy statement to serve on the Board of Directors.

(2) To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc., for the year ending December 31, 2012.

(3) To consider and vote on an increase of 150,000 shares of ONEOK, Inc. common stock for issuance under the ONEOK, Inc. Employee Stock Award Program.

(4)    To consider and vote on the amendment and restatement of the ONEOK, Inc. Employee Stock Purchase Plan to authorize an additional 1,000,000 shares of ONEOK, Inc. common stock for issuance under the plan.

(5)    To consider and vote on an amendment to the ONEOK, Inc. Amended and Restated Certificate of Incorporation to increase the number of authorized shares of ONEOK, Inc. common stock in connection with the company’s announced two-for-one stock split.

(6) To consider and vote on our executive compensation on a non-binding, advisory basis.

(7) To consider such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These matters are described more fully in the accompanying proxy statement.

Record date	March 26, 2012. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the annual meeting.

Proxy voting	YOUR VOTE IS IMPORTANT

The vote of every shareholder is important. The Board of Directors appreciates the cooperation of shareholders in directing proxies to vote at the meeting. To make it easier for you to vote, Internet and telephone voting are available. The instructions in the accompanying proxy statement and attached to your proxy card describe how to use these convenient voting services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed, postage-paid envelope. You may revoke your proxy at any time by following the procedures set forth in the accompanying proxy statement.

Whether or not you expect to attend the meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Voting your shares promptly, via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card will save us the expense of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting, if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding Internet Availability of Proxy Materials for Annual Meeting of Shareholders to be held May 23, 2012. This proxy statement and our 2011 annual report to shareholders are available on our website at www.oneok.com. Additionally, and in accordance with the rules of the Securities and Exchange Commission, you may access this proxy statement and our 2011 annual report at okevote.oneok.com, which does not have “cookies” that identify visitors to the site.

By order of the Board of Directors,

Eric Grimshaw

Secretary

Tulsa, Oklahoma

April     , 2012

PRELIMINARY COPY DATED MARCH 16, 2012

ONEOK, Inc.

100 West Fifth Street

Tulsa, OK 74103

PROXY STATEMENT

This proxy statement describes important issues affecting our company and is furnished in connection with the solicitation of proxies by our Board of Directors for use at our 2012 annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. The approximate date of the mailing of this proxy statement and accompanying proxy card is April     , 2012.

Unless we otherwise indicate or unless the context indicates otherwise, all references in this proxy statement to “we,” “our,” “us,” or the “company” or similar references mean ONEOK, Inc. and its predecessors and subsidiaries.

Summary Proxy Information	2

About the 2012 Annual Meeting	7

Outstanding Stock and Voting	11

Governance of the Company	14

Proposal 1 – Election of Directors	26

Proposal 2 – Ratify the Selection of PricewaterhouseCoopers LLP	37

Proposal 3 – Increase of 150,000 Shares of ONEOK, Inc. Common Stock for Issuance under the ONEOK, Inc. Employee Stock Award Program	39

Proposal 4 – Amendment and Restatement of the ONEOK, Inc. Employee Stock Purchase Plan to Increase the Total Number of Shares of ONEOK, Inc. Common Stock Available for Issuance under the Plan	41

Proposal 5 – Amendment to the Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of ONEOK, Inc. Common Stock in Connection with the Company’s Announced Two-for-One Stock Split	44

Stock Ownership	47

Compensation Discussion and Analysis	50

Proposal 6 – Advisory Vote on Executive Compensation	83

Related-Person Transactions	85

Shareholder Proposals	86

Householding	86

Annual Report on Form 10-K	86

Other Matters	87

Appendix I – Amended and Restated Employee Stock Purchase Plan	A-1

SUMMARY PROXY INFORMATION

To assist you in reviewing the company’s 2011 performance and voting your shares, we would like to call your attention to key elements of our 2012 proxy statement and our 2011 annual report to shareholders. The following is only a summary. For more complete information about these topics, please review the complete proxy statement and our 2011 annual report to shareholders.

Business Highlights

•

Financial Performance.    In 2011, we continued to deliver strong financial results. Financial highlights include 2011 operating income of approximately $1.16 billion, compared with $942.7 million in 2010, and 2011 net income attributable to us of $360.6 million, or $3.36 per diluted share, compared with $334.6 million, or $3.10 per diluted share, for 2010.

•

Dividend Increase.    During 2011, we paid cash dividends of $2.16 per share, an increase of approximately 19 percent from the $1.82 per share paid during 2010. In January 2012, we declared a dividend of $0.61 per share ($2.44 per share on an annualized basis), an increase of approximately 17.3 percent from the $0.52 declared in January 2011.

•

Total Shareholder Return.    The market price of our common stock rose to $86.69 per share at December 30, 2011, a 56-percent increase over the past year and a 95-percent increase over the past two years.

Our one-, three-, five- and 10-year total shareholder returns as of December 30, 2011 (total shareholder return assumes share price appreciation and dividend reinvestment during the periods indicated), compared with the referenced indices, are as follows:

Compensation Highlights

•

Program Design.    A principal feature of our compensation program is for our Executive Compensation Committee and Board of Directors to determine pay based on a comprehensive review of quantitative and qualitative factors designed to produce long-term business success. To that end, we have designed our executive officer compensation programs to attract, motivate and retain the key executives who drive our success and who are leaders in the industry, to reward company performance and to align the long-term interests of our executive officers with those of our shareholders. Our compensation philosophy and related governance features are complemented by several specific elements that are designed to achieve these objectives:

•	Our compensation programs:

•	provide a competitive total pay opportunity;
•	consist of significant stock-based compensation;
•	link a significant portion of total compensation to performance we believe will create long-term shareholder value;

•	differentiate rewards based on the executive officer’s contributions to business performance;

•	enhance retention by subjecting a significant portion of total compensation to multi-year vesting requirements; and

•	do not encourage unnecessary or excessive risk taking.

•

Our executive compensation programs have remained substantially the same for several years. We believe our programs are designed effectively, are well aligned with the interests of our shareholders and are instrumental to achieving our business strategy.

•	The main objectives of our compensation program are to pay for performance, align our named executive officers’ interests with those of our shareholders and attract and retain qualified executives.
•	The Executive Compensation Committee makes all compensation decisions regarding our named executive officers that are then submitted to the Board of Directors for ratification.
•	We provide the following elements of compensation for our named executive officers: base salary, short-term cash incentives and long-term equity-based incentives.
•

We reference the median level of the market when determining all elements of compensation with the possibility of above-market short-term incentive and long-term incentive payments for performance which exceeds our expectations.

•	We implement our pay-for-performance philosophy with a short-term incentive program that provides for cash payments based on achievement of annual financial and operational goals by the company.
•

We encourage alignment of our named executive officers’ interests with those of our shareholders through the award of equity-based long-term incentive grants, of which 80 percent are performance based.

•	Our executive officers, including the named executive officers, receive no significant perquisites or other personal benefits.
•

We have stock ownership guidelines for our executive officers, including the named executive officers. As of December 31, 2011, each of the named executive officers satisfied his individual stock ownership requirements under the guidelines.

•

Our Board has adopted a policy prohibiting all employees, including the named executive officers, and members of the Board from selling short or engaging in transactions in put or call options relating to securities of the company.

•	Changes to our Compensation Program in 2011. During 2011, we made the following changes to our compensation program:

•

Termination of change-in-control severance agreements with our executive officers and, in lieu of such agreements, the adoption of the Officer Change in Control Severance Plan. The newly adopted plan is a “double trigger” plan that provides for severance payments to participants whose employment is terminated by the company other than for cause or terminated by the participant for good reason within two years following a change in control. Severance payments under the plan consist of a cash payment that may be up to three times the participant’s base salary and target short-term incentive bonus, plus reimbursement of COBRA healthcare premiums for 18 months. To date, the Board has established a multiple of no more than two times base salary and target short-term incentive bonus for participants in the plan.

The plan does not provide for additional pension benefits upon a change in control, and does not provide for tax gross-up payments with respect to payments made under the plan.

•	Eliminated tax gross-up payments for shares awarded under our Employee Stock Award Program.
•	Eliminated tax gross-up payments for service awards.

•

Link between Executive Compensation and Performance.    The Board awarded John W. Gibson, our Chairman and Chief Executive Officer, incentive compensation for 2011 that was commensurate with our business results, including an annual cash incentive award of $1.5 million and a long-term equity incentive award with a value of $4.2 million. Consistent with our executive compensation philosophy, a significant majority of Mr. Gibson’s total direct compensation of $6.6 million for 2011 was incentive based and at risk, as illustrated by the following chart:

The compensation of our other senior executives further reflects both our strong 2011 performance and our compensation philosophy:

Named Executive Officer	2011 Base Salary	2011 Short Term Incentive Award	2011 Long Term Incentive Award Value	2011 Total Direct Compensation
Robert F. Martinovich	$450,000	$525,000	$1,421,200	$2,396,200
Terry K. Spencer	$500,000	$650,000	$1,922,800	$3,072,800
Curtis L. Dinan	$425,000	$440,000	$1,086,800	$1,951,800
Pierce H. Norton II	$400,000	$475,000	$1,086,800	$1,961,800

Shareholder Actions

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Election of Directors (Proposal 1).    You will find in this proxy statement important information about the qualifications and experience of each of the director nominees that you are being asked to elect. The Corporate Governance Committee performs an annual assessment of the performance of the Board to ensure that our directors have the skills and experience to effectively oversee our company. All of our directors have proven leadership, sound judgment, integrity and a commitment to the success of our company.

•

Ratification of our Independent Auditor (Proposal 2).    You will also find in this proxy statement important information about our independent auditor, PricewaterhouseCoopers LLP. We believe PricewaterhouseCoopers LLP continues to provide high quality service to our company.

•	Additional Shares for our Employee Stock Award Program (Proposal 3). We are seeking an increase of 150,000 shares of our common stock for issuance under our Employee Stock Award Program.

•

Amendment and Restatement of our Employee Stock Purchase Plan (Proposal 4).    We are seeking to amend and restate our Employee Stock Purchase Plan to authorize an additional 1,000,000 shares of our common stock for issuance under the plan.

•

Amendment to our Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock in Connection with our Announced Two-for-One Stock Split (Proposal 5).    We are seeking an increase in our authorized common stock in connection with our announced two-for-one stock split in order to provide for a sufficient number of authorized but unissued and unreserved shares following the split.

•

Advisory Vote on Executive Compensation (Proposal 6).    For the second year, our shareholders have the opportunity to cast a non-binding, advisory vote on our executive compensation program. We were gratified that last year 90.5 percent of our shareholders who voted supported the design of our compensation program. In evaluating this “say on pay” proposal, we recommend that you review our Compensation Discussion and Analysis in this proxy statement, which explains how and why the Executive Compensation Committee and our Board arrived at decisions with respect to 2011 executive compensation.

ABOUT THE 2012 ANNUAL MEETING

The following questions and answers are provided for your convenience and briefly address some commonly asked questions about our 2012 annual meeting of shareholders. Please also consult the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.

Why did I receive these proxy materials?    We are providing these proxy materials in connection with the solicitation by the Board of Directors of ONEOK, Inc. of proxies to be voted at our 2012 annual meeting of shareholders and at any adjournment or postponement of the meeting. You are invited to attend our annual meeting of shareholders on May 23, 2012, beginning at 9:00 a.m., Central Daylight Time. The meeting will be held at our company headquarters at ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma. For directions to the meeting, please visit our website at www.oneok.com.

Who may attend and vote at the annual meeting?    All shareholders who held shares of our common stock at the close of business on March 26, 2012, may attend and vote at the meeting. If your shares are held in the name of a broker, bank, or other holder of record, often referred to as being held “in street name,” bring a copy of your brokerage account statement or a voting instruction card, which you can obtain from your broker, bank, or other holder of record of your shares.

Please note: no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the meeting.

Will the annual meeting be webcast?    Our annual meeting also will be webcast on May 23, 2012. You are invited to visit www.oneok.com at 9:00 a.m., Central Daylight Time, on May 23, 2012, to access the webcast of the meeting. Registration for the webcast is required. An archived copy of the webcast also will be available on our website for 30 days following the meeting.

How do I vote?    If you were a shareholder of record at the close of business on the record date of March 26, 2012, you have the right to vote the shares you held of record that day in person at the meeting or you may appoint a proxy through the Internet, by telephone or by mail to vote your shares on your behalf. The Internet and telephone methods of voting are generally available 24 hours a day and will ensure that your proxy is confirmed and posted immediately. These methods of voting are also available to shareholders who hold their shares in the ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan, the ONEOK, Inc. Employee Stock Purchase Plan, the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries (the “Thrift Plan”) and the ONEOK, Inc. Profit Sharing Plan (“Profit Sharing Plan”). You may revoke your proxy any time before the annual meeting by following the procedures outlined below under the caption “What can I do if I change my mind after I vote my shares?” Please help us save time and postage costs by appointing a proxy via the Internet or by telephone.

When you appoint a proxy via the Internet, by telephone or by mailing a signed proxy card, you are appointing John W. Gibson, Chairman of the Board and Chief Executive Officer, and Stephen W. Lake, Senior Vice President, General Counsel and Assistant Secretary, as your representatives at the annual meeting and they will vote your shares as you have instructed them. If you appoint a proxy via the Internet, by telephone or by mailing a signed proxy card, but do not provide voting instructions, your shares will be voted for the election of each proposed director nominee named herein and for proposal numbers 2, 3, 4, 5 and 6.

To appoint a proxy to vote your shares on your behalf, please select from the following options:

Via the Internet

•	Go to the website at www.eproxy.com/oke, which is available 24 hours a day, 7 days a week, until 11:59 p.m. (Central Daylight Time) on May 22, 2012.

•

Enter the company number and control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.

•	Follow the simple instructions.
•	If you appoint a proxy via the Internet, you do not have to return your proxy card.

By telephone

•	On a touch-tone telephone, call toll-free 1-800-560-1965, 24 hours a day, 7 days a week, until 11:59 p.m. (Central Daylight Time) on May 22, 2012.
•

Enter the company number and control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been recorded properly.

•	Follow the simple recorded instructions.
•	If you appoint a proxy by telephone, you do not have to return your proxy card.

By mail

•	Mark your selections on the proxy card.
•	Date and sign your name exactly as it appears on your proxy card.
•	Mail the proxy card in the enclosed postage-paid envelope.
•	If mailed, your completed and signed proxy card must be received prior to the commencement of voting at the annual meeting.

What if my shares are held by my broker or bank?    If your shares are held in a brokerage account or by a bank or other holder of record, your shares are considered to be held “in street name.” This proxy statement and our 2011 annual report to shareholders should have been forwarded to you by your broker, bank, or other holder of record of your shares together with a voting instruction card if you held shares in street name as of the record date of March 26, 2012. You have the right to direct your broker, bank, or other holder of record how to vote your shares by using the voting instruction card you received from your broker, bank, or other holder of record, or by following any instructions provided by your broker, bank, or other holder of record for voting via the Internet or telephone.

Under the rules of the New York Stock Exchange, unless you provide your broker, bank or other holder of record your instructions on how to vote your shares, your broker, bank or other holder of record is prohibited from voting your shares in the election of directors, on the proposal to authorize additional shares of our common stock for issuance under the ONEOK, Inc. Employee Stock Award Program, on the proposal to amend and restate the ONEOK, Inc. Employee Stock Purchase Plan to authorize additional shares of our common stock for issuance under the plan or on the advisory vote to approve executive compensation. Consequently, unless you respond to their request for your voting instructions in a timely manner, your shares held by your broker, bank or other holder of record will not be voted on any of these matters.

What can I do if I change my mind after I vote my shares?    If you were a shareholder of record at the close of business on the record date, you have the right to revoke your proxy at any time before it is voted at the meeting by:

(1)	notifying our corporate secretary in writing;
(2)	authorizing a different proxy via the Internet or by telephone;
(3)	returning a later-dated proxy card; or
(4)	voting at the meeting in person.

If your shares are held in a brokerage account or by a bank or other holder of record, you may revoke any voting instructions you may have previously provided only in accordance with revocation instructions provided by the broker, bank, or other holder of record of your shares.

Is my vote confidential?    Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed and returned directly to our stock transfer agent who is responsible for tabulating the vote in a manner that protects your voting privacy. It is our policy to protect the confidentiality of shareholder votes throughout the voting process. The vote of any shareholder will not be disclosed to our directors, officers, or employees, except:

(1)	to meet legal requirements;
(2)	to assert or defend claims for or against us; or
(3)	in those limited circumstances where:
(a)	a proxy solicitation is contested;
(b)	a shareholder writes comments on a proxy card; or
(c)	a shareholder authorizes disclosure.

The vote tabulator and the inspector of election has been, and will remain, independent of us. This policy does not prohibit shareholders from disclosing the nature of their votes to our directors, officers, or employees, or prevent us from voluntarily communicating with our shareholders, ascertaining which shareholders have voted, or making efforts to encourage shareholders to vote.

How is common stock held in our Thrift Plan and Profit Sharing Plan voted?    If you hold shares of our common stock through our Thrift Plan or Profit Sharing Plan, in order for those shares to be voted as you wish, you must instruct the Thrift Plan and Profit Sharing Plan’s trustee, Fidelity Management Trust Company, how to vote those shares by providing your instructions via the Internet, by telephone, or by mail in the manner provided above. If you fail to provide your instructions or if you return an instruction card with an unclear voting designation or with no voting designation at all, then the trustee will vote the shares in your account in proportion to the way the other participants in our Thrift Plan or Profit Sharing Plan vote their shares. Thrift Plan and Profit Sharing Plan votes receive the same confidentiality as all other shares voted.

To allow sufficient time for voting by the trustee of the Thrift Plan and Profit Sharing Plan, your voting instructions must be received by May 20, 2012.

How will shares for which a proxy is appointed be voted on any other business conducted at the annual meeting that is not described in this proxy statement?    Although we do not know of any business to be considered at the 2012 annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your proxy gives authority to John W. Gibson, our Chairman of the Board and Chief Executive Officer, and Stephen W. Lake, our Senior Vice President, General Counsel and Assistant Secretary, to vote on these matters at their discretion.

What shares are included on the proxy card(s)?    The shares included on your proxy card(s) represent all of the shares that you owned of record as of the close of business on March 26, 2012, including those shares held in our Direct Stock Purchase and Dividend Reinvestment Plan and Employee Stock Purchase Plan, but excluding any shares held for your account by Fidelity Management Trust Company, as trustee for our Thrift Plan and Profit Sharing Plan. If you do not authorize a proxy via the Internet, by telephone, or by mail, your shares, except for those shares held in our Thrift Plan or Profit Sharing Plan, will not be voted. Please refer to the discussion above for an explanation of the voting procedures for your shares held by our Thrift Plan and Profit Sharing Plan.

What does it mean if I receive more than one proxy card?    If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards, or appoint a proxy via the Internet or telephone, to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible.

Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?    We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” This procedure permits us to send a single copy of the proxy statement and annual report to a household if the shareholders provide written or implied consent. Shareholders continue to receive a separate proxy card for each stock account. We previously mailed a notice to eligible registered shareholders stating our intent to utilize this rule unless the shareholder provided an objection. If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, we will promptly deliver copies, to the extent you request copies, for each member of your household who was a registered shareholder as of the record date. You may make this request by calling Wells Fargo Shareowner Services at 1-877-602-7615, or by providing written instructions to Wells Fargo Shareowner Services, Attn: Householding/ONEOK, Inc., P.O. Box 64854, St. Paul, Minnesota 55164-0854. You also may contact us in the same manner if you are currently receiving a single copy of the proxy statement and annual report in your household and desire to receive separate copies in the future for each member of your household who is a registered shareholder, or if your household is currently receiving multiple copies of the proxy statement and annual report and you desire to receive a single copy in the future for your entire household. If you are not a registered shareholder and your shares are held by a broker, bank, or other holder of record, you will need to contact that entity to revoke your election and receive multiple copies of these documents.

Is there a list of shareholders entitled to vote at the annual meeting?    The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the meeting for any purpose germane to the meeting between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 100 West Fifth Street, Tulsa, Oklahoma, and may be viewed by contacting our corporate secretary.

Can I access the notice of annual meeting, proxy statement, 2011 annual report and accompanying documents on the Internet?    The notice of annual meeting, proxy statement, 2011 annual report and accompanying documents are currently available on our website at www.oneok.com. Additionally, in accordance with rules of the Securities and Exchange Commission, you may access this proxy statement, our 2011 annual report, and any other proxy materials we use at okevote@oneok.com.

Instead of receiving future copies of our proxy and annual report materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to these proxy and annual report materials. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site. You may log on to www.ematerials.com/oke and follow the prompts to enroll in the electronic proxy delivery service. If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank, or other holder of record of your shares regarding the availability of this service.

What out-of-pocket costs will we incur in soliciting proxies?    Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, will assist us in the distribution of proxy materials and solicitation of votes for a fee of $10,000, plus out-of-pocket expenses. We also reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to our shareholders. We will pay all costs of soliciting proxies.

Who is soliciting my proxy?    Our Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at our 2012 annual meeting of shareholders. Certain of our directors, officers and employees also may solicit proxies on our behalf in person or by mail, telephone, or fax.

Who will count the vote?    Representatives of our stock transfer agent, Wells Fargo Bank, N.A., will tabulate the votes and act as the inspector of the election.

How can I find out the results of the voting at the annual meeting?    Preliminary voting results will be announced at the annual meeting. Voting results will be published in a Current Report on Form 8-K which we will file with the Securities and Exchange Commission within four business days after the annual meeting.

OUTSTANDING STOCK AND VOTING

Voting

Only shareholders of record at the close of business on March 26, 2012, are entitled to receive notice of and to vote at the annual meeting. As of that date,              shares of our common stock were outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of shareholders at the meeting. No other class of our stock is entitled to vote on matters to come before the meeting.

Shareholders of record may vote in person or by proxy at the annual meeting. All properly submitted proxies received prior to the commencement of voting at the annual meeting will be voted in accordance with the voting instructions contained on the proxy. Shares for which signed proxies are properly submitted without voting instructions will be voted:

(1)	FOR the election of each of the 12 nominess for director named in this proxy statement to serve a one-year term;

(2)	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;

(3)	FOR the increase of 150,000 shares of our common stock for issuance under our Employee Stock Award Program;

(4)	FOR the amendment and restatement of the Employee Stock Purchase Plan to authorize an additional 1,000,000 shares of our common stock for issuance under the plan;

(5)	FOR the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock in connection with our announced two-for-one stock split; and

(6)	FOR the advisory proposal to approve our executive compensation.

While we know of no other matters that are likely to be brought before the meeting, in the event any other business properly comes before the meeting, proxies will be voted in the discretion of the persons named in the proxy. The persons named as proxies were designated by our Board.

To vote shares held “in street name” through a broker, bank, or other holder of record, a shareholder must provide voting instructions to his or her broker, bank, or other holder of record. Brokerage firms, banks and other fiduciaries are required to request voting instructions for shares they hold on behalf of their customers and others. We encourage you to provide instructions to your brokerage firm, bank, or other holder of record on how to vote your shares. If your shares are held “in street name,” to be able to vote those shares in person at the annual meeting, you must obtain a proxy, executed in your favor, from the holder of record of those shares as of the close of business on March 26, 2012.

The rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions. Under the rules of the NYSE, Proposals 1, 3, 4 and 6 are considered to be non-routine, and Proposals 2 and 5 are considered to be routine. Accordingly, if you do not provide voting instructions to your brokerage firm or other entity holding your shares, your brokerage firm or other entity holding your shares will not be permitted under the rules of the NYSE to vote your shares on Proposals 1, 3, 4 and 6 and will be permitted under the rules of the NYSE to vote your shares on Proposals 2 and 5, at its discretion.

Representatives of our stock transfer agent, Wells Fargo Bank, N.A., will be responsible for tabulating and certifying the votes cast at the meeting.

Quorum

The holders of a majority of the shares entitled to vote at the annual meeting, present in person or by proxy, constitute a quorum for the transaction of business at the annual meeting. In determining whether we have a quorum, we count abstentions and broker non-votes as present.

If a quorum is not present at the scheduled time of the meeting, the shareholders who are present in person or by proxy may adjourn the meeting until a quorum is present. If the time and place of the adjourned meeting are announced at the time the adjournment is taken, no other notice will be given. However, if the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice will be given to each shareholder entitled to receive notice of, and to vote at, the meeting.

Matters to Be Voted Upon

At the annual meeting, the following matters will be voted upon:

(1)	the election of each of the 12 nominees for director named in this proxy statement to serve a one-year term;

(2)	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;

(3)	an increase of 150,000 shares of our common stock for issuance under our Employee Stock Award Program;

(4)	the amendment and restatement of our Employee Stock Purchase Plan to authorize an additional 1,000,000 shares of our common stock for issuance under the plan;

(5)	the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock in connection with our announced two-for-one stock split;

(6)	an advisory vote on executive compensation; and

(7)	such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

Votes Required

Proposal 1—Election of Directors.    Our bylaws provide for majority voting for directors in uncontested elections. We expect that the election of directors at our 2012 annual meeting will be uncontested. Under the majority voting standard, to be elected a nominee must receive a number of “For” votes that exceeds 50 percent of the votes cast with respect to that director’s election. Abstentions and broker non-votes, if any, do not count as votes cast for the election of directors.

Our Corporate Governance Guidelines require that if an uncontested nominee for director does not receive an affirmative majority of “For” votes, he or she must promptly tender his or her resignation to our Board of Directors. The Board (excluding the director who tendered the resignation) will then evaluate the resignation in light of the best interests of the company and our shareholders in determining whether to accept or reject the resignation, or whether other action should be taken. The Board will announce publicly its decision regarding any tendered resignation. For more information, see “Proposal 1—Election of Directors” at page 26.

Proposal 2—Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.    In accordance with our bylaws, approval of

this proposal requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy and entitled to vote on this proposal at the meeting. Abstentions will have the same effect as votes against this proposal.

Proposal 3—The increase of 150,000 shares of our common stock for issuance under our Employee Stock Award Program.    In accordance with our bylaws, approval of this proposal requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy and entitled to vote on this proposal at the annual meeting. Abstentions will have the same effect as votes against this proposal.

Proposal 4—Amendment and restatement of our Employee Stock Purchase Plan to authorize an additional 1,000,000 shares of our common stock for issuance under the plan.    In accordance with our bylaws, approval of this proposal requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy and entitled to vote on this proposal at the annual meeting. Abstentions will have the same effect as votes against this proposal.

Proposal 5—Amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock in connection with our announced two-for-one stock split.    In accordance with the applicable provisions of Oklahoma law, approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote. Abstentions will have the same effect as votes against this proposal.

Proposal 6—Advisory vote on executive compensation.    In accordance with our bylaws, approval of the proposal to approve our executive compensation requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy and entitled to vote on this proposal at the annual meeting. Abstentions will have the same effect as votes against this proposal. The vote on this proposal is advisory and non-binding on the company and our Board of Directors.

Revoking a Proxy

Any shareholder may revoke his or her proxy at any time before it is voted at the meeting by (1) delivering a proxy card bearing a later date, (2) authorizing a later proxy via the Internet, (3) authorizing a later proxy by telephone, (4) filing with our corporate secretary a written notice of revocation (the mailing address of our corporate secretary is 100 West Fifth Street, Tulsa, Oklahoma 74103), or (5) voting in person at the meeting. A shareholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy and any revocation during the meeting will not affect votes previously taken.

If your shares are held in a brokerage account or by a bank or other holder of record, you may revoke any voting instructions you may have previously provided in accordance with the revocation instructions provided by the broker, bank, or other holder of record.

Proxy Solicitation

Solicitation of proxies will be primarily by mail and telephone. We have engaged Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to solicit proxies for a fee of $10,000, plus out-of-pocket expenses. In addition, our officers, directors and employees may solicit proxies on our behalf in person or by mail, telephone and fax, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will also reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to our shareholders.

GOVERNANCE OF THE COMPANY

Our Board of Directors and management are committed to maintaining strong corporate governance practices that allocate rights and responsibilities among our Board, management and our shareholders in a manner that benefits the long-term interest of our shareholders. Our corporate governance practices are designed not just to satisfy regulatory and stock exchange requirements, but also to provide for effective oversight and management of our company.

Our Corporate Governance Committee engages in a regular process of reviewing our corporate governance practices, including comparing our practices with those recommended by various corporate governance authorities, the expectations of our shareholders and the practices of other leading public companies. Our Corporate Governance Committee also reviews regularly our corporate governance practices in light of proposed and adopted laws and regulations, including the rules of the Securities and Exchange Commission and the rules and listing standards of the NYSE.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines that address key areas of our corporate governance, including: director qualification standards, including the requirement that a majority of our directors be “independent” under the applicable independence requirements of the NYSE; director responsibilities; director access to management; director compensation; management succession; evaluation of performance of our Board; and the structure and operation of our Board. Our Board periodically reviews our corporate governance guidelines and may revise the guidelines from time to time as conditions warrant. The full text of our corporate governance guidelines is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to our directors, officers (including our principal executive and financial officers, principal accounting officer, controllers and other persons performing similar functions) and all other employees. We require all directors, officers and employees to adhere to our code of business conduct and ethics in addressing the legal and ethical issues encountered in conducting their work for our company. Our code of business conduct and ethics requires that our directors, officers and employees avoid conflicts of interest, comply with all applicable laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our company’s best interest. All directors, officers and employees are required to report any conduct that they believe to be an actual or apparent violation of our code of business conduct and ethics.

The full text of our code of business conduct and ethics is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request. We intend to disclose on our website any future amendments to, or waivers from, our code of business conduct and ethics, as required by the rules of the Securities and Exchange Commission and the NYSE.

Director Independence

Our corporate governance guidelines provide that a majority of our Board of Directors will be “independent” under the applicable independence requirements of the NYSE. These guidelines and the rules of the NYSE provide that, in qualifying a director as “independent,” the Board must make an affirmative determination that the director has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company.

Our Board of Directors has determined affirmatively that its members, James C. Day, Julie H. Edwards, William L. Ford, Bert H. Mackie, Steven J. Malcolm, Jim W. Mogg, Pattye L. Moore, Gary D. Parker,

Eduardo A. Rodriguez, Gerald B. Smith and David J. Tippeconnic, have no material relationship with our company and each otherwise qualifies as “independent” under our corporate governance guidelines, our director independence guidelines and the rules of the NYSE. The determination that these members of our Board have no material relationship with our company was made by the Board in accordance with the director independence guidelines adopted by our Board that specify the types of relationships the Board has determined to be categorically immaterial. Directors who meet these standards are considered to be “independent.” The full text of our director independence guidelines is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

In determining whether certain of our directors qualify as “independent” under our director independence guidelines, our Board considered the receipt by certain directors or their immediate family members (or entities of which they are members, directors, partners, executive officers, or counsel) of natural gas service from us at regulated rates on terms generally available to all of our customers (and, in the case of an entity, in an amount that is less than the greater of $1 million or 2 percent of the entity’s gross revenue for its last fiscal year). In each case, the Board determined these relationships to be in the ordinary course of business at regulated rates or on substantially the same terms available to non-affiliated third parties and to be immaterial in amounts to both our company and the director.

With respect to the Board’s determination regarding the independence of William L. Ford, the Board specifically determined that our sale of natural gas to Shawnee Milling Company, where Mr. Ford serves as President, is an immaterial relationship and does not preclude a determination of Mr. Ford’s independence on the basis that our gas sales to Shawnee Milling Company are in the ordinary course of business on substantially the same terms as comparable third-party transactions with non-affiliates and the sales are immaterial in amount to both our company and to Shawnee Milling Company.

Board Leadership Structure

Our Board is currently led by John W. Gibson, who is the Chairman of the Board and Chief Executive Officer, and David J. Tippeconnic, who is our lead independent director and the independent Chairman of the Corporate Governance Committee. In addition, our Audit Committee and Executive Compensation Committee is each led by a chair and vice chair, each of whom is an independent director.

Our corporate governance guidelines provide that our Board of Directors retains the right to exercise its discretion in combining or separating the offices of the Chairman of the Board and Chief Executive Officer and reviews the issue as a part of the Board’s continual succession planning process. The Board believes that it is advantageous for the Board to maintain flexibility to select on a case-by-case basis, and, if necessary, change the board leadership structure in order to meet our needs at any time, based on the individuals then available and the circumstances then presented. Accordingly, the Board continues to retain the authority to separate the positions of Chairman and Chief Executive Officer in the future if it determines that doing so is in the best interests of the company and our shareholders.

The Board currently believes that, in addition to his leadership role as our Chief Executive Officer, Mr. Gibson is the most qualified and appropriate individual to lead our Board as its Chairman at this time and that combining the offices of Chairman of the Board and Chief Executive Officer presently provides the most effective leadership model for our Board and the company. In making this determination, the Board has considered, among other factors, Mr. Gibson’s strong leadership skills, his extensive knowledge and experience regarding our operations and the industries and markets in which we compete, as well as his ability to promote communication, to synchronize strategic objectives and activities between our Board and our senior management, and to provide consistent leadership to both our Board and our company as a whole. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer has the advantage of facilitating centralized leadership in one person so that there is no ambiguity about accountability. The Board also believes our current leadership structure ensures significant independent oversight of management, as

Mr. Gibson is the only member of the Board who is also an employee of the company and who does not meet the independence criteria set forth in our director independence guidelines and the independence criteria established by the NYSE. In addition, our Board has an ongoing practice of holding executive sessions, without management present, as part of each regularly scheduled Board meeting.

Lead Independent Director

Our corporate governance guidelines vest the lead independent director who, under these guidelines, is also chair of our Corporate Governance Committee, with various key responsibilities. The guidelines provide that the lead independent director shall have served as a director for a minimum of one year and that the duties of the lead independent director include, but are not limited to:

•	Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	Serving as liaison between the Chairman of the Board and the independent directors;

•	Approving information sent to the Board;

•	Approving meeting agendas for the Board; and

•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items.

In addition, the lead independent director has the authority to call meetings of the independent directors and, if requested by major shareholders, will ensure that he or she is available for consultation and direct communication.

Succession Planning

A key responsibility of the Chief Executive Officer and the Board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in our company. Each year, succession-planning reviews are held at every significant organizational level of the company, culminating in a full review of senior leadership talent by the independent directors. During this review, the Chief Executive Officer and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which the company makes ongoing leadership assignments. It is a key success factor in managing the long planning and investment lead times of our business.

In addition, the Chief Executive Officer maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of responsibilities in the event of an emergency or sudden incapacitation or departure.

Risk Oversight

We engage in an annual comprehensive enterprise risk-management (“ERM”) process to aggregate, monitor, measure and manage risk. The ERM approach is designed to enable our Board of Directors to establish a mutual understanding with management of the effectiveness of our risk-management practices and capabilities, to review our risk exposure and to elevate certain key risks for discussion at the Board level. Our ERM program is overseen by our Executive Vice President and Chief Financial Officer. Management and our Board also believe that risk management is an integral part of our annual strategic planning process, which addresses, among other things, the risks and opportunities facing our company.

Our ERM program is a companywide process designed to identify, assess and manage risks that could affect our ability to fulfill our business objectives or execute our corporate strategy. Our ERM process involves the identification and assessment of a broad range of risks and the development of plans to mitigate their effects. These risks generally relate to strategic, operational, financial, regulatory compliance and human resources issues.

Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks are unknown; some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact. In other cases, the adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the potential adverse impact. In some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward. Management is responsible for identifying risk and risk controls related to our significant business activities; mapping the risks to our corporate strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control and mitigate risk.

The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant voluntary and involuntary risks that the company faces and how the company is seeking to control and mitigate risk if and when appropriate. In some cases, as with risks relating to significant acquisitions, risk oversight is addressed as part of the full Board’s engagement with the Chief Executive Officer and management.

The Board annually reviews a management assessment of the various operational and regulatory risks facing the company, their relative magnitude and management’s plan for mitigating these risks. The Board also reviews risks related to the company’s business strategy at its annual strategic planning meeting and at other meetings as appropriate.

In certain cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee oversees risk issues associated with our overall financial reporting and disclosure process and legal compliance, as well as reviewing policies and procedures on risk-control assessment and accounting-risk exposure, including our companywide risk control activities and our business continuity and disaster-recovery plans. The Audit Committee meets with our Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, General Counsel, Vice President—Financial Services and Director—Audit Services, as well as with our independent registered public accounting firm in executive sessions, at which time risk issues are regularly discussed at each of its in-person meetings during the year.

In addition, our Executive Compensation Committee oversees risks related to our compensation programs, as discussed in greater detail elsewhere in this proxy statement, and our Corporate Governance Committee oversees risks related to our governance practices and policies.

Board and Committee Membership

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them periodically and in connection with Board and committee meetings, by visiting our offices and by participating in meetings of the Board and its committees.

During 2011, the Board held seven regular and three special meetings. All of our incumbent directors who served on the Board during 2011 attended at least 75 percent of the aggregate of all meetings of the Board and Board committees on which they served in 2011.

Our corporate governance guidelines provide that members of our Board are expected to attend our annual meeting of shareholders. All members of our Board (other than Mr. Malcolm, who became a director as of January 1, 2012) attended our 2011 annual meeting of shareholders.

The Board has four standing committees consisting of the Audit Committee, the Executive Compensation Committee, the Corporate Governance Committee and the Executive Committee. The table below provides the current membership of our Board and each of our Board committees. Our Board has determined affirmatively that each member of our Audit Committee, Executive Compensation Committee and Corporate Governance Committee is “independent” under our corporate governance guidelines, our director independence guidelines and the rules of the NYSE.

Director	Audit	Executive Compensation	Corporate Governance	Executive
James C. Day	Member		Member
Julie H. Edwards	Chair			Member
William L. Ford	Member		Member
John W. Gibson				Chair
Bert H. Mackie		Member	Vice Chair
Steven J. Malcolm (1)	Vice Chair	Member
Jim W. Mogg		Chair		Member
Pattye L. Moore		Vice Chair	Member
Gary D. Parker	Member	Member
Eduardo A. Rodriguez		Member	Member
Gerald B. Smith	Member	Member
David J. Tippeconnic			Chair	Member

(1)	Mr. Malcolm has been a member of these committees since he was elected to the Board effective January 1, 2012.

Our Board has adopted written charters for each of its Audit, Executive Compensation, Corporate Governance and Executive Committees. Copies of the charters of each of these committees are available on and may be printed from our website at www.oneok.com. Copies are also available from our corporate secretary upon request. The responsibilities of our Board committees are summarized below. From time to time the Board, in its discretion, may form other committees.

The Audit Committee.    The Audit Committee represents and assists our Board of Directors with the oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the independence, qualifications and performance of our independent registered public accounting firm and the performance of our internal audit function. The responsibilities of the Audit Committee include:

•	appointing, compensating and overseeing our independent auditor;

•	reviewing the scope, plans and results relating to our internal and external audits and our financial statements;

•	monitoring and evaluating our financial condition;

•	monitoring and evaluating the integrity of our financial reporting processes and procedures;

•

assessing our significant financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures, including, but not limited to, internal controls over financial reporting and disclosure controls and procedures;

•

reviewing policies and procedures on risk control assessment and accounting risk exposure, including our companywide risk control activities and our business-continuity and disaster-recovery plans; and

•	monitoring our compliance with our policies on ethical business conduct.

Our independent registered public accounting firm reports directly to our Audit Committee. All members of our Audit Committee are “independent” under the independence requirements of the NYSE and the Securities and Exchange Commission applicable to audit committee members. The Board has determined that James C. Day, Julie H. Edwards, William L. Ford, Steven J. Malcolm, Gary D. Parker and Gerald B. Smith are each an audit committee financial expert under the applicable rules of the Securities and Exchange Commission.

The Audit Committee held six meetings in 2011.

The Executive Compensation Committee.    Our Executive Compensation Committee is responsible for establishing and periodically reviewing our executive compensation policies and practices. This responsibility includes:

•

evaluating, in consultation with our Corporate Governance Committee, the performance of our Chief Executive Officer, and recommending to our Board of Directors the compensation of our Chief Executive Officer and our other principal executive officers;

•	reviewing and approving, in consultation with our Corporate Governance Committee, the annual objectives of our Chief Executive Officer;

•

reviewing our executive compensation programs to ensure the attraction, retention and appropriate compensation of executive officers in order to motivate their performance in the achievement of our business objectives and to align their interests with the long-term interests of our shareholders;

•	assessing the risks associated with our compensation programs; and

•	reviewing and making recommendations to the Board on executive officer and director compensation and personnel policies, programs and plans.

Our Executive Compensation Committee meets periodically during the year to review our executive and director compensation policies and practices. Executive officer salaries and short- and long-term incentive compensation are determined annually by this committee. The scope of the authority of this committee is not limited except as set forth in its charter and by applicable law. This committee has the authority to delegate duties to subcommittees of this committee, or to other standing committees of the Board of Directors, as it deems necessary or appropriate. This committee may not delegate to a subcommittee any authority required by any law, regulation or listing standard to be exercised by this committee as a whole.

The executive compensation group in our corporate human resources department supports, in consultation with our Chief Executive Officer, the Executive Compensation Committee in its work.

In addition, during 2011 the Executive Compensation Committee engaged Meridian Compensation Partners, LLC, as an independent compensation consultant to assist the committee in its evaluation of the amount and form of compensation paid in 2011 to our Chief Executive Officer and our other executive officers. Meridian Compensation Partners was engaged by and reported to the Executive Compensation Committee. For more information on executive compensation and the role of this consultant, see “Compensation Discussion and Analysis—The Role of the Independent Compensation Consultant” at page 55.

The Executive Compensation Committee held four meetings in 2011.

The Corporate Governance Committee.    Our Corporate Governance Committee is responsible for overseeing our company’s governance, including the selection of directors and the Board’s practices and effectiveness. These responsibilities include:

•

identifying and recommending qualified director candidates, including qualified director candidates suggested by our shareholders in written submissions to our corporate secretary in accordance with our corporate governance guidelines and our bylaws or in accordance with the rules of the Securities Exchange Commission;

•	making recommendations to the Board with respect to electing directors and filling vacancies on the Board;

•	adopting an effective process for director selection and tenure by making recommendations on the Board’s organization and practices and by aiding in identifying and recruiting director candidates;

•	reviewing and making recommendations to the Board with respect to the organization, structure, size, composition and operation of the Board and its committees;

•	in conjunction with our Chairman of the Board and Chief Executive Officer and the Executive Compensation Committee, overseeing management succession and development; and

•	reviewing, assessing risk and making recommendations with respect to other corporate governance matters.

The Corporate Governance Committee held four meetings in 2011.

The Executive Committee.    In the intervals between meetings of our Board of Directors, the Executive Committee may, except as otherwise provided in our bylaws and applicable law, exercise the powers and authority of the full Board in the management of our property, affairs and business. The function of this committee is to act on major matters where it deems action appropriate, providing a degree of flexibility and ability to respond to time-sensitive business and legal matters without calling a special meeting of our full Board. The Executive Committee reports to the Board at its next meeting on any actions taken by the committee.

The Executive Committee held no meetings in 2011.

Director Nominations

Our corporate governance guidelines provide that the Board of Directors is responsible for nominating candidates for board membership and for the delegation of the screening process to the Corporate Governance Committee of the Board. This committee, with recommendations and input from our Chairman of the Board and Chief Executive Officer and the directors, evaluates the qualifications of each director candidate and assesses the appropriate mix of skills, qualifications and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time. The committee is responsible for recommending to the full Board candidates for nomination by the Board for election as members of our Board.

Our corporate governance guidelines provide that candidates for nomination by the Board must be committed to devote the time and effort necessary to be productive members of the Board and that, in nominating candidates, the Board will endeavor to establish director diversity in personal background, race, gender, age and nationality. The guidelines also provide that the Board will seek to maintain a mix that includes, but is not limited to, the following areas of core competency: accounting and finance, investment banking, business judgment, management, energy industry knowledge, operations, crisis response, leadership, strategic vision, law and corporate relations.

The Corporate Governance Committee’s charter provides that it has the responsibility, in consultation with the Chairman of the Board and Chief Executive Officer, to search for, recruit, screen, interview and select candidates for the position of director as necessary to fill vacancies on the Board or the additional needs of the Board and to consider management and shareholder recommendations for candidates for nomination by the Board. In carrying out this responsibility, the Corporate Governance Committee evaluates the qualifications and performance of incumbent directors and determines whether to recommend them for re-election to the Board. In addition, this committee determines, as necessary, the portfolio of skills, experience, diversity, perspective and background required for the effective functioning of the Board considering our business strategy and our regulatory, geographic and market environments. The Corporate Governance Committee has in the past retained an independent search consultant to assist it from time to time in identifying and evaluating qualified director candidates.

Our corporate governance guidelines contain a policy regarding the Corporate Governance Committee’s consideration of prospective director candidates recommended by shareholders for nomination by our Board. Under this policy, any shareholder who wishes to recommend a prospective candidate for nomination by our Board for election at our 2013 annual meeting should send a letter of recommendation to our corporate secretary at our principal executive offices no later than September 30, 2012. The letter should include the name, address and number of shares owned by the recommending shareholder (including, if the recommending shareholder is not a shareholder of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the proxy rules of the Securities and Exchange Commission), the prospective candidate’s name and address, a description of the prospective candidate’s background, qualifications and relationships, if any, with our company and all other information necessary for our Board to determine whether the prospective candidate meets the independence standards under the rules of the NYSE and our director independence guidelines. A signed statement from the prospective candidate should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee of the Board and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director. The committee will evaluate prospective candidates recommended by shareholders for nomination by our Board in light of the various factors set forth above.

Neither the Corporate Governance Committee, the Board, nor our company itself discriminate in any way against prospective candidates for nomination by the Board on the basis of age, sex, race, religion, or other personal characteristics. There are no differences in the manner in which the Corporate Governance Committee or the Board evaluates prospective candidates based on whether the prospective candidate is recommended by a shareholder, provided that the recommending shareholder furnishes to the company a letter of recommendation containing the information described above along with the signed statement of the prospective candidate referred to above.

In addition to having the ability to recommend prospective candidates for nomination by our Board, under our bylaws shareholders may themselves nominate candidates for election at an annual shareholders meeting. Any shareholder who desires to nominate candidates for election as directors at our 2013 annual meeting must follow the procedures set forth in our bylaws. Under these procedures, notice of a shareholder nomination for the election of a director must be received by our corporate secretary at our principal executive offices not less than 120 calendar days before the first anniversary of the date that our proxy statement was released to shareholders in connection with our 2012 annual meeting of shareholders (i.e., notice must be received no later than December 4, 2012). If the date of the 2013 annual meeting is more than 30 days from the first anniversary date of the 2012 meeting, our corporate secretary must receive notice of a shareholder nomination by the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or the day on which public announcement of the meeting date is made. In accordance with our bylaws, a shareholder notice must contain certain information about the candidate the shareholder desires to nominate for election as a director, including: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of our shares that are beneficially owned by such person on the date of such shareholder’s notice; and (d) all other information relating to such person that would be required to be disclosed in connection with a solicitation of proxies for the election of such person as a director, or would otherwise be required to be disclosed in connection with such solicitation, in each case under the applicable rules of the Securities and Exchange Commission, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee of the Board and to serve as a director if elected.

In addition, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the notice must set forth: (a) the name and address, as they appear on our books, of such shareholder and of such beneficial owner, if any, and any other shareholders known by such shareholder to be supporting such nominee; (b) the class and number of our shares that are beneficially owned by such shareholder and such beneficial owner, if any, on the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominee on the date of such shareholder’s notice; (c) a description of all agreements, arrangements and understandings between such shareholder and such beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination by such shareholder; and (d) all other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed by such person as a participant in a solicitation of proxies for the election of directors in a contested election, or would otherwise be required under the applicable rules of the Securities and Exchange Commission. This information must be supplemented by the shareholder or beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose this information as of the record date.

Director Compensation

Annual Compensation.    Compensation for our non-management directors for their service on our Board of Directors for the periods of May 2010 through April 2011 and May 2011 through April 2012 consists of an annual cash retainer of $60,000 to each non-management director and a stock retainer of 2,000 shares of our common stock to each non-management director. The chair of our Audit Committee receives an additional annual cash retainer of $15,000, and each of the chairs of our Executive Compensation and Corporate Governance Committees receive an additional annual cash retainer of $10,000. For the period of May 2010 through April 2011, our former Chairman of the Board received an additional annual cash retainer of $125,000.

All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. A director who is also an officer or employee receives no compensation for his or her service as a director.

Our Board of Directors has established minimum share ownership guidelines for members of our Board that are discussed under “Compensation Discussion and Analysis—Share Ownership Guidelines” at page 67.

The following table sets forth the compensation paid to our non-management directors in 2011.

2011 Non-Management Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	Total ($)
James C. Day	$60,000	$140,110	$—	$200,110
Julie H. Edwards	$75,000	$140,110	$—	$215,110
William L. Ford	$60,000	$140,110	$—	$200,110
Bert H. Mackie	$60,000	$140,110	$—	$200,110
Steven J. Malcolm (6)	—	—	—	—
Jim W. Mogg	$70,000	$140,110	$—	$210,110
Pattye L. Moore	$60,000	$140,110	$97	$200,207
Gary D. Parker	$60,000	$140,110	$—	$200,110
Eduardo A. Rodriguez	$60,000	$140,110	$—	$200,110
Gerald B. Smith	$60,000	$140,110	$—	$200,110
David J. Tippeconnic	$70,000	$140,110	$—	$210,110

(1)

Non-management directors may defer all or a part of their annual cash and stock retainers under our Deferred Compensation Plan for Non-Employee Directors. During the year ended December 31, 2011, $1,405,880 of the total amount payable for directors’ fees were deferred under this plan at the election of eight of our directors. Deferred amounts are treated, at the election of the participating director, either as phantom stock or as a cash deferral. Phantom stock deferrals are treated as though the deferred amount is invested in our common stock at the fair market value on the date the deferred amount was earned. Phantom stock earns the equivalent of dividends declared on our common stock, reinvested in phantom shares of our common stock based on the fair market value of our common stock on the payment date of each common stock dividend. The shares of our common stock reflected in a non-management director’s phantom stock account are issued to the director under our Long-Term Incentive Plan on the last day of the director’s service as a director or a later date selected by the director. Cash deferrals earn interest at a rate equal to Moody’s Long-Term Corporate Bond Yield AAA on the first business day of the plan year, plus 100 basis points, which, at January 3, 2011, was 5.93 percent.

The following table sets forth, for each non-management director, the amount of director compensation deferred during 2011 and cumulative deferred compensation as of December 31, 2011.

Director	Board Fees Deferred to Phantom Stock in 2011 (a)	Dividends Earned on Phantom Stock and Reinvested in 2011 (b)	Total Board Fees Deferred to Phantom Stock at December 31, 2011 (a)	Total Phantom Stock Held at December 31, 2011	Board Fees Deferred to Cash in 2011 (c)	Total Board Fees Deferred to Cash at December 31, 2011
James C. Day	$140,110	$26,105	$592,537	13,287	$—	$—
Julie H. Edwards	$—	$—	$—	—	$—	$—
William L. Ford	$200,110	$138,122	$2,113,946	66,555	$—	$—
Bert H. Mackie	$200,110	$82,566	$1,362,202	40,342	$—	$—
Steven J. Malcolm	$—	$—	$—	—	$—	$—
Jim W. Mogg	$175,110	$28,269	$680,768	14,550	$—	$—
Pattye L. Moore	$140,110	$71,025	$1,251,023	34,481	$402	$7,034
Gary D. Parker	$140,110	$53,748	$965,475	26,329	$—	$—
Eduardo A. Rodriguez	$—	$1,904	$31,437	898	$—	$—
Gerald B. Smith	$200,110	$12,472	$389,820	7,269	$—	$—
David J. Tippeconnic	$210,110	$38,864	$910,598	19,791	$—	$—

(a)	Reflects the value of the annual cash and stock retainers (based on the average of our high and low stock price on the NYSE on December 30, 2011) deferred by a director under our Deferred Compensation Plan for Non-Employee Directors.

(b)	Dividend equivalents paid on phantom stock are reinvested in additional shares of phantom stock based on the average of the high and low trading prices of our common stock on the NYSE on the date the dividend equivalent was paid.

(c)	Reflects interest accrued on prior cash deferrals. No board fees were deferred to cash in 2011. The amount for Ms. Moore represents interest paid on her prior cash deferrals at a rate equal to Moody’s Long-Term Corporate Bond Yield AAA on the first day of the plan year, plus 100 basis points which, at January 3, 2011, was 5.93 percent.

(2)	The amounts in this column reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”), with respect to stock awards received by directors for service on our Board of Directors. Since the shares are issued free of any restrictions on the grant date, the grant date fair value of these awards is based on the average of our high and low stock price on the NYSE on the date of grant. The following table sets forth the number of shares and grant date fair value of such shares of our common stock issued to our non-management directors during 2011 for service on our Board.

Director	Shares Awarded in 2011	Aggregate Grant Date Fair Value
James C. Day	2,000	$140,110
Julie H. Edwards	2,000	$140,110
William L. Ford	2,000	$140,110
Bert H. Mackie	2,000	$140,110
Steven J. Malcolm	—	—
Jim W. Mogg	2,000	$140,110
Pattye L. Moore	2,000	$140,110
Gary D. Parker	2,000	$140,110
Eduardo A. Rodriguez	2,000	$140,110
Gerald B. Smith	2,000	$140,110
David J. Tippeconnic	2,000	$140,110

(3)	We maintain a stock option plan for our non-management directors under which options to purchase shares of our common stock may be granted to our non-management directors. Options may be exercisable in full at the time of grant or may become exercisable in one or more installments. Options have a term of 10 years from the date of grant. In the event of termination of service as a non-management director, the options lapse upon such termination (whether vested or unvested), except in the case of retirement under the mandatory retirement provisions of our bylaws, in which case the retiring director may exercise the vested options within three years from the date of retirement. In the event of death, the vested options may be exercised by the personal representative of the optionee within three years from the date of death.

No options were granted to non-management directors in 2011. At December 31, 2011, no non-management directors held any stock options except Pattye L. Moore who held 10,000 fully vested stock options granted to her on January 23, 2003, with an exercise price of $17.28 per share and which expire on January 23, 2013.

(4)	For the aggregate number of shares of our common stock, phantom stock and stock options held by each member of our Board of Directors at February 1, 2012, see “Stock Ownership—Holdings of Officers and Directors” at page 48.

(5)	Reflects above-market earnings on Board of Directors fees deferred to cash under our Deferred Compensation Plan for Non-Employee Directors which provides for payment of interest on cash deferrals at a rate equal to Moody’s Long-Term Corporate Bond Yield AAA on the first business day of the plan year, plus 100 basis points, which, at January 3, 2011, was 5.93 percent.

(6)	Mr. Malcolm was elected to our Board of Directors effective January 1, 2012, and did not receive any director compensation in 2011.

Compensation Committee Interlocks and Insider Participation

During the period of January 1, 2011, through May 24, 2011, our Executive Compensation Committee consisted of Messrs. Day, Mogg, Mackie, Parker and Smith. During the period of May 25, 2011, through December 31, 2011, our Executive Compensation Committee consisted of Messrs. Mackie, Mogg, Parker, Rodriguez, Smith and Ms. Moore. Mr. Malcolm became a member of the Executive Compensation Committee on January 1, 2012. No member of the Executive Compensation Committee was an officer or employee of the company or any of its subsidiaries during 2011, and no member of this committee was formerly an officer of the company or any of its subsidiaries. In addition, during 2011, none of our executive officers served as a member of a compensation committee or board of directors of any other entity which had an executive officer of such entity serving as a member of our Board.

Executive Sessions of the Board

The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present. During 2011, the non-management members of our Board met in executive session during each of the five regular in-person meetings of the Board held during the year. We intend to continue this practice of regularly scheduled meetings of the non-management members of our Board, including an executive session at least once a year attended only by members of our Board who are “independent” under our director independence guidelines and the rules of the NYSE. Our corporate governance guidelines provide that our lead director, the chair of our Corporate Governance Committee, presides as the chair at executive session meetings of the non-management members of our Board.

Communications with Directors

Our Board believes that it is management’s role to speak for our company. Directors refer all inquiries regarding our company from institutional investors, analysts, the news media, customers or suppliers to our Chief Executive Officer or his designee. Our Board also believes that any communications between members of the Board and interested parties, including shareholders, should be conducted with the knowledge of our Chief Executive Officer. Interested parties, including shareholders, may contact one or more members of our Board, including non-management directors and non-management directors as a group, by writing to the director or directors in care of our corporate secretary at our principal executive offices. A communication received from an interested party or shareholder will be forwarded promptly to the director or directors to whom the communication is addressed. A copy of the communication also will be provided to our Chief Executive Officer. We will not, however, forward sales or marketing materials, materials that are abusive, threatening or otherwise inappropriate, or correspondence not clearly identified as interested party or shareholder correspondence.

Complaint Procedures

Our Board of Directors has adopted procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and complaints or concerns under our Code of Business Conduct and Ethics. These procedures allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters and matters arising under our Code of Business Conduct and Ethics. The full text of these procedures, known as our whistleblower policy, is published on and may be printed from our website at www.oneok.com and is also available from our corporate secretary upon request.

PROPOSAL 1—ELECTION OF DIRECTORS

Our certificate of incorporation provides for the annual election of directors. Our Board of Directors currently consists of 12 members, each of whose terms will expire at the 2012 annual meeting.

Effective September 1, 2010, the Oklahoma General Corporation Act was amended to provide that Oklahoma corporations with a class of voting stock listed or traded on a national securities exchange and 1,000 or more shareholders of record were required to have a board of directors divided into two or three classes. However, a subsequent amendment to the Oklahoma General Corporation Act enacted on March 1, 2012, with the support of the company, exempts our company from the September 1, 2010 legislation because our shareholders previously approved the annual election of directors and the elimination of our company’s classified board at our May 2008 annual meeting of shareholders. Accordingly, our Board will not be divided into classes and all 12 nominees for election to our Board will stand for election for a one-year term at our 2012 annual meeting.

Our bylaws provide that, in the case of uncontested elections (i.e., elections where the number of nominees is the same as the number of directors to be elected), director nominees are elected by the vote of a majority of the votes cast with respect to that nominee. Abstentions and broker non-votes with respect to the election of a director do not count as votes cast. Our corporate governance guidelines provide that any uncontested nominee for director who fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors where the election is uncontested must, promptly following certification of the shareholder vote, tender his or her resignation to the Board. The directors (excluding the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the company and our shareholders in determining whether to accept or reject the resignation, or whether other action should be taken. In reaching its decision, the Board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the company, the overall composition of the Board and whether accepting the tendered resignation would cause the company to fail to comply with any applicable rule or regulation (including the NYSE listing requirements and the federal securities laws). The Board will act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the shareholder vote.

If no directors receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors where the election is uncontested, then, pursuant to our corporate governance guidelines, the incumbent Board will, within 180 days after the certification of the shareholder vote, nominate a new slate of directors and hold a special meeting for the purpose of electing those nominees. In this circumstance, the incumbent Board will continue to serve until new directors are elected and qualified.

The persons named in the accompanying proxy card intend to vote such proxy in favor of the election of each of the nominees named below, who are currently directors, unless the proxy provides for a vote against the director. Although the Board has no reason to believe that the nominees will be unable to serve as directors, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board, unless contrary instructions are given on the proxy. Except for these nominees, no other person has been recommended to our Board as a potential nominee or otherwise nominated for election as a director.

Board Qualifications

Our corporate governance guidelines provide that our Corporate Governance Committee will evaluate the qualifications of each director candidate and assess the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the Board at a given point in time. Each director also is expected to:

•	exhibit high standards of integrity, commitment and independence of thought and judgment;

•	use his or her skills and experiences to provide independent oversight to the business of our company;

•	participate in a constructive and collegial manner;

•	be willing to devote sufficient time to carrying out their duties and responsibilities effectively;

•	devote the time and effort necessary to learn the business of the company and the Board; and

•	represent the long-term interests of all shareholders.

In addition, our governance guidelines provide that, in selecting members, the Board will endeavor to establish director diversity in personal background, race, gender, age and nationality, and to maintain a mix that includes, but is not limited to, the following areas of core competency: accounting and finance; investment banking; business judgment; management; energy industry knowledge; crisis response; leadership; strategic vision; law; and corporate relations.

Your Board of Directors believes that each member of our Board possesses the necessary integrity, skills and qualifications to serve on our Board and that their individual and collective skills and qualifications provide them the ability to engage management and each other in a constructive and collaborative fashion and, when necessary and appropriate, challenge management in the execution of our business operations and strategy.

Set forth below is certain information with respect to each current director and nominee for election as a director.

Your Board unanimously recommends a vote FOR each nominee.

DIRECTOR NOMINEES

James C. Day

Age 69

(Director since 2004)

Mr. Day served as Chairman of the Board of Noble Corporation, a Texas-based offshore drilling contractor, until May 2007, and as a consultant until May 1, 2009. He served as Chairman of the Board from 1992, as Chief Executive Officer from 1984 to October 2006, and as President of Noble Corporation from 1984 to 1999 and again from 2003 to February 2006. Mr. Day is a director of Tidewater, Inc., a publicly traded provider of marine support services for the offshore energy industry, and EOG Resources, Inc., a publicly traded oil and gas exploration and production company. He is a trustee of The Samuel Roberts Noble Foundation, Inc., and is the founder, a director and the President of The James C. and Teresa K. Day Foundation. Mr. Day formerly served as a director for Global Industries and Noble Energy Corporation. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

Mr. Day has extensive senior management and operational experience in the oil and gas industry as a result of his service as Chairman, President and Chief Executive Officer of Noble Corporation where he has demonstrated a strong record of achievement, sound judgment and risk management. During almost 30 years of Mr. Day’s leadership, Noble grew from approximately $32 million in market capitalization to almost $9 billion and its employee count rose from approximately 400 to 6,000. For his achievements, Mr. Day was recognized for four consecutive years by Institutional Investor Magazine as one of the “Top Performing CEOs” in the energy sector. He has also been recognized for his contributions to the industry by the Offshore Energy Center, Spindletop International and the University of Oklahoma. Mr. Day is the recipient of the American Petroleum Institute’s Gold Medal for distinguished achievement, the organization’s highest award. He has led several key industry associations, serving as Chairman of the National Ocean Industries Association, President of the International Association of Drilling Contractors, and as a member of the board of directors of the American Petroleum Institute. In addition, Mr. Day has shown leadership and has been effective as chair of our Executive Compensation Committee. His directorships at other companies also provide him with extensive corporate governance experience. In light of Mr. Day’s extensive industry, executive managerial and financial experience and knowledge, our Board of Directors has concluded that Mr. Day should continue as a member of our Board.

Julie H. Edwards

Age 53

(Director since 2007)

Ms. Edwards retired in 2007 from Southern Union Company where she served as Senior Vice President-Corporate Development from November 2006 to January 2007 and as Senior Vice President and Chief Financial Officer from July 2005 to November 2006. Prior to June 2005, she was an executive officer of Frontier Oil Corporation, having served as Chief Financial Officer from 1994 to 2005 and as Treasurer from 1991 to 1994. Prior to joining Frontier Oil Corporation in 1991, Ms. Edwards was an investment banker with Smith Barney, Harris, Upham & Co., Inc. in New York and Houston, after joining the company as an associate in 1985, when she graduated from the Wharton School of the University of Pennsylvania with an M.B.A. Prior to attending Wharton, she worked as an exploration geologist in the oil industry, having earned a B.S. in Geology and Geophysics from Yale University in 1980.

Ms. Edwards previously served on our Board of Directors in 2004 and 2005. She is also a member of the Board of Directors of ONEOK Partners GP, L.L.C. and is a member of the Board of Directors of Noble Corporation, an international contract drilling company. She was a member of the Board of Directors of NATCO Group, Inc., an oil field services and equipment manufacturing company, from 2004 until its sale to Cameron International Corporation in November 2009.

In addition to her experience from service on the boards of directors of several public companies, Ms. Edwards brings to our Board broad experience and understanding of various segments within the energy industry (exploration and production, refining and marketing, natural gas transmission, processing and distribution, production technology and contract drilling), and significant senior accounting, finance, capital markets, corporate development and management experience and expertise. In light of Ms. Edwards’ extensive industry, executive managerial and financial experience and knowledge, our Board of Directors has concluded that Ms. Edwards should continue as a member of our Board.

William L. Ford

Age 69

(Director since 1981)

Mr. Ford has served as President of Shawnee Milling Company since 1979. He serves, and has served, on the boards of numerous civic and business organizations and not-for-profit associations.

As the long-time President of Shawnee Milling Company, Mr. Ford has extensive senior management, operational and entrepreneurial experience. In this role, Mr. Ford is responsible for all aspects of Shawnee Milling’s business, including strategic planning, operating and capital budgets, labor relations and regulatory compliance. During his tenure as President, Shawnee Milling has experienced substantial growth. Mr. Ford also serves as a trustee of the University of Oklahoma Foundation and on the Advisory Board of the University of Oklahoma Price College of Business. In addition, as a long-time member of our Board of Directors, Mr. Ford has extensive knowledge of our business and has shown leadership and has been effective in his role as past chair of our Executive Compensation Committee and our Corporate Governance Committee. In light of Mr. Ford’s extensive business experience and his in-depth knowledge of our company, our Board of Directors has concluded that Mr. Ford should continue as a member or our Board.

John W. Gibson

Age 59

(Director since 2006)

Mr. Gibson is Chairman of the Board and Chief Executive Officer of ONEOK, Inc. and Chairman of the Board and Chief Executive Officer of ONEOK Partners GP, L.L.C., the general partner of ONEOK Partners, L.P. He served as our Chairman of the Board, President and Chief Executive Officer and as Chairman of the Board, President and Chief Executive Officer of ONEOK Partners GP, L.L.C. from 2009 through 2011. He served as our Chief Executive Officer and the Chief Executive Officer of ONEOK Partners GP, L.L.C. from 2007 through 2009. He has served as Chairman of the Board of Directors of ONEOK Partners GP, L.L.C. since October 2007. From 2005 until May 2006, he was President of ONEOK Energy Companies, which included our natural gas gathering and processing, pipelines and storage, natural gas liquids and energy services business segments. Prior to that, he was our President, Energy, from May 2000 to 2005. Mr. Gibson joined ONEOK, Inc. in May 2000 from Koch Energy, Inc., a subsidiary of Koch Industries, where he was an Executive Vice President. His career in the energy industry began in 1974 as a refinery engineer with Exxon USA. He spent 18 years with Phillips Petroleum Company in a variety of domestic and international positions in its natural gas, natural gas liquids and exploration and production businesses, including Vice President of Marketing of its natural gas subsidiary GPM Gas Corp. He holds an engineering degree from Missouri University of Science and Technology, formerly known as University of Missouri at Rolla. Mr. Gibson also serves on the Board of Directors of BOK Financial Corporation.

Mr. Gibson has served in a variety of roles of continually increasing responsibility at ONEOK, Inc. since 2000, ONEOK Partners, L.P. since 2004 and, prior to 2000, at Koch Energy, Inc., Exxon USA and Phillips Petroleum. In these roles, Mr. Gibson has had direct responsibility for and extensive experience in strategic and financial planning, acquisitions and divestitures, operations, management supervision and development, and compliance. As the executive responsible for numerous merger-and-acquisition transactions over the course of his career, Mr. Gibson has significant experience in assessing acquisition opportunities and in structuring, financing and completing merger-and-acquisition transactions. Over the course of his lengthy career in a variety of sectors of the oil and gas industry, Mr. Gibson has gained extensive management and operational experience and has demonstrated a strong record of leadership, strategic vision and risk management. In light of Mr. Gibson’s role as the top executive officer of our company and his extensive industry and managerial experience and knowledge, our Board of Directors has concluded that Mr. Gibson should continue as a member of our Board.

Bert H. Mackie

Age 69

(Director since 1989)

Mr. Mackie is Trustee for the Hamm Financial Group and Vice Chairman of the Security National Bank in Enid, Oklahoma, where he has served since 1962 in all facets of commercial banking. He also serves as a director of the Security Financial Services Corp. Mr. Mackie serves as an officer or director of many educational and business organizations. He is on the Board of Trustees of the Oklahoma Foundation for Excellence, the Board of the Garfield County Joint Industrial Foundation and past Treasurer of the Enid Regional Development Alliance. He also serves on the Northwestern Oklahoma State University/Northern Oklahoma College Community Advisory Board and on the Investment Committee of the Northwestern Oklahoma State University’s foundation. Mr. Mackie has also served as chairman of the U.S. Postal System and as chairman of the Oklahoma State Regents for Higher Education.

Over the course of his banking career, Mr. Mackie has had direct responsibility for and extensive management experience in all areas of finance, including strategic and financial planning and policy making, regulatory compliance, risk management, corporate restructuring, and management of large investment portfolios. In addition, during Mr. Mackie’s many years of senior management service at Security National Bank, he has demonstrated a strong record of achievement and sound judgment. In light of Mr. Mackie’s extensive executive managerial and financial experience and knowledge, our Board of Directors has concluded that Mr. Mackie should continue as a member of our Board.

Steven J. Malcolm

Age 63

(Director since 2012)

Mr. Malcolm served as President of The Williams Companies, Inc. (“Williams”) from September 2001 until January 2011, Chief Executive Officer of Williams from January 2002 to January 2011, and Chairman of the Board of Directors of Williams from May 2002 to January 2011. Mr. Malcolm served as Chairman of the Board and Chief Executive Officer of Williams Partners GP LLC, the general partner of Williams Partners L.P., from 2005 to January 2011.

Mr. Malcolm began his career at Cities Service Company in refining, marketing, and transportation services in 1970. Mr. Malcolm joined Williams in 1984 and performed roles of increasing responsibility related to business development, gas management and supply, and gathering and processing. Mr. Malcolm was Senior Vice President and General Manager of Williams Field Services Company, a subsidiary of Williams, from 1994 to 1998. He was President and Chief Executive Officer of Williams Energy Services, LLC, a subsidiary of Williams, from 1998 to 2001. He was Executive Vice President from May 2001 to September 2001 and Chief Operating Officer from September 2001 to January 2002. He became President in September 2001, Chief Executive Officer in January 2002 and Chairman of the Board in May 2002. Mr. Malcolm was also a director of Williams Partners GP LLC, the general partner of Williams Partners L.P., and Williams Pipeline GP LLC, the general partner of Williams Pipeline Partners L.P.

Mr. Malcolm currently serves as a director of BOK Financial Corporation. He is also a member of the Board of Directors of ONEOK Partners GP, L.L.C. Mr. Malcolm also serves on the boards of the YMCA of Greater Tulsa, St. John Medical Center, University of Tulsa Board of Trustees, Tulsa Metro Chamber of Commerce, and Tulsa Educare, and is a member of the American Petroleum Institute (Executive Committee), The Business Roundtable, the Oklahoma Business Roundtable, the National Petroleum Council, America’s Natural Gas Alliance (ANGA), the American Exploration & Production Council, and the 25 Year Club of the Petroleum Industry. In light of Mr. Malcolm’s extensive industry, financial, corporate governance, public policy and government, operating and compensation experience, and strong record of leadership and strategic vision, the Board of Directors has concluded that Mr. Malcolm should continue as a member of our Board.

Jim W. Mogg

Age 63

(Director since 2007)

Mr. Mogg served as Chairman of the Board of DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, L.P., from August 2005 to April 2007. In addition to presiding over board meetings and providing strategic oversight, he was involved in launching DCP Midstream Partners as a public company. From January 2004 to September 2006, Mr. Mogg served as Group Vice President, Chief Development Officer and advisor to the Chairman of Duke Energy Corporation and, in that capacity, was responsible for the merger and acquisition, strategic planning and human resources activities of Duke Energy. Additionally, Duke Energy affiliates Crescent Resources and Teppco Partners, LP reported to Mr. Mogg, and he was the executive sponsor of Duke Energy’s Finance and Risk Management Committee of the Board of Directors. Mr. Mogg served as President and Chief Executive Officer of DCP Midstream, LLC from December 1994 to March 2000, and as Chairman, President, and Chief Executive Officer from April 2000 through December 2003. Under Mr. Mogg’s leadership, DCP Midstream became the nation’s largest producer of natural gas liquids and one of the largest gatherers and processors of natural gas. DCP Midstream achieved this significant growth via acquisitions, construction and optimization of assets. DCP Midstream was the general partner of TEPPCO Partners, LP and, as a result, Mr. Mogg was Vice Chairman of TEPPCO Partners, LP from April 2000 to May 2002 and Chairman from May 2002 to February 2005. Mr. Mogg serves on the Board of Directors of Bill Barrett Corporation, where he is currently the lead director, and is non-executive Chairman of the Board of First Wind Holdings, Inc. He is also a member of the Board of Directors of ONEOK Partners GP, L.L.C.

Mr. Mogg has extensive senior management experience in a variety of sectors in the oil and natural gas industry as a result of his service at DCP Midstream Partners and Duke Energy where he has demonstrated a strong record of achievement and sound judgment. As the executive responsible for numerous merger and acquisition transactions at DCP Midstream Partners, Teppco Partners, and Duke Energy Corporation, he has significant experience in assessing acquisition opportunities and in structuring, financing and completing merger and acquisition transactions. In addition, Mr. Mogg’s current and previous directorships at other companies, including publicly traded master limited partnerships, provide him with extensive corporate and limited partnership governance experience. As a result of his experience, Mr. Mogg is qualified to analyze the various financial and operational aspects of the company. In light of Mr. Mogg’s extensive industry and executive managerial experience and knowledge, the Board of Directors has concluded that Mr. Mogg should continue as a member of our Board.

Pattye L. Moore

Age 54

(Director since 2002)

Ms. Moore currently serves as the non-executive Chairman of the Board of Red Robin Gourmet Burgers (NASDAQ: RRGB). In addition, Ms. Moore is a business strategy consultant, speaker and the author of Confessions from the Corner Office, a book on leadership instincts published by Wiley & Sons in 2007. She also serves on the Board of Directors for QuikTrip Corporation and Giant Impact.

Ms. Moore served on the Board of Directors for Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her 12 years at Sonic, including Executive Vice President, Senior Vice President-Marketing and Brand Development and Vice President-Marketing.

Ms. Moore has extensive senior management, marketing, business strategy, brand development and corporate governance experience as a result of her service at Red Robin and Sonic, her service on other boards and her consulting career. In her role as President of Sonic Corp., Ms. Moore was responsible for company and franchise operations, purchasing and distribution, marketing and brand development for the 3,000-unit chain with over $3 billion in system wide sales. As a business strategy consultant and as a board member, Ms. Moore has extensive experience in leadership, management development and strategic planning. In addition, Ms. Moore’s directorships at other companies provide her with extensive corporate governance and executive compensation experience. Ms. Moore also has extensive experience as a member of the board of directors of numerous non-profit organizations, including serving as Chairman of the Board of the National Arthritis Foundation. In light of Ms. Moore’s extensive executive managerial experience and her leadership skills, our Board of Directors has concluded that Ms. Moore should continue as a member of our Board.

Gary D. Parker

Age 66

(Director since 1991)

Mr. Parker, a certified public accountant, is the senior shareholder of Moffitt, Parker & Company, Inc. and has been President of the firm since 1982. He is a director of First Muskogee Financial Corporation and the First National Bank of Muskogee in Muskogee, Oklahoma. In addition, he currently serves as a director/trustee of several state and local civic and not-for-profit organizations.

Mr. Parker has extensive public accounting practice experience and expertise in accounting, auditing, financial reporting, taxation and management consulting. Mr. Parker’s operational and entrepreneurial experience, background in public accounting and his directorships at ONEOK, Inc. and other companies provide him with comprehensive financial, audit and executive compensation experience. Mr. Parker’s directorships at other companies also provide him with extensive corporate governance experience. In light of Mr. Parker’s extensive accounting, finance and audit experience, our Board of Directors has concluded that Mr. Parker should continue as a member or our Board.

Eduardo A. Rodriguez

Age 56

(Director since 2004)

Mr. Rodriguez is President of Strategic Communications Consulting Group. Mr. Rodriguez previously served as Executive Vice President of Hunt Building Corporation, a privately held company engaged in construction and real estate development headquartered in El Paso, Texas. He also served as a member of the Board of Directors of Hunt Building Corporation. Prior to his three years with Hunt Building Corporation, Mr. Rodriguez spent 20 years in the electric utility industry at El Paso Electric Company, a publicly traded, investor-owned utility, where he served in various senior-level executive positions, including General Counsel, Senior Vice President for Customer and Corporate Services, Executive Vice President and as Chief Operating Officer. Mr. Rodriguez is a licensed attorney in Texas and New Mexico, and is admitted to the United States District Court for the Western District of Texas. Mr. Rodriguez has had extensive senior management, operational, entrepreneurial and legal experience in a variety of industries as result of his service at Strategic Communications Consulting Group, Hunt Building Corporation and El Paso Electric Company.

Mr. Rodriguez has engaged in the practice of law for over 30 years. In addition to his extensive legal experience, Mr. Rodriguez’s senior management positions have included responsibility for strategic planning, corporate governance and regulatory compliance. In these positions he has demonstrated a strong record of achievement and sound judgment. Mr. Rodriguez has also shown leadership and has been effective in his role as the independent chair of our Audit Committee. In light of Mr. Rodriguez’s extensive legal and business experience and knowledge, our Board of Directors has concluded that Mr. Rodriguez should continue as a member of our Board.

Gerald B. Smith

Age 61

(Director since 2009)

Mr. Smith is Chairman and Chief Executive Officer of Smith, Graham & Co., Investment Advisors L.P., a global investment management firm, which was founded in 1990. He is a member of the board of trustees of Charles Schwab Family of Funds; lead independent director and member of the Management Development and Compensation Committee, as well as the committee on Nominations and Corporate Governance of Cooper Industries; and a former director of the Fund Management Board of Robeco Group, Rorento N.V. (Netherlands). Mr. Smith is also a member of the Federal Reserve Board—Dallas District—Houston Branch. He is also a member of the Board of Directors of ONEOK Partners GP, L.L.C.

Mr. Smith has extensive financial, operational, management, investment and risk-management experience as a result of his long-term tenure as Chairman and Chief Executive Officer of Smith, Graham & Co., Investment Advisors L.P., where he has a strong record of achievement, sound judgment and risk management. Mr. Smith’s current and former board memberships at other companies and institutions also provide him with extensive corporate governance experience. In light of Mr. Smith’s significant executive managerial and financial experience and knowledge, our Board of Directors has concluded that Mr. Smith should continue as a member of our Board.

David J. Tippeconnic

Age 72

(Director since 2006)

Mr. Tippeconnic is Chief Executive Officer of Arrow-Magnolia International Inc. After retiring from CITGO Petroleum Corp., he has served as Interim Chief Executive Officer and later as Chairman of the Board of Cherokee Nation Entertainment from 2001 to 2004. From 1997 through 2000, Mr. Tippeconnic served as President, Chief Executive Officer and as a member of the Board of Directors of CITGO Petroleum Corp. From 1995 to 1997, he was President, Chief Executive Officer and a member of the Executive Committee for UNO-VEN Company. Mr. Tippeconnic spent 33 years with Phillips Petroleum Company, retiring as Executive Vice President, President of Phillips 66 Company and a member of the Board of Directors. He is a director of Matrix Services Company and RIVE Technology, Inc.

Mr. Tippeconnic is a chemical engineer and has extensive senior management and operational experience in the oil and gas industry as a result of his service at Arrow Magnolia International, Inc., CITGO Petroleum Corp., UNO-VEN Company and Phillips Petroleum Company, where he has demonstrated a strong record of achievement and sound judgment. He has direct operational and management experience in crude oil, natural gas liquids and natural gas gathering, processing, transportation and marketing. He also has direct experience in engineering process design and construction and strategic planning in the oil and gas industry. Mr. Tippeconnic’s directorships at other companies also provide him with extensive corporate governance experience. Mr. Tippeconnic currently serves as chair of our Corporate Governance Committee and is our lead independent director. In light of Mr. Tippeconnic’s extensive executive managerial and financial experience and knowledge, our Board of Directors has concluded that Mr. Tippeconnic should continue as a member of our Board.

PROPOSAL 2—RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OF ONEOK, INC. FOR THE YEAR ENDING DECEMBER 31, 2012

Ratification of Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2012

Our Board of Directors has ratified the selection by our Audit Committee of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2012. In carrying out its duties in connection with the 2011 audit, PricewaterhouseCoopers LLP had unrestricted access to our Audit Committee to discuss audit findings and other financial matters.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Approval of this proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Abstentions will have the effect of a vote against the proposal.

Your Board unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP’s selection as our independent registered public accounting firm for 2012.

Audit and Non-Audit Fees

Audit services provided by PricewaterhouseCoopers LLP during the 2011 and 2010 fiscal years included an integrated audit of our consolidated financial statements and internal control over financial reporting, review of our unaudited quarterly financial statements, consents and review of documents filed with the Securities and Exchange Commission, and performance of certain agreed-upon procedures. No non-audit or tax services were rendered by PricewaterhouseCoopers LLP during 2010 or 2011.

The following table presents fees billed for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2011, and 2010.

	2011	2010
	(Thousands of dollars)
Audit fees	$1,153.1	$1,130.6
Audit related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—

Total	$1,153.1	$1,130.6

Audit Committee Policy on Services Provided by the Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission and NYSE policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of our independent auditor. In furtherance of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services provided by our independent auditor.

Prior to engagement of PricewaterhouseCoopers LLP as our independent auditor for the 2012 audit, a plan was submitted to and approved by the Audit Committee setting forth the audit services expected to be rendered during 2012, which are comprised of work performed in the audit of our financial statements and to attest and report on our internal controls over financial reporting, as well as work that only the independent auditor can reasonably be expected to provide, including quarterly review of our unaudited financial statements, comfort letters, statutory audits, attest services, consents and assistance with the review of documents filed with the Securities and Exchange Commission.

Audit fees are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus budgeted fees periodically during the year by category of service.

The Audit Committee has adopted a policy that provides that fees for audit, audit related and tax services that are not included in the independent auditor’s annual services plan, and for services for which fees are not determinable on an annual basis, are pre-approved if the fees for such services will not exceed $75,000. In addition, the policy provides that the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

2012 Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors with the oversight of the integrity of the company’s financial statements and internal controls, the company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the company’s independent registered public accounting firm and the performance of the company’s internal audit function. The Audit Committee’s function is more fully described in its charter, which the Board has adopted. The charter is on and may be printed from the company’s website at www.oneok.com and is also available from the company’s corporate secretary upon request. The Audit Committee reviews the charter on an annual basis. The Board of Directors annually reviews the definition of “independence” for audit committee members contained in the listing standards for the NYSE and applicable rules of the Securities and Exchange Commission, as well as our director independence guidelines, and has determined that each member of the Audit Committee is independent under those standards.

Management is responsible for the preparation, presentation and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the company’s consolidated financial statements and the company’s internal control over financial reporting and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, regarding the fair and complete presentation of the company’s financial results and management’s report on its assessment of the company’s internal control over financial reporting. The Audit Committee has discussed the significant accounting policies applied by the company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.

The Audit Committee has also reviewed and discussed with both management and the independent registered public accounting firm management’s assessment of the company’s internal control over financial reporting. In addition, the Audit Committee has discussed the independent auditor’s report on the company’s internal control over financial reporting. The Audit Committee has also discussed with the company’s independent auditor the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard AU Section 380 (“The Auditor’s Communication With Those Charged With Governance”) and Rule 2-07 of the Securities and Exchange Commission’s Regulation S-X (“Communication with Audit Committees”).

In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from the company and its management, including the matters in the written disclosures and the letter received from PricewaterhouseCoopers LLP as required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence. While no non-audit services were provided by PricewaterhouseCoopers LLP in 2010 or 2011, the Audit Committee will also consider in the future whether the provision of non-audit services to the company by PricewaterhouseCoopers LLP is compatible with maintaining that firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the company and its management.

The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, the assessments of the company’s internal control over financial reporting and the overall quality of the company’s financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the company as of and for the year ended December 31, 2011, in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Julie H. Edwards, Chair

Steven J. Malcolm, Vice Chair

James C. Day

William L. Ford

Gary D. Parker

Gerald B. Smith

PROPOSAL 3—INCREASE OF 150,000 SHARES OF ONEOK, INC.

COMMON STOCK FOR ISSUANCE UNDER THE ONEOK, INC.

EMPLOYEE STOCK AWARD PROGRAM

Our Board of Directors has approved and unanimously recommends that shareholders approve a 150,000 share increase (subject to the effect, set forth below, of the stock split that is described in Proposal 5) in the number of shares of our common stock available for issuance under our Employee Stock Award Program (which we refer to as the “ESA Program”). Currently, there are 300,000 shares authorized for issuance under the ESA Program. As of December 23, 2011, the maximum number of shares available for issuance under the ESA Program had been issued to eligible employees. From that date and through March 1, 2012, an additional 9,550 shares were deemed earned by employees under the ESA Program as a result of the continued increase in our stock price, subject to approval by our shareholders of this proposal and, in the case of each employee, his or her continued employment with the company as of the date of this meeting. If this Proposal 3 is approved and shareholders also approve Proposal 5 to amend the Amended and Restated Certificate of Incorporation and the related stock split is implemented, the additional number of shares of common stock subject to this proposal and the number of shares that remain available for future issuance under the ESA Program following the stock split will be multiplied by two, effective upon the stock split.

Material Terms of Our ESA Program

Our ESA Program provides for the issuance, for no consideration, to all eligible employees, of one share of our common stock when the per share closing price of our common stock on the NYSE was for the first time

$26 per share, and one additional share of our common stock to all eligible employees when the closing price of our common stock on the NYSE is for the first time at or above each one-dollar increment above $26 per share. The purpose of the ESA Program is to provide an incentive to our eligible employees for their contributions toward the success of the company as reflected in our common stock price. All full-time employees and employees on short-term disability are eligible to participate in the ESA Program. At March 1, 2012, 4,761 employees were participating in the ESA Program.

If Proposal 5 to amend the Amended and Restated Certificate of Incorporation is approved and the related stock split is implemented, the next closing price threshold for an award of shares under the ESA Program will be adjusted for the stock split to be the next whole dollar price above the amount that is 50 percent of the highest closing price of our common stock prior to the effective date of the stock split. Following the stock split and such adjustment, each subsequent threshold for an award of shares under the ESA Program will continue to be at one dollar increments above the initial adjusted post-split threshold.

At the annual meeting, our shareholders will be asked to approve a 150,000 share increase in the number of shares of our common stock available for issuance under the ESA Program. Currently, there are 300,000 shares authorized for issuance under the ESA Program. As of December 23, 2011, the maximum number of shares available for issuance under the ESA Program had been issued to eligible employees. From that date and through March 1, 2012, an additional 9,550 shares were deemed earned by employees under the ESA Program as a result of the continued increase in our stock price and additional shares will continue to be earned through the date of this meeting, subject to approval by our shareholders of this proposal and, in the case of each employee, his or her continued employment with us as of the date of this meeting. If Proposal 3 is approved by shareholders, effective immediately after the shareholders approval of Proposal 5 to amend the Amended and Restated Certificate of Incorporation and the related implementation of the stock split, the additional number of shares of common stock subject to this proposal and the number of shares that remain available for future issuance under the ESA Program will be multiplied by two. Following approval by the shareholders of this Proposal 3, the total number of shares available for issuances (past and future) under the ESA Program will represent less than 1 percent of our issued and outstanding shares. The proposed increase would allow for sufficient shares to continue being available under the ESA Program to reward and motivate our employees.

New Plan Benefits

It is not possible to determine specific amounts that may be issued under the ESA Program because the number of shares of stock issued will depend on the value of our common stock.

Federal Tax Consequences

The fair market value of a share of stock issued to an employee under the ESA Program is treated as taxable compensation income realized by the employee. Subject to complying with withholding requirements, the company is entitled to a deduction for federal income tax purposes at the time such compensation income is realized by the employee, in an amount equal to the income realized by the employee. Effective January 1, 2012, we eliminated the tax gross-up feature of the ESA program.

Vote Required and Board Recommendation

We believe we have followed sound corporate governance practices and have delivered on our commitment to provide shareholder value. Without approval of the additional shares for issuance under the ESA Program, our ability to reward our employees for their continuing contributions to the success of our company will be impaired. Your approval of the additional shares for issuance under the ESA Program is important in order to enable us to continue to do so.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Abstentions will have the effect of a vote against the proposal.

Your Board of Directors unanimously recommends a vote FOR the approval of this proposal.

PROPOSAL 4—AMENDMENT AND RESTATEMENT OF THE ONEOK, INC. EMPLOYEE STOCK

PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF ONEOK, INC.

COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN

Our Board of Directors has approved and unanimously recommends that shareholders approve the amendment and restatement of the Employee Stock Purchase Plan, as amended (which we refer to as the “ESP Plan”), pursuant to which the number of shares of our common stock that we may issue under the ESP Plan will increase by 1,000,000 shares (subject to the effect, as set forth below, of the stock split which is described in Proposal 5). Currently, there are 4,800,000 shares authorized for issuance under the ESP Plan, of which 389,237 remained available for future issuance as of March 1, 2012. This increase in the number of shares would allow sufficient shares to continue to be available under the ESP Plan to reward and motivate employees and to attract new employees in the future. If this Proposal 4 is approved and shareholders also approve Proposal 5 to amend the Amended and Restated Certificate of Incorporation and the related stock split is implemented, the additional number of shares of common stock subject to this proposal and the number of shares that remain available for future issuance under the ESP Plan following the stock split will be multiplied by two, effective upon the stock split.

The ESP Plan was adopted originally by our Board of Directors in August of 1995 and approved by our shareholders in January of 1996. The ESP Plan allows our eligible employees to purchase our common stock at a discount from the market value of the shares. The purposes of the ESP Plan are to offer employees an inducement to acquire an ownership interest in our company on a tax-favored basis and to give employees an interest in our company aligned with and parallel to the interests of our shareholders generally.

Material Terms of the ESP Plan

The following is a summary of the material terms of the ESP Plan, as amended and restated. This summary is subject to and qualified by reference to the actual text of the ESP Plan, as amended, a complete copy of which is attached as Appendix I to this Proxy Statement.

Administration of the ESP Plan.    The Executive Compensation Committee (the “Committee”) of our Board administers the ESP Plan. The Committee members must be members of our Board who are not officers or employees of the company. All members of the Committee are independent directors. Subject to the terms and conditions of the ESP Plan, the Committee has full power and authority to interpret, administer, construe and approve transactions under the ESP Plan.

Shares Available Under the ESP Plan.    At the annual meeting, our shareholders will be asked to approve a 1,000,000 share increase in the number of shares of our common stock available for issuance under the ESP Plan. Currently, there are 4,800,000 shares authorized for issuance under the ESP Plan, of which 389,237 remained available for future issuance as of March 1, 2012. If this Proposal 4 is approved and shareholders also approve Proposal 5 to amend the Amended and Restated Certificate of Incorporation and the related stock split is implemented, the additional number of shares of common stock subject to this proposal and the number of shares that remain available for future issuance under the ESP Plan following the stock split will be multiplied by two, effective upon the stock split. These shares may be issued from treasury shares, from shares purchased on the open market or from private sources, or from our authorized, but unissued, shares.

Eligibility for Participation in the ESP Plan.    The persons who are eligible to participate in the ESP Plan are our employees who are designated by the Committee as participating employees. The Committee has designated that eligible employees are those who work more than 20 hours per week and five months in a calendar year, or who meet such lesser customary employment and service requirements as the Committee may specify from time to time on a uniform and non-discriminatory basis. All of our employees, including all of our officers, satisfy these criteria and are eligible to participate in the ESP Plan. As of December 31, 2011, approximately 4,446 employees were eligible to participate in the ESP Plan and, as of March 1, 2012, approximately 2,978 employees were actual participants for the 2012 ESP Plan year.

Offering Periods.    The duration of each offering period is determined by the Committee but may not exceed 27 months. The Committee also determines the date on which each offering period will begin. The ESP Plan provides that, unless the Committee determines otherwise, a new offering period will begin in the first payroll period coinciding with or next following January 1 of each year and will extend until the next offering commences. The Committee may at any time suspend or accelerate the completion of an offering period, including upon or in contemplation of a change in control of the company.

Purchase Limitations Under the ESP Plan.    The Committee has prescribed that an eligible employee may contribute up to a maximum of 10 percent of his or her base compensation, subject to a maximum contribution of $25,000, for purchase of shares under the ESP Plan. The Committee may, but is not required to, permit employee contributions to be made by means other than payroll deductions. Payroll deductions are accumulated, along with any other allowed employee contributions (e.g., lump sum contributions), to purchase shares of common stock at the end of the offering period. The Committee may allow a participant to increase, decrease or suspend payroll deductions during an offering period or withdraw from participation in an offering at any time. If a participant’s employment terminates for any reason before the end of an offering period, his or her participation in any offering ceases immediately, and any accumulated employee contributions are paid to such participant. No participant may purchase more than $25,000 of our common stock in any offering period, measured by the average of the high and low sale prices of our common stock on the first day of the offering period. For purposes of determining this limitation with respect to the offering period that includes the stock split, if this Proposal 4 is approved and shareholders also approve Proposal 5 to amend the Amended and Restated Certificate of Incorporation and the related stock split is implemented, the sale prices of our common stock on the first day of such offering period will be divided by two.

Purchase Price.    Unless the Committee otherwise determines, the purchase price of the shares of our common stock sold in each offering period will be the lesser of (a) 85 percent of the fair market value of our common stock at the beginning of the offering period, or (b) 85 percent of the fair market value of our common stock at the end of such offering period. In its discretion, the Committee may set a higher (but not a lower) purchase price in advance of any offering period and may permit employee contributions to be made by means in addition to payroll deductions (such as lump sum payments). Under the ESP Plan, the fair market value of a share of our common stock on a particular date is generally equal to the average of the high and low sale prices of our common stock in consolidated trading on such date as reported by The Wall Street Journal or another reputable source designated by the Committee. If this Proposal 4 is approved and shareholders also approve Proposal 5 to amend the Amended and Restated Certificate of Incorporation and the related stock split is implemented, the purchase price in respect of shares of common stock at the beginning of the offering period that includes the stock split will be divided by two.

Amendment or Termination of the ESP Plan.    The ESP Plan may be amended or terminated by our Board without shareholder approval unless shareholder approval of the amendment or termination is required under applicable law. The provisions of the ESP Plan that determine the amount, price and timing of option grants to our executive officers and directors may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, unless the company’s General Counsel determines that such restriction on amendments is not necessary to secure or maintain any exemption from Section 16 of the Securities Exchange Act of 1934, as amended, for which the company intends such executive officers and directors to qualify. The ESP Plan will continue in effect until all shares authorized to be sold thereunder have been sold, subject to the right of the Board to terminate the ESP Plan at any earlier time.

New Plan Benefits

It is not possible to determine specific amounts that may be issued under the ESP Plan because we cannot determine who will elect to participate in the ESP Plan in the future, the amount that such employees will elect to contribute or the number or price of shares that may be purchased under the ESP Plan. As such, no information is provided concerning the benefits to be delivered under the ESP Plan to any individual or group of individuals.

Federal Income Tax Consequences

The ESP Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. As a result, participants will be afforded favorable tax treatment under Sections 421 and 423 of the Internal Revenue Code. A participant in an offering under the ESP Plan will not recognize income subject to federal income tax at the commencement of an offering period or at the time shares are purchased. No federal income tax consequences result to the company at the commencement of an offering period under the ESP Plan, upon the subsequent purchases of common stock by participants, or upon the disposition of shares acquired under the ESP Plan, other than with respect to a disqualifying disposition. If no disposition of the shares purchased in an offering period is made within two years from the commencement of such offering period, nor within one year from the date the shares are transferred to the employee, then upon subsequent disposition of the shares, ordinary income may be recognized by the participant, depending upon the purchase price formula applicable to that offering, on up to 15 percent of the market price of the shares on the commencement date of the offering period. Any additional gain realized will be capital gain. Any loss realized by an employee upon disposition of the shares will constitute a capital loss.

If the shares are disposed of within either the two-year or one-year periods referenced above (a “disqualifying disposition”), the participant will recognize ordinary income at the time of such disposition in an amount equal to the difference between the fair market value of the shares at the time such shares were purchased and the purchase price of the shares, and the company will generally be entitled to a corresponding deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the participant and will not be deductible by the company.

Vote Required and Board Recommendation

We believe we have followed sound corporate governance practices and have delivered on our commitment to provide shareholder value. Without approval of the amended and restated ESP Plan, our ability to continue to attract and retain executives and key employees will be impaired. Your approval of the amended and restated ESP Plan is important in order to enable us to continue to retain and attract the most qualified talent in our industry.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Abstentions will have the effect of a vote against the proposal.

Your Board of Directors unanimously recommends a vote FOR the approval of this proposal.

PROPOSAL 5—AMENDMENT TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF ONEOK, INC. COMMON STOCK IN CONNECTION

WITH THE COMPANY’S ANNOUNCED TWO-FOR-ONE STOCK SPLIT

On February 15, 2012, the Board voted to recommend to our shareholders that the number of authorized shares of the company’s common stock be increased to 600,000,000 shares from 300,000,000 shares in connection with our announced two-for-one stock split. The stock split will be effected in the form of a stock dividend of one share of our common stock for each share of our common stock outstanding on May 24, 2012, the record date for the stock split. The stock split is conditioned upon approval by our shareholders of the proposed amendment.

Reasons for the Proposed Amendment

The principal reason for the proposed amendment is to implement our announced stock split. As of March 1, 2012, 122,911,140 shares of our common stock, $0.01 par value, were issued, of which 103,919,156 shares were outstanding and 18,991,984 shares were held by the company as treasury shares. Additionally, approximately 13,807,969 shares were reserved for issuance pursuant to director and employee equity compensation, incentive and benefit plans. While the current number of authorized and unissued and unreserved shares of our common stock is sufficient to effect the stock split, in addition to shares held as treasury shares, only 64,545,750 unissued and unreserved authorized shares would remain following the split if the proposed amendment were not adopted. Our Board believes that such a limited number of available unissued and unreserved shares would not be sufficient for possible future corporate needs such as equity financings, employee benefit plans and other proper corporate purposes and, accordingly, has conditioned the stock split on approval of the proposed amendment by our shareholders.

Assuming the increase in the number of authorized shares of common stock and the stock split were effective as of March 1, 2012, 207,838,312 shares would be outstanding, 37,983,968 shares would be held by the company as treasury shares, 27,615,938 shares would be reserved for issuance pursuant to its equity compensation, incentive and benefit plans (after making appropriate adjustments under these plans to reflect the stock split) and 364,545,750 shares, in addition to shares held as treasury shares, would be unissued and unreserved, and authorized and available for issuance by the company. Our Board believes that it is in the best interest of the company and its shareholders to increase the number of authorized shares of our common stock in order to implement the stock split and to maintain, following the split, sufficient authorized but unissued and unreserved shares available for issuance to meet valid business needs as they arise Such business needs may include future stock dividends or splits, equity financings, acquisitions, adopting new or modifying current employee benefit plans and other proper corporate purposes identified by our Board in the future. If the proposed amendment is approved, the additional shares will be available for issuance from time to time by the company, in the discretion of our Board, without further authorization or vote of the company’s shareholders unless such authorization is required by law or the rules of the New York Stock Exchange or any other securities exchange on which shares of our common stock are then listed.

Our Board believes that the proposed amendment to increase the number of authorized shares of common stock will, after the split, make available a sufficient number of authorized but unissued and unreserved shares should we decide to use shares of our common stock for one or more of the referenced corporate purposes or otherwise. We may seek a further increase in authorized shares from time to time in the future as considered appropriate by our Board.

Purpose of the Stock Split

The proposed split of our common stock is intended to result in a trading range for our common stock that is more attractive to certain investors and more consistent with that of the company’s peer group. The closing price of the company’s common stock on the New York Stock Exchange on March 1, 2012, was $82.60 per share, and trading prices in the month of February 2012 ranged from $80.11 to $84.42 per share. These trading prices are higher than that of many other major companies, including many in our peer group, and may be less attractive to certain investors.

Stock Split Implementation

If the proposed amendment is approved, holders of record of our common stock as of the close of business on May 24, 2012 will receive, as a stock dividend, one additional share of common stock for each share of common stock owned as of that date. The shareholders of the company as of the stock split record date will not pay, and the company will not receive, any payment or other consideration for the additional shares that will be issued or the adjustments that will be made pursuant to the stock split. A shareholder’s equity interest in the company will not increase as a result of the stock split. The company will apply to the New York Stock Exchange for listing of the additional shares of common stock to be issued if the proposed amendment is approved.

HOLDERS OF OUR COMMON STOCK SHOULD RETAIN THEIR COMMON STOCK CERTIFICATES ISSUED BEFORE THE STOCK SPLIT RECORD DATE, AND THOSE CERTIFICATES ISSUED PRIOR TO THAT DATE WILL CONTINUE TO REPRESENT THE NUMBER OF SHARES OF COMMON STOCK EVIDENCED BY THE CERTIFICATE.

Wells Fargo Shareowner Services, our stock transfer agent, will deliver the additional shares of common stock that each holder of common stock as of the split record date is entitled to receive as a result of the stock split registered in uncertificated book-entry form (unless a shareholder requests a certificate as described below). As a result, instead of receiving common stock certificates, shares will be held with Wells Fargo Shareowner Services, which will serve as the record keeper for all shares of common stock being issued in connection with the stock split and shareholders will receive account statements reflecting their ownership interest in such shares. Any shareholder who wants to receive a physical certificate evidencing shares of common stock issued in the stock split will be able to obtain a certificate at no charge by contacting Wells Fargo Shareowner Services at 1-866-235-0232.

Holders of common stock whose shares are held in the name of a broker, bank or other holder of record in “street name” also will not receive certificates representing the new shares. Instead, their accounts will be credited with the new shares in accordance with the procedures used by their broker or nominee.

Accounting Effects of the Proposed Stock Split

If the proposed amendment is approved, an amount equal to the par value of shares issued in the stock split will be transferred from the company’s additional paid-in capital account to its common stock account. The $0.01 par value of our common stock will not change.

Tax Effects of the Stock Split

The company has been advised that the proposed stock split will result in no gain or loss or realization of taxable income to owners of our common stock under existing United States federal income tax laws. The tax basis of each share of common stock held immediately before the stock split will be allocated pro rata between the original share and the new share of common stock distributed with respect to the original share. Each new share will be deemed to have been acquired at the same time as the original share with respect to which the new share was issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares, and stockholders are urged to consult their own tax advisers.

Anti-Takeover Effects of the Proposed Amendment

In addition to the corporate purposes described above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board. As is presently the case, availability for issuance of additional shares of our common stock could enable the Board to render more difficult or discourage an attempt to obtain control of the company. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the company. In addition, the increased shares authorized by the proposed amendment could permit our Board to issue shares to persons supportive of management’s position. Such persons might then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable by our Board, although perceived to be desirable by some shareholders. Our Board has not proposed the amendment with the intention of discouraging any takeover attempt and has no current plans or commitments to issue additional shares of common stock other than in connection with the stock split and the company’s current equity-based compensation, incentive and benefit programs.

Additional Effects of the Stock Split

Upon completing the stock split, appropriate adjustments will be made to stock options and other stock-based instruments awarded and to be awarded under our equity-based compensation, incentive and benefit programs.

Under Oklahoma law, our shareholders are not entitled to dissenters’ rights with respect to the proposed amendment to the company’s Amended and Restated Certificate of Incorporation. Further, our shareholders do not have pre-emptive rights, which means they do not have the right to purchase shares in any future issuance of common stock in order to maintain their proportionate equity interests in our company.

Although the Board will authorize the further issuance of common stock after the stock split only when it considers such issuance to be in the best interests of the company and our shareholders, shareholders should recognize that any such issuance of additional stock will have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and the equity and voting rights of holders of shares of common stock.

Vote Required and Board Recommendation

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote. Abstentions will have the effect of a vote against the proposal.

Your Board of Directors recommends that you vote “FOR” approval of this proposal.

STOCK OWNERSHIP

Holdings of Major Shareholders

The following table sets forth the beneficial owners of 5 percent or more of our common stock known to us at February 1, 2012.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (5)
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	7,724,561 (1)	7.5% (1)

Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,494,634 (2)	5.3% (2)

Common Stock	State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	5,448,954 (3)	5.3% (3)

Common Stock	FMR LLC 82 Devonshire Street Boston, MA 02109	7,036,983 (4)	6.8% (4)

(1)	Based upon an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012, in which BlackRock, Inc. reported that, as of December 31, 2011, BlackRock, Inc. through certain of its subsidiaries, beneficially owned in the aggregate 7,724,561 shares of our common stock with respect to which BlackRock, Inc. had sole dispositive and sole voting power.

(2)	Based upon an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 8, 2012, in which The Vanguard Group, Inc. reported that, as of December 31, 2011, The Vanguard Group, Inc. directly and through its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, beneficially owned in the aggregate 5,494,634 shares of our common stock . Of such shares, The Vanguard Group, Inc. reported it had sole dispositive power with respect to 5,354,402 shares and has shared dispositive power, and sole voting power, with respect to 140,232 shares.

(3)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2012, in which State Street Corporation reported that, as of December 31, 2011, State Street Corporation through certain of its direct or indirect subsidiaries, beneficially owned in the aggregate 5,448,954 shares of our common stock with respect to which State Street Corporation had shared dispositive and shared voting power.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012, in which FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, reported that as of December 31, 2011, FMR LLC and Mr. Johnson, through certain wholly-owned subsidiaries of FMR LLC and related parties, beneficially owned in the aggregate 7,036,983 shares of our common stock. Of such shares, each of FMR LLC and Mr. Johnson reported that it had sole dispositive power with respect to 7,036,983 shares and sole voting power with respect to 380,974 shares.

(5)	The percent of voting securities owned is based on the number of outstanding shares of our common stock on February 1, 2012.

Holdings of Officers and Directors

The following table sets forth the number of shares of our common stock and the number of common units of our affiliate, ONEOK Partners, L.P., beneficially owned as of February 1, 2012, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table for Fiscal 2011 under the caption “Executive Compensation” in this proxy statement, and (3) all directors and executive officers as a group.

Name of Beneficial Owner	Shares of ONEOK Common Stock Beneficially Owned (1)	ONEOK Directors’ Deferred Compensation Plan Phantom Stock (2)	Total Shares of ONEOK Common Stock Beneficially Owned Plus ONEOK Directors’ Deferred Compensation Plan Phantom Stock	ONEOK Percent of Class (3)	Common Units of ONEOK Partners Beneficially Owned (4)	ONEOK Partners Percent of Class (5)
James C. Day (6)	16,300	13,287	29,587	*	—	*
Curtis L. Dinan (7)	35,849	—	35,849	*	20,000	*
Julie H. Edwards	14,755	—	14,755	*	—	*
William L. Ford	21,281	66,555	87,836	*	—	*
John W. Gibson (8)	247,635	—	247,635	*	43,000	*
Bert H. Mackie (9)	19,238	40,342	59,580	*	—	*
Steven J. Malcolm (10)	666	—	666	*	—	*
Robert F. Martinovich (11)	21,624	—	21,624	*	288	*
Jim W. Mogg	—	14,550	14,550	*	2,000	*
Pattye L. Moore	1,000	34,481	35,481	*	1,400	*
Pierce H. Norton II	45,925	—	45,925	*	13,556	*
Gary D. Parker (12)	19,662	26,329	45,991	*	—	*
Eduardo A. Rodriguez	8,324	898	9,222	*	—	*
Gerald B. Smith	750	7,269	8,019	*	—	*
Terry K. Spencer	54,076	—	54,076	*	—	*
David J. Tippeconnic	1,000	19,791	20,791	*	—	*
All directors and executive officers as a group	509,573	223,502	733,075	*	80,244	*

*	Less than 1 percent.

(1)	Includes shares of common stock held by members of the family of the director or executive officer for which the director or executive officer has sole or shared voting or investment power, shares of common stock held in our Direct Stock Purchase and Dividend Reinvestment Plan, shares held through our Thrift Plan and shares that the director or executive officer had the right to acquire within 60 days of February 1, 2012.

The following table sets forth for the persons indicated the number of shares of our common stock (a) which such persons had the right to acquire within 60 days after February 1, 2012, (all such shares are issuable upon the exercise of stock options granted under our Long-Term Incentive Plan or our Stock Compensation Plan for Non-Employee Directors) and (b) which are held on the person’s behalf by the Trustee of our Thrift Plan (no shares were held by the persons indicated in our Profit Sharing Plan) as of February 1, 2012.

Executive Officer/Director	Stock Options Exercisable within 60 Days	Stock Held by Thrift Plan
James C. Day	—	—
Curtis L. Dinan	—	8,116
Julie H. Edwards	—	—
William L. Ford	—	—
John W. Gibson	—	8,564
Bert H. Mackie	—	—
Steven J. Malcolm	—	—
Robert F. Martinovich	—	3,743
Jim W. Mogg	—	—
Pattye L. Moore	10,000	—
Pierce H. Norton II	—	—
Gary D. Parker	—	—
Eduardo A. Rodriguez	—	—
Gerald B. Smith	—	—
Terry K. Spencer	—	7,436
David J. Tippeconnic	—	—
All directors and executive officers as a group	10,000	28,214

(2)	Represents shares of phantom stock credited to a director’s account under our Director’s Deferred Compensation Plan. Each share of phantom stock is equal to one share of our common stock. Phantom stock has no voting or other shareholder rights, except that dividend equivalents are paid on phantom stock and reinvested in additional shares of phantom stock based on the average of the high and low trading prices of our common stock on the New York Stock Exchange on the date the dividend equivalent was paid. Shares of phantom stock do not give the holder beneficial ownership of any shares of our common stock because they do not give such holder the power to vote or dispose of any shares of our common stock.

(3)	The percent of our voting securities owned is based on our outstanding shares of common stock on February 1, 2012. Shares of our common stock subject to options that are exercisable within 60 days of February 1, 2012, are deemed to be outstanding and to be beneficially owned by the director or executive officer holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Includes common units held by members of the family of the director or executive officer for which the director or executive officer has sole or shared voting or investment power. Does not include approximately 19.8 million common units or approximately 73 million Class B units (which represent 100 percent of the outstanding Class B units) of ONEOK Partners, L.P., held by ONEOK, Inc. and its subsidiaries, which, when combined with the general partner interest held by a subsidiary of ONEOK, Inc., represent an approximate 43.4 percent interest in ONEOK Partners, L.P. at March 2, 2012, with respect to which each officer and director disclaims beneficial ownership.

(5)	The percent of ONEOK Partners, L.P. voting securities owned is based on the outstanding common units on February 1, 2012.

(6)	Includes 16,300 shares held by The James and Teresa Day Family Trust—1998.

(7)	Includes 2,600 shares held by Mrs. Curtis L. Dinan. Mr. Dinan disclaims beneficial ownership of these shares. Excludes 12,565 shares, the receipt of which was deferred by Mr. Dinan upon vesting in January 2010 and 13,797 shares, the receipt of which was deferred upon vesting in January 2011, in each case under the deferral provisions of our Equity Compensation Plan, which shares will be issued to Mr. Dinan upon his separation of service from our company.

(8)	Excludes 41,391 shares, the receipt of which was deferred by Mr. Gibson upon vesting in January 2010, 49,275 shares, the receipt of which was deferred upon vesting in January 2011, and 147,772 shares, the receipt of which was deferred upon vesting in January 2012, in each case under the deferral provisions of our Equity Compensation Plan, which shares will be issued to Mr. Gibson on July 17, 2013, July 17, 2014, and July 17, 2015, respectively.

(9)	Includes 2,000 shares held in accounts of third parties over which Mr. Mackie has shared investment power. Mr. Mackie disclaims beneficial ownership of these shares.

(10)	Mr. Malcolm joined our Board of Directors, effective January 1, 2012.

(11)	Excludes 5,709 shares, the receipt of which was deferred by Mr. Martinovich upon vesting in January 2011 under the deferral provisions of our Equity Compensation Plan, which shares will be issued to Mr. Martinovich upon his separation of service from our company.

(12)	Includes 940 shares held by Mrs. Gary D. Parker. Mr. Parker disclaims beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of 10 percent or more of our common stock to file with the Securities and Exchange Commission and the NYSE initial reports of ownership and reports of changes in ownership of our common stock. Based solely on a review of the copies of reports furnished to us and representations that no other reports were required, we believe that all of our directors, executive officers, and 10 percent or more shareholders during the fiscal year ended December 31, 2010, complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Business.    We are a diversified energy company and successor to the company founded in 1906 known as Oklahoma Natural Gas Company. We are the sole general partner and own 43.4 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships. ONEOK Partners is a leader in the gathering, processing, storage and transportation of natural gas in the United States. In addition, ONEOK Partners owns one of the nation’s premier natural gas liquids distribution systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. We are the largest natural gas distributor in Oklahoma and Kansas and the third largest natural gas distributor in Texas, providing service as a regulated public utility to wholesale and retail customers. Our largest distribution markets are Oklahoma City and Tulsa, Oklahoma; Kansas City, Wichita and Topeka, Kansas; and Austin and El Paso, Texas. Our energy services business is engaged in providing premium natural gas marketing services to its customers across the United States.

2011 Business Highlights.    While 2011 marked another year of uncertainty and challenges in the U.S. economy and financial markets, our performance in 2011 was solid and continued to reflect our attention to capital deployment and effective execution of our business strategies. Consequently, in 2011, as in 2010, we were able to deliver strong results for our shareholders in a challenging economic environment.

During 2011, we had the following significant accomplishments:

•	Our 2011 operating income was approximately $1.16 billion, compared with $942.7 million in 2010.

•	2011 net income attributable to us was $360.6 million, or $3.36 per diluted share, compared with $334.6 million, or $3.10 per diluted share, for 2010.

•

During 2011, we paid cash dividends of $2.16 per share, an increase of approximately 18.7 percent from the $1.82 per share paid during 2010. In January 2012, we declared a dividend of $0.61 per share ($2.44 per share on an annualized basis), an increase of approximately 17.3-percent from the $0.52 declared in January 2011.

•	The market price of our common stock rose to $86.69 per share at December 30, 2011, a 56-percent increase over the past year and a 95-percent increase over the past two years.

•

Our one-, three-, five- and 10-year total shareholder returns as of December 30, 2011, (total shareholder return assumes share price appreciation and dividend reinvestment during the periods indicated), compared with the referenced indices, are as follows:

	ONEOK	S&P Utilities	S&P 500 Index
One-year	61.13%	19.88%	2.09%
Three-year	236.39%	41.56%	48.59%
Five-year	142.74%	19.98%	-1.24%
10-year	601.26%	85.98%	33.32%

2011 Executive Compensation Highlights.    Our named executive officers for 2011 were John W. Gibson, Robert F. Martinovich, Terry K. Spencer, Curtis L. Dinan and Pierce H. Norton II (referred to throughout as our “named executive officers”). In February 2011, in view of our financial and operating performance during 2010, the Committee took the following compensation actions:

•

Increased base salaries for 2011 for our named executive officers other than Mr. Gibson. In making these increases, the Committee considered Mr. Martinovich’s promotion from Chief Operating Officer to Senior Vice President, Chief Financial Officer and Treasurer, Mr. Norton’s promotion from President – ONEOK Distribution Companies to Chief Operating Officer, and the move of Mr. Dinan from Senior Vice President, Chief Financial Officer and Treasurer to President – Natural Gas for continued development purposes, and an adjustment for Mr. Spencer whose base salary was below the 25th percentile of the market data reviewed by the Committee.

•

Set the goals under the short-term cash incentive plan for 2011 and ratified the company’s level of achievement with respect to its 2010 goals under the short-term cash incentive plan, which resulted in a corporate performance factor of 120.3 percent for our named executive officers with respect to 2010 performance.

•

Approved long-term equity incentive grants to our named executive officers consisting of approximately 80 percent of the value in performance units and 20 percent of the value in restricted stock incentive units, consistent with our pay-for-performance philosophy.

•

Ratified, based on our share price performance relative to our peers, a 100-percent payout to our named executive officers with respect to performance units granted in 2008 that vested in January of 2011 at the end of their three-year performance period.

•

In addition, upon the Committee’s recommendation in July 2011, the Board of Directors adopted the ONEOK, Inc. Officer Change in Control Severance Plan (the “Change in Control Plan”). All previous change-in-control termination agreements were terminated by us effective as of December 31, 2011, and all of our executive officers are now participants in the Change in Control Plan. The plan is a “double trigger” plan that provides for severance payments to participants whose employment is terminated by the company other than for cause or terminated by the participant for good reason within two years following a change in control. Severance payments under the plan consist of a cash payment which may be up to three times the participant’s base salary and target short-term incentive bonus, plus reimbursement of COBRA healthcare premiums for 18 months. To date, the Board has established a multiple of no more than two times base salary and target short-term incentive bonus for participants in the plan, including the named executive officers.

The plan does not provide for additional pension benefits upon a change in control, and does not provide for tax gross-up payments with respect to payments made under the plan.

Specific Compensation Program Features.    Our compensation philosophy and related governance features are complemented by several specific elements that are designed to align our executive compensation with long-term shareholder interests:

•

Our executive compensation programs have remained substantially the same for several years. We believe our programs are designed effectively, are well aligned with the interests of our shareholders and are instrumental to achieving our business strategy.

•

The main objectives of our compensation program are to pay for performance, to align our named executive officers’ interests with those of our shareholders and to attract and retain qualified executives.

•	The Committee makes all compensation decisions regarding our named executive officers that are then submitted to the Board of Directors for ratification.

•	We provide the following elements of compensation for our named executive officers: base salary, short-term cash incentives and long-term equity-based incentives.

•

We reference the median level of the market when determining all elements of compensation with the possibility of above-market short-term incentive and long-term incentive payments for performance which exceeds our expectations.

•	We implement our pay-for-performance philosophy with a short-term incentive program that provides for cash payments based on achievement of annual financial and operational goals by the company.

•

We encourage alignment of our named executive officers’ interests with those of our shareholders through the award of equity-based long-term incentive grants, of which 80 percent are performance based.

•	Our executive officers, including the named executive officers, receive no significant perquisites or other personal benefits.

•

We have stock ownership guidelines for our executive officers, including the named executive officers. As of December 31, 2011, each of the named executive officers satisfied his individual stock ownership requirements under the guidelines.

•

Our Board has adopted a policy prohibiting all employees, including the named executive officers, and members of the Board from selling short or engaging in transactions in put or call options relating to securities of the company.

The Committee engages an independent executive compensation consultant to provide expertise on our executive compensation program design and implementation. Our Chief Executive Officer also provides input on compensation programs and policies and makes recommendations to the Committee with regard to compensation for our named executive officers other than himself. As we move forward into 2012, the Committee recognizes the uncertain economic environment and the challenges that environment creates with respect to executive compensation. The Committee will continue to monitor executive compensation trends and developments to ensure that we provide the appropriate types and levels of incentives in order to remain positioned competitively to attract and retain the executive talent necessary to achieve our strategic, financial and operational goals.

Specific Corporate Governance Features.    We endeavor to maintain good governance standards including standards applicable to the oversight of our executive compensation policies and practices. The following policies and practices were in effect during 2011.

•	The Committee is composed solely of independent directors.

•	The Committee’s independent compensation consultant, Meridian Compensation Partners, LLC, is retained directly by the Committee and performs no other consulting or other services for us.

•

Our short-term incentive plan and our long-term performance unit incentive grants include a compensation recovery (“clawback”) provision. We intend to adopt a general clawback policy covering our annual and long-term incentive award plans and arrangements once the Securities and Exchange Commission adopts the final rules pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

•

The Committee conducts an annual review and approval of our compensation programs to ensure that the risks arising from such programs are not reasonably likely to have a material adverse effect on the company.

•

Due to a disciplined effort to achieve our strategic, operating and financial goals, management has strengthened the company’s position in the current uncertain and volatile industry climate and enabled us to continue to focus on future growth. We attribute a meaningful portion of this success to our incentive compensation programs that were designed to pay for performance and to closely align our executives’ interests with those of our shareholders.

Executive Compensation Philosophy

Our executive compensation philosophy is based on the following core elements: paying for performance and providing a competitive compensation package to attract and retain qualified executives, while ensuring that our compensation program does not provide incentives for excessive risk taking.

Pay-for-Performance.    We structure our compensation program to align the interests of our employees, including our named executive officers, with the interests of our shareholders. We believe that an employee’s compensation should be tied directly to the achievement of our strategic, financial and operating goals, all of which are designed to deliver value to our shareholders. Therefore, a significant part of each executive’s pay is “at risk,” in the form of an annual short-term incentive award and long-term, equity-based incentive grants. The amount of the annual short-term incentive award paid depends on our company’s performance against financial and operating objectives, as well as the executive meeting key leadership and development standards. Also, a portion of our executives’ compensation is in the form of equity awards that tie their compensation directly to creating shareholder value over the long-term. We believe this combination of annual short-term incentive awards and long-term equity awards aligns the incentives of our senior executives with our shareholders.

Competitive Pay.    We believe that a competitive compensation program is an important tool to help us attract and retain talented executives capable of leading our company in the competitive business environment in which we operate. When targeted levels of performance are achieved, we seek to pay experienced executives at approximately the median level of total compensation for energy companies and other organizations with whom we compete for executive talent. In certain circumstances, we may target pay above or below the competitive median. For example, to recognize an individual’s unique qualifications or performance we may choose to set their expected pay level above the median. However, if the executive is new to the role, but performing well, we may set their expected pay below the median level.

Our compensation program is designed with the following principles in mind:

•

pay our employees equitably and fairly relative to one another and industry peers based on their responsibilities and the capabilities and experience they possess, the performance they demonstrate and market conditions;

•	motivate our executives to perform with the highest integrity for the benefit of our shareholders;

•	conduct our business and manage our assets in a safe and environmentally responsible manner;

•	promote a non-discriminatory work environment that enables us to benefit from the diversity of thought that comes with a diverse workforce; and

•	continue our focus on good corporate governance practices by implementing executive compensation best practices and policies.

Risk Assessment.    The Committee believes that our compensation programs do not provide incentives for excessive risk-taking, and therefore do not produce risks that are reasonably likely to have a material adverse effect on the company for the following reasons:

•	our compensation programs are the same for all officers and employees across all of our business units;

•	our base salary component of compensation does not encourage risk-taking because it is a fixed amount; and

•	our current short- and long-term incentive plan awards have the following risk-limiting characteristics:

•	awards to each executive officer are subject to fixed maximums established by the Committee;

•	awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•	short- and long-term incentive awards are not tied to formulas that could focus executives on specific short-term outcomes;

•	the Committee approves the final incentive plan award payouts after the review and confirmation of executive and operating and financial performance;

•	short-term cash and long-term performance unit incentive awards are subject to clawback provisions as described on page 66;

•

for executive officers, a significant portion of incentive award value is delivered in the form of our stock that vests over multiple years, which aligns the interests of executive officers to long-term shareholder interests; and

•	executive officers are subject to our share-ownership guidelines, described on page 67.

Compensation Methodology

The Executive Compensation Committee.    The Committee has the responsibility for reviewing and recommending our executive compensation programs to the full Board. The Committee is composed entirely of persons who qualify as independent directors under the listing standards of the NYSE. The role of the Committee is to oversee our compensation and benefit plans and policies, direct the administration of these plans and review and approve annually all compensation decisions relating to our executive officers, including compensation decisions for our named executive officers.

The Committee’s current practice, which it followed for 2009, 2010 and 2011, is to review the design of our executive officer compensation program and make specific decisions in February of each year regarding approval of base salaries, to ratify the achievement of short-term cash incentive goals for the prior year, to approve short-term cash incentive program designs for the upcoming fiscal year, and to approve long-term incentive grants. This timing coincides with our Board of Directors’ review of our financial and operating results for the most recently completed year and allows the Committee to consider those results, as well as our financial and operating plan for the upcoming year, as it makes compensation decisions. The Committee submits its decisions regarding compensation of our Chief Executive Officer, our other executive officers and our non-management directors to the Board for ratification.

The Committee recognizes the importance of maintaining sound basic principles for the development and administration of our compensation and benefit programs. The Committee has adopted practices to enhance the Committee’s ability to carry out effectively its responsibilities, as well as ensure that we maintain strong links between executive pay and performance. Examples of practices the Committee has adopted include:

•	rotating the chair and vice chair of the Committee every three years;

•	holding executive sessions (without company management present) at every in-person Committee meeting;

•	reviewing annually detailed compensation tally sheets for the named executive officers;

•	engaging an independent compensation consultant to advise the Committee on executive compensation issues;

•

meeting with the independent compensation consultant in executive session at each regularly scheduled in-person meeting of the Committee to discuss our compensation programs and actions on a confidential basis;

•	evaluating the performance of the Committee each year; and

•	assessing the performance of the Committee’s independent compensation consultant each year and providing feedback as appropriate.

Following our 2011 annual meeting of shareholders, the Committee took into account the affirmative vote by 90.5 percent of our shareholders who voted on our executive compensation at our 2011 annual meeting of shareholders and determined to continue to apply the same principles in determining the nature and amount of executive compensation.

The Role of Executive Management in the Executive Compensation Process.    Each year our executive management presents our annual strategic and financial plan to our Board of Directors for approval. The presentation includes a review of the expected performance of each of our business segments, the expected financial performance of the company on a consolidated basis, the capital expenditure plan, as well as a consolidated three-year strategic and financial plan. The criteria and targets for our annual short-term cash incentive awards are recommended by executive management to the Committee based on the Board approved strategic and financial plan, as well as management’s judgment regarding the challenges facing our business segments, economic trends related to these businesses and the overall economy. Upon the completion of each fiscal year, and once financial and operating results are final, executive management reviews our actual performance relative to the criteria and targets established for the performance year to determine the short-term cash incentive awards to be recommended to the Committee for each executive.

In making individual compensation decisions, the Committee reviews the recommendations from the Chief Executive Officer with respect to all named executive officers other than himself. The Committee reviews and discusses these recommendations in executive session and reaches its own decision with respect to the compensation of the Chief Executive Officer. In turn, the Committee takes its compensation decisions with respect to the Chief Executive Officer and the other named executive officers to our full Board of Directors for ratification.

The executive compensation group in our corporate human resources department supports both the Committee and senior management in establishing management’s recommendations regarding annual performance targets and providing periodic analyses and research regarding our executive compensation programs.

The Role of the Independent Compensation Consultant.    The Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee in the performance of its duties. During 2011, the Committee engaged the independent firm of Meridian Compensation Partners, LLC to serve as the Committee’s independent compensation consultant on all matters related to executive compensation. The independent compensation consultant reports directly to the Committee.

The Committee annually reviews and establishes the scope of the engagement of the Committee’s compensation consultant. The consultant’s assignment is reflected in an annual engagement letter between the consultant and the Committee. During 2011, the scope of the assignment and the material instructions regarding the services of the compensation consultant were:

•

provide advice to the Committee with respect to executive compensation matters in light of the company’s business strategy, pay philosophy, prevailing market practices, shareholder interests and relevant regulatory mandates;

•	provide advice on our executive pay philosophy;

•	provide advice on our compensation peer group for competitive benchmarking;

•

provide comprehensive competitive market studies as background against which the Committee considers base salary, annual cash incentive opportunity, long-term incentive awards, benefits, incidental perquisites and severance arrangements for our Chief Executive Officer and senior management;

•	provide incentive plan design advice for both annual and various long-term incentive vehicles and other compensation and benefit programs that meet company objectives;

•	apprise the Committee regarding emerging best practices and changes in the regulatory and corporate governance environment;

•	provide advice and competitive market data on director compensation matters;

•	attend periodic meetings with our management as required from time to time to discuss executive compensation issues and prepare for Committee meetings;

•	assist with preparation of the “Compensation Discussion and Analysis” to be included in our annual proxy statement;

•	assist with the Committee’s review of compensation tally sheets for our Chief Executive Officer and the direct reports to our Chief Executive Officer; and

•	periodically review the Committee’s charter.

In addition, the engagement letter requests that the consultant be available to assist the Committee with respect to other executive compensation matters that may arise throughout the year.

The compensation consultant attended the regularly scheduled in-person meetings of the Committee in 2011. During a portion of each regular, in-person meeting, the compensation consultant met with the Committee in executive session without members of management present. The compensation consultant also communicates with members of the Committee outside of the Committee’s meetings as desired by the Committee members. The compensation consultant reviews briefing materials, including those with respect to individual compensation matters prepared by management for the Committee, reviews recommendations and proposals being submitted to the Committee and provides advice and recommendations to the Committee regarding the recommendations of management including, whether, in the opinion of the compensation consultant, management’s proposals should be accepted as presented, modified or rejected. The compensation consultant also gathers and provides competitive market data and other background information for consideration by the Committee.

Our Senior Vice President—Administrative Services and our Vice President, Associate General Counsel and Secretary worked with the compensation consultant from time to time during the year as necessary to support the work of the compensation consultant on behalf of the Committee. During 2011, our Chief Executive Officer did not meet separately with the compensation consultant but met with the compensation consultant at regularly scheduled meetings of the Committee.

It is the Committee’s view that its compensation consultant should be able to render candid and direct advice independent of management’s influence and numerous steps have been taken to satisfy this objective. The compensation consultant reports directly to the Committee on all matters related to executive compensation. As noted above, representatives of the compensation consultant meet separately with the Committee members outside the presence of management at each regular, in-person meetings and also speak separately with the Committee Chair and other Committee members between meetings, as necessary or desired. The compensation consultant interacts from time to time directly with our management in compensation-related activities such as compensation data collection and analysis and interpretation and application of new regulatory requirements. The interactions of the compensation consultant with management are limited to those which are on the Committee’s behalf or related to proposals that will be presented to the Committee for review and approval.

At least annually, the Committee conducts a review of the compensation consultant’s performance and independence. This review includes an evaluation of the services that the compensation consultant has provided to the Committee, the related fees and the procedures implemented by the compensation consultant with respect to maintaining its independence.

During 2011, Meridian Compensation Partners did not advise us or deliver any other human resource services other than the referenced executive and director compensation consulting services provided to the Committee.

Competitive Benchmarking.    Annually, the Committee reviews market data of its energy peers at the 25th, 50th and 75th percentiles for annual cash compensation and long-term incentive compensation. For 2011 compensation decisions, the Committee asked Meridian Compensation Partners to assist it with the annual benchmarking and competitive assessment of its executive compensation programs. The Committee reviewed executive compensation from surveys managed by Meridian Compensation Partners to assess competitive executive compensation levels for our executive officers. The survey data provided annual base salary, competitive annual incentive opportunities and long-term incentive compensation opportunities among participating companies.

The Committee reviewed compensation benchmarks developed from the following 33 selected energy companies (our “Energy Peers”) in the Meridian Compensation Partners database. These companies were selected as our peer companies because of their similarities to us in the businesses in which they are engaged, the size of their operations and the skills and experience required of their senior management to effectively operate their businesses.

AEI Services	Constellation Energy	Entergy	PPL
AGL Resources	Dominion Resources	Ferrallgas Partners	Progress Energy
Allegheny Energy	DTE Energy	FirstEnergy	RRI Energy
Ameren	Duke Energy	Mirant	SCANA
American Electric Power	Dynegy	NiSource	Sempra Energy
CenterPoint Energy	Edison International	PG&E Corp	Southern Company
Cleco	El Paso	Pinnacle West Capital	Valero Energy Corp
CMS Energy	Energy Future Holdings Corp	Portland General Electric	WGL Holdings Inc
Williams Cos

The Committee referenced the 25th, 50th and 75th percentile survey results regarding base salary and short-term incentive compensation to assess the relative competitiveness of these elements of compensation for each named executive officer’s compensation. The range between the 25th and 75th percentiles is used to establish target parameters for both base salary and short-term incentive compensation. The 2011 base salary and short-term incentive targets established by the Committee for the named executive officers were within the Committee’s established parameters or progress was made to move the named executive officer upward toward the 25th percentile. Payouts of annual short-term incentive compensation are based on a formula tied to our corporate performance, subject to adjustment based upon individual performance as discussed below.

The Committee also referenced the 25th, 50th and 75th percentiles survey results for long-term incentives to evaluate our annual long-term, equity-based incentive targets. The 2011 long-term, equity-based grants by the Committee for each of the named executive officers were within the Committee’s established parameters.

Tally Sheets.    To better understand the total executive compensation package, the Committee analyzed tally sheets with respect to our named executive officers. These tally sheets were prepared by our human resources department working with the Committee’s compensation consultant. Each of these tally sheets presented the dollar amount of each component of the named executive officers’ compensation, including current cash compensation (base salary and any annual short-term cash incentive payment), accumulated deferred compensation balances, outstanding long-term equity awards, retirement benefits, incidental perquisites and any other compensation. These tally sheets also reflected potential payments under selected termination of employment and change in control scenarios.

The purpose of these tally sheets is to summarize all of the elements of actual and potential future compensation of our named executive officers so that the Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation.

Compensation Mix.    In determining the overall mix of compensation for 2011 for our named executive officers, the Committee considered the competitive market data presented by its compensation consultant in order to assess an appropriate allocation between cash and non-cash compensation. We pay base salary and short-term incentives in the form of cash, which is consistent with competitive market practices. The long-term incentive components of our executive compensation are structured to be paid in shares of our common stock. The payment of long-term incentive compensation exclusively in the form of our common stock is also consistent with competitive market practice. In 2011, grants to our named executive officers consisted of approximately 80 percent of the value in performance units and 20 percent of the value in restricted stock incentive units, consistent with our pay-for-performance philosophy. In addition, the payment of long-term incentive compensation in the form of our common stock helps to align the interests of our executive officers with the interests of our shareholders and assists our executives in establishing a meaningful ownership position in our company and in meeting our share-ownership guidelines.

Personal Performance.    All executive compensation decisions include an assessment of individual performance, including the officer’s contribution to our overall performance for the applicable performance period. Individual performance criteria include:

•	business results achieved;

•	problem analysis;

•	directing business activities;

•	utilization of human, capital and material resources;

•	initiation of and response to, change;

•	planning and organizational ability;

•	decision-making;

•	time management;

•	communication and team relations;

•	safety;

•	regulatory compliance; and

•	customer satisfaction.

The Committee completes an individual performance assessment of the Chief Executive Officer each year. These performance assessments are summarized and presented to the Chief Executive Officer for discussion and are reviewed by the Committee in executive session when evaluating compensation recommendations. The other named executive officers are also evaluated each year through our performance appraisal process by the Chief Executive Officer. These performance assessments are considered each year in connection with the overall compensation review process for our executives.

There are no differences in the Committee’s compensation policies and practices for determining the compensation awarded to the Chief Executive Officer and the other named executive officers. All executive officers are subject to the same compensation policies. Differences in levels of compensation are attributable to differences in roles and responsibilities, and the Committee’s practice of setting pay levels to reflect competitive market conditions on a position by position basis.

Components of Compensation

Total Compensation.    The Committee strives to provide a comprehensive executive compensation program that is competitive and performance based. To that end, executive compensation is tied directly to our operating and financial performance. The Committee structures executive compensation to ensure it considers long- and short-term financial performance, shareholder return, business unit performance, safety, environmental and regulatory compliance and the previously listed individual performance criteria.

Annual Cash Compensation.    As in prior years, annual cash compensation in 2011 for the named executive officers consists of two components: base salary and a variable, at-risk annual short-term cash incentive award that is earned based on both the company’s financial performance and the executive officer’s individual performance.

Base Salary. Annual base salary is designed to compensate executives for their level of responsibility, experience, tenure, sustained individual performance and contribution to the company. Salaries are reviewed annually. While the Committee considers our overall financial performance in establishing levels of executive compensation each year, there are no specific, objective financial results that are quantified by the Committee in establishing or changing the base salaries of our executive officers.

Annual Short-Term Cash Incentive Awards. Variable, at-risk annual short-term cash incentive awards are made under our annual incentive plan and are designed to communicate a collective annual corporate goal, provide our officers with a direct financial interest in our performance and profitability, and to reward performance. The 2011 performance goals established under the short-term cash incentive plan and the company’s performance relative to such goals are described under “2011 Annual Short-Term Incentive Awards.”

Long-Term Equity Incentive Awards.    Annual grants of long-term equity incentive awards are made under our Long-Term Incentive Plan and our Equity Compensation Plan. Since 2004, grants under these plans have consisted of restricted stock incentive units and performance units. A restricted stock incentive unit award is designed to enable the company to retain certain officers and to give those officers an incentive to enhance long-term shareholder value. A performance unit award is designed to enable the company to attract, retain and reward certain employees and to give these employees an incentive to enhance long-term shareholder value. A higher ratio of performance units to restricted stock incentive units is granted to higher-level officers and those with more direct ability to impact the performance of the company.

Retirement Benefits.    We have a defined contribution 401(k) retirement plan covering all of our employees, and we match contributions of our employees under this plan up to 6 percent. We also maintain a defined benefit pension plan covering non-bargaining-unit employees hired prior to January 1, 2005, and certain bargaining-unit employees. Non-bargaining unit employees hired after December 31, 2004, employees represented by Local No. 304 of the International Brotherhood of Electrical Workers hired on or after

July 1, 2010, employees represented by the United Steelworkers hired on or after December 15, 2011, and employees who accepted a one-time opportunity to opt out of our pension plan are covered by a profit-sharing plan. Under the profit-sharing plan we may, and generally expect to, make a contribution to the plan each calendar quarter that will result in an allocation to the participant’s plan account of an amount equal to 1 percent of the participant’s eligible compensation for that quarter. We may also make an additional discretionary contribution to the participant’s account at year end. The plan does not provide for any contributions to be made by plan participants. In addition, we have a supplemental executive retirement plan for the benefit of certain officers. No new participants in our supplemental executive retirement plan have been approved since 2005. Additional details regarding our pension plan and supplemental executive retirement plan are provided under “Long-Term Compensation Plans.” We also sponsor employee welfare plans that provide post-retirement medical and life insurance benefits to employees who retire from our company. This post-retirement plan is contributory with retiree contributions adjusted periodically and contains other cost-sharing features such as deductibles and co-insurance.

Nonqualified Deferred Compensation Arrangements.    Nonqualified deferred compensation arrangements are available to certain officers and employees who are subject to certain limits established by the Internal Revenue Code of 1986, as amended (the “Tax Code”) with respect to their qualified benefit plan contributions. Because these arrangements by their nature are tied to the qualified plan benefits, they are not considered when establishing salary and short-term and long-term incentive measures and amounts.

Perquisites and Other Benefits.    The company offers traditional health and welfare benefits to its employees, including the named executive officers. The company provides only minimal perquisites to the named executive officers, which are not taken into account when establishing salary and short- and long-term incentive compensation.

The foregoing components place a significant portion of total executive compensation at risk based on both the annual and the long-term performance of our company, which aligns the interests of our executive officers with the interests of our shareholders. Comparisons with compensation levels at companies in our peer group are used by the Committee in assessing the overall competitiveness of our compensation program. We believe that our executive compensation program also must be internally consistent and equitable in order for the company to achieve our corporate objectives. In setting the elements and amounts of compensation, the Committee does not consider amounts of compensation realizable from prior compensation except, that in making grants of long-term, equity-based incentive grants each year, the Committee considers the size of grants of long-term, equity-based compensation made in prior years.

Determination of 2011 Compensation

For each of our named executive officers, 2011 base salary and short- and long-term incentives were determined following consideration of referenced market data for our peer group compiled and furnished by the compensation consultant to the Committee, a subjective determination of the achievement of the referenced personal performance criteria and internal equity considerations. When targeted levels of executive personal performance and company financial performance are achieved, the Committee seeks to pay our named executive officers a base salary and short- and long-term incentives at approximately the median level of pay for that position at energy services companies and other organizations with which we compete for executive talent as referenced in the market data. In determining 2011 compensation levels, the Committee determined that the company’s financial performance and the named executive officers’ performance with respect to the referenced criteria each met targeted levels. As a result, the Committee targeted the total direct compensation for each of the named executive officers at between the 25th and 50th percentiles, with adjustments made depending on the executive’s tenure with the company, level of responsibility and time in the position.

For 2011, the Committee made several adjustments to the base salary component and/or the targeted long-term incentive component of certain of our named executive officers to bring the compensation of these officers more in line with our peers. For John Gibson, our Chairman of the Board and Chief Executive Officer, the

Committee maintained a base salary above the 25th percentile and the targeted long-term component above the 50th percentile to achieve the targeted total direct compensation between the 25th and 50th percentile. For Terry Spencer, the Committee set a base salary below the 25th percentile and the targeted long-term component above the 50th percentile to achieve the targeted total direct compensation at just below the 50th percentile. For Robert Martinovich, the Committee set a base salary below the 25th percentile and the targeted long-term component above the 50th percentile to achieve the targeted total direct compensation just above the 50th percentile. For Curtis Dinan, who was moved from the chief financial officer role to the office of President-Natural Gas for continued development purposes, the Committee continued to reference comparable market data for chief financial officers and set a base salary below the 25th percentile and the targeted long-term component at the 50th percentile to achieve the targeted total direct compensation between the 25th and 50th percentiles. For Pierce Norton, who is new to his role of Chief Operating Officer, the Committee set a base salary below the 25th percentile and targeted the long-term component near the 25th percentile to achieve the targeted direct compensation near the 25th percentile. Generally, the Committee prefers a total compensation mix that favors a larger portion of pay at risk, resulting in a heavier weight to the long-term component, to promote a strong shareholder alignment.

2011 Annual Short-Term Incentive Awards

2011 Short-term cash incentive awards were based on five company-wide performance measures:

•

Diluted earnings per share (“EPS”), weighted at 50 percent. EPS is an important indicator of profitability by measuring our earnings allocable to each outstanding share of our common stock. This measure aligns the interests of our named executive officers with our shareholders and factors in the effects of other items of compensation, such as our restricted stock incentive units and performance units. EPS is calculated by dividing our net income by the number of our average outstanding shares of common stock for our fiscal year.

•

Return on invested capital (“ROIC”), weighted at 40 percent (with 20 percent relating to our stand-alone ROIC and 20 percent relating to the ROIC for ONEOK Partners, in each case exclusive of the cumulative effect of accounting changes). ROIC is a critical indicator of how effectively we use our capital invested in our operations and is an important measurement for judging how much value we are creating for our shareholders. ROIC is the ratio of earnings before interest and taxes to the amount of capital (debt and equity) invested by us to generate earnings. The computed ROIC percentage can be compared with the cost of capital, which is what investors would expect to receive if they were to invest their capital elsewhere.

•

Two safety criteria: (1) the recordable incident rate, weighted at 5 percent and (2) the preventable vehicle incident rate, weighted at 5 percent. The total recordable incident rate is the number of Occupational Safety and Health Administration incidents per 200,000 work-hours, and the preventable vehicle incident rate is the preventable vehicle incidents per one million miles driven. The inclusion of these two important safety factors is designed to emphasize our commitment to the safe operation of our business and to reward safe behavior throughout our company.

Based upon the company’s performance against these measures, targeted annual short-term cash incentive awards for 2011 company performance were subject to adjustment upward to a maximum of 200 percent of target or downward to zero as described below. This serves to align all annual short-term incentive participants with the interests of shareholders, as well as to further enhance collaboration across the organization. In determining the actual annual short-term incentive award to be paid to each executive, assuming the performance measures are met, the award is adjusted based on individual performance, specifically, the individual’s contributions to achieving corporate goals and the behaviors exhibited by the individual that are described above. As in past years, tying the annual short-term cash incentive award to individual performance raises the level of personal accountability for each executive officer.

The 2011 annual short-term cash incentive plan measures and weighting were developed and recommended to the Committee by executive management, were reviewed and approved by the Committee, and were ratified by our Board of Directors in February 2011. The 2011 benchmarks and targets are summarized as follows:

	Amounts			Weight	Maximum Corporate Percentage of Target Payable
ONEOK, Inc. 2011 Short-Term Incentive Criteria	Threshold (0% of Target)	Target (100% of Target)	Maximum (300% of Target)
Return on invested capital (stand-alone)	16.09%	16.47%	16.85%	20.0%	60.0%
ONEOK Partners return on invested capital	10.59%	11.39%	12.19%	20.0%	60.0%
Total recordable incident rate	3.6	3.1	2.6	5.0%	15.0%
Preventive vehicle incident rate	2.4	2.1	1.8	5.0%	15.0%

	Amounts		Weight	Maximum Corporate Percentage of Target Payable
ONEOK, Inc. 2011 Short-Term Incentive Criteria	Threshold (50% of Target)	Target (100% of Target)
Earnings per share	$3.10	$3.24	50.0%	50.0%

				200.0%

For each performance measure in the table above, no incentive amount would be paid for that measure if the company’s actual result was below the threshold level. If our actual result was between the stated performance levels, the percentage payable was interpolated between the stated payout percentages. Maximum corporate payout percentages were set for each performance level. The cumulative maximum corporate payout percentage was 200 percent of target for 2011.

The awards under the 2011 annual incentive plan were eligible for further adjustment based upon the recommendation of our Chief Executive Officer as a result of his assessment of business-unit performance and its contribution to our overall performance. The assessment of business-unit performance and contribution at the corporate level included the review by the Committee of the business unit’s 2011 operating income compared with our 2011 financial plan, the business unit’s safety and environmental compliance, and other factors, taking into consideration the Chief Executive Officer’s recommendation. The Chief Executive Officer did not recommend, and the Committee did not make, any further adjustment to the 2011 annual short-term incentive awards for the named executive officers.

In addition to taking into account the established corporate criteria and the allocation to business units based upon their respective performance, annual short-term cash incentive awards to the named executive officers and all other participants are subject to further adjustment through the application of an individual performance multiplier ranging from zero to 125 percent. The individual performance multiplier is set by the Committee annually, taking into consideration management’s recommendation regarding individual performance and contribution. The named executive officers’ maximum incentive award for 2011 could have been as high as 250 percent of their target award, taking into account the maximum corporate payout percentage of 200 percent and the maximum individual performance multiplier of 125 percent.

In 2011, each named executive officer’s targeted annual short-term incentive award, as a percentage of salary, was set to approximate the 50th percentile of the range of the competitive market data provided by the Committee’s compensation consultant, with the opportunity to earn above-average amounts if the performance criteria targets were exceeded and also based on adjustment due to individual performance. The following table sets forth the 2011 target and maximum award opportunity for each of the named executive officers expressed as a percentage of his base salary.

	2011
Name	Target Award as Percentage of Base Pay	Maximum Award as a Percentage of Base Pay
John W. Gibson	100%	250%
Robert F. Martinovich	70%	175%
Terry K. Spencer	70%	175%
Curtis L. Dinan	65%	163%
Pierce H. Norton II	70%	175%

At the meeting of the Committee held in February 2012, the Committee determined that payouts under the 2011 short-term incentive plan would be based on a 159.1 percent multiplier. This determination was made following the calculation of the year-end results of the company’s achievement with respect to the five objective performance criteria referenced above. The percentage multiplier was calculated based on a sum of the following determinations:

•

the 2011 ROIC (stand alone) performance measure was 16.62 percent, which exceeded the 2011 ROIC target but was less than the 2011 performance maximum. As a result, the weighted interpolated percentage of 35.8 percent was earned toward the overall corporate multiplier;

•	the 2011 ONEOK Partners, L.P. ROIC was 15.9 percent, which exceeded the 2011 maximum. As a result, the weighted maximum percentage of 60 percent was earned toward the overall corporate multiplier;

•

the 2011 recordable incident rate performance measure was 3.07, which was better than the 2011 recordable incident rate performance target. As a result the weighted interpolated percentage of 5.6 percent was earned toward the overall corporate multiplier;

•

the 2011 preventable vehicle incident rate performance measure was 2.02, which was better than the 2011 preventable vehicle incident rate performance target. As a result, the weighted interpolated percentage of 7.7 percent was earned toward the overall corporate multiplier; and

•	2011 EPS were $3.36 per share, which exceeded the 2011 earnings per share target. As a result, the weighted maximum percentage of 50 percent was earned toward the overall corporate multiplier.

These performance measure percentages were added together to arrive at the 159.1 percent multiplier.

To determine the short-term awards payable to each of our named executive officers with respect to 2011, the 159.1 percent multiplier was multiplied by the named executive officer’s base salary, times his short-term incentive percentage as set forth in the table above, and times his individual performance multiplier as described above. The annual calculation for our named executive officers may be stated as follows: short-term incentive award = corporate performance multiplier x base salary x established short-term incentive percentage x established individual performance multiplier.

The Committee did not exercise its discretion to adjust the amount of the corporate multiplier for extraordinary circumstances. The “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2011 on page 69 contains the annual short-term incentive awards under the annual officer incentive plan earned by each of the named executive officers for 2011 and paid in 2012.

Long-Term Incentive Awards

Overview.    We maintain the Long-Term Incentive Plan (“LTI Plan”) and the Equity Compensation Plan (“ECP”), pursuant to which various types of long-term equity incentives may be granted to enable us to attract, retain and reward our officers and certain employees and to align their long-term interests with those of our shareholders. However, it should be noted that we have not granted stock options since 2007, when our long-term equity-incentive strategy was modified to eliminate the re-load feature of our outstanding stock options. No options are held by our named executive officers. Participation in the LTI Plan and the ECP is limited to those officers and employees who are in a position to contribute significantly to our long-term growth and profitability. These plans are administered by the Committee, and the Committee is authorized to make all grants of long-term incentive awards under the plans, as well as to make all decisions and interpretations required to administer the plans.

Equity-based long-term incentive awards are approved and granted on an annual cycle, typically in the first quarter of each year. Awards made by the Committee in 2011 were based upon competitive market data presented to the Committee by the Committee’s compensation consultant, as well as the Committee’s assessment of our overall performance and the individual executive’s performance and contribution. In addition, in considering the 2011 long-term incentive award grants to be made to our named executive officers, the Committee considered the continued volatility in the stock market in the first quarter of 2011 and the impact of that volatility on the value of our common stock. The Committee also examined the size of grants made in prior years to each executive.

The LTI Plan and the ECP each provide that the Committee may approve the deferral by plan participants, for income-tax-planning purposes, of the receipt of shares otherwise issuable to participants upon vesting of equity grants made to them under the plans. The Committee approved deferral of the shares otherwise issuable to holders of performance units granted in 2011. With respect to any such deferrals, FICA taxes are due upon vesting and are withheld, and the issuance of the net shares is deferred until the date indicated in the participant’s election. Dividend equivalents are earned on the deferred awards during the deferral period and are deemed to be reinvested in our common stock. At the distribution date, the remaining state and federal taxes are due, and the net shares are distributed to participants based on the number of shares deferred and the fair market value of our common stock price on that date.

2011 Awards.    In 2011, restricted stock incentive units were granted pursuant to the LTI Plan and performance units were granted pursuant to the ECP. With respect to awards to our named executive officers in 2011, approximately 80 percent were performance unit awards and 20 percent were restricted unit awards, reflecting our practice to deliver more value in performance awards than in restricted unit awards. The aggregate grant date fair value of the restricted stock incentive units and performance units granted under the LTI Plan and the ECP to the named executive officers in 2011, as determined in accordance with ASC Topic 718, is shown in the “Stock Awards” column of the Summary Compensation Table for Fiscal 2011 on page 69.

Restricted Units.    Restricted stock incentive units granted under the LTI Plan in 2011 vest three years from the date of grant, at which time the holder is entitled to one share of our common stock for each restricted stock incentive unit held. If a holder of restricted stock incentive units retires, becomes disabled, dies or is involuntarily terminated other than for cause prior to vesting, the restricted stock incentive units will vest on a pro-rated basis based on the number of full months elapsed from the date of grant and the date of such holder’s retirement, disability, death or involuntary termination other than for cause. In cases of termination of employment for any reason other than retirement, disability, death or involuntary termination other than for cause, restricted stock incentive units are forfeited. In the event of a change in control of the company, restricted stock incentive unit awards vest in full. No dividends are payable with respect to restricted stock incentive units.

Performance Units.    Performance units granted under the ECP in 2011 vest three years from the date of grant, at which time the holder is entitled to receive a percentage of the performance units granted in shares of our common stock. The number of shares of common stock awarded will range from 0 to 200 percent of the number of units granted based on our total shareholder return (“TSR”) over the performance period of February 18, 2011, to February 18, 2014, compared with the TSR of a peer group, consisting of the following companies: AGL Resources, Inc.; Atmos Energy Corporation; CenterPoint Energy; DCP Midstream Partners LP; Enbridge, Inc.; Energy Transfer Partners, L.P.; Enterprise Products Partners, L.P.; Kinder Morgan Energy, L.P.; National Fuel Gas Company; New Jersey Resources; Nicor, Inc.; NiSource Energy Services; OGE Energy Corp; Piedmont Natural Gas Company, Inc.; Sempra Energy; Southern Union Company; Southwest Gas Corporation; Spectra Energy; TransCanada Corporation; UGI Corporation; Vectren Corporation; WGL Holdings, Inc.; and Wisconsin Energy Corporation. TSR includes both the change in market price of the stock and the value of dividends paid and reinvested in the stock during the three-year performance period. Peer companies that are no longer publicly traded on the closing date of the performance period will not be considered in the performance calculation. The following table reflects the percentage of units that will awarded at the end of the performance period based on our TSR performance during such period as compared to our peer group:

Performance Units Vesting Criteria

2011-2014 Performance Period

ONEOK TSR Ranking vs. ONEOK Peer Group	Percentage of Performance Units Earned
90th percentile and above	200%
75th percentile	150%
50th percentile	100%
25th percentile	50%
Below the 25th percentile	0%

If our TSR ranking at the end of the performance period is between the stated percentage levels set forth in the table above, the percentages of performance units earned will be interpolated between the earnings levels.

If a holder of performance units retires, becomes disabled, dies or is terminated other than for cause prior to vesting, the performance units will vest based on the performance results at the end of the performance period on a pro-rated basis based on the number of full months elapsed from the date of grant and the date of such holder’s retirement, disability, death or involuntary termination other than for cause. In cases of termination of employment for any reason other than retirement, disability, death or involuntary termination other than for cause, performance units are forfeited. In the event of a change of control of the company, performance unit awards vest in full. No dividends are payable with respect to performance units.

Equity Compensation Plan Information

The following table sets forth certain information concerning our equity compensation plans as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders (1)	2,487,877	$44.24		3,393,142
Equity compensation plans not approved by security holders (2)	233,502	$83.14	(3)	503,602

Total	2,721,379	$47.57		3,896,744

(1)	Includes shares granted under our ESP Plan, ESA Program, stock options, restricted stock incentive units and performance unit awards granted under our LTI Plan and ECP. For a brief description of the material features of these plans, see Note K of the Notes to Consolidated Financial Statements in our Annual Report or Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 21, 2012. Column (c) includes 389,237, 2,978, 840,691 and 2,160,236 shares available for future issuance under our ESP Plan, ESA Program, LTI Plan and ECP, respectively.

(2)	Includes our Employee Non-Qualified Deferred Compensation Plan, Deferred Compensation Plan for Non-Employee Directors and Stock Compensation Plan for Non-Employee Directors. For a brief description of the material features of these plans, see Note L of the Notes to Consolidated Financial Statements in our Annual Report or Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 21, 2012.

(3)	Compensation deferred into our common stock under our Employee Non-Qualified Deferred Compensation Plan and Deferred Compensation Plan for Non-Employee Directors is distributed to participants at fair market value on the date of distribution. The price used for these plans to calculate the weighted-average exercise price in the table is $86.09, which represents the year-end closing price of our common stock on the NYSE.

Clawback Provisions

Our Board believes that employees who are responsible for material noncompliance with applicable financial reporting requirements resulting in accounting errors leading to financial statement restatements should not benefit monetarily from such noncompliance. We have adopted clawback provisions to permit our Board or a committee of our Board to use appropriate discretion to recapture grants of performance units and short-term cash incentive awards paid to employees who bear responsibility for such noncompliance. We believe that these clawbacks discourage employees from taking actions that could result in material excessive risk to us.

Our outstanding performance unit grants contain provisions that allow the Committee, in its sole discretion, to seek recoupment of the grant of the performance units, any resulting shares earned and gross proceeds from the sale of such shares in the event of fraud, negligence or intentional misconduct by the holder of the performance units that is determined to be a contributing factor to our having to restate all or a portion of our financial statements.

In addition, our annual short-term incentive plan provides that the Committee, in its sole discretion, may call for repayment of all or a portion of a short-term cash incentive award to a participant in the event of fraud, negligence or intentional misconduct by the participant that is determined to be a contributing factor to our having to restate all or a portion of our financial statements.

In fiscal 2011, we had no financial statement corrections requiring restatements and the Board has not needed to consider taking any action under these clawback provisions.

Securities Trading Policy

We have a policy that employees, including our officers and directors, may not purchase or sell our stock when they are in possession of material non-public information. This policy also provides that officers, directors and employees in certain designated work groups may trade in our securities only during “open window” periods (beginning the third day after our release of quarterly or annual earnings and continuing until the first day of the following calendar quarter) and must pre-clear all purchases and sales of our securities with our senior management. In addition, this policy provides that no director or officer may sell short or engage in transactions in put or call options relating to securities of the company.

Share Ownership Guidelines

Our Board of Directors strongly advocates executive share ownership as a means to align executive interests with those of our shareholders and has adopted share-ownership guidelines for our Chief Executive Officer and all other officers of the company. These guidelines are mandatory and must be achieved by each officer over the course of five years. The ownership guideline for the Chief Executive Officer is a share ownership position with a value of six times base salary. The ownership guidelines for the other officers provide for share ownership positions ranging from two to five times base salary, depending on the office held.

Our Board of Directors has also established minimum share-ownership guidelines for our Directors that provide that, within five years after joining the Board, each non-management Director will own shares of our common stock having a minimum value of five times the annual cash retainer paid for service on our Board.

Change in Control Payments

Our senior management and other employees have built our company into the successful enterprise that it is today, and we believe that it is important to protect their interests in the event of a change in control of our company. Further, it is our belief that the interests of our shareholders will be best served if the interests of our senior management are aligned with our shareholders, and that providing change in control benefits should mitigate the reluctance of senior management to pursue potential change-in-control transactions that may be in the best interests of our shareholders.

In July 2011, our Board of Directors, upon the recommendation of the Committee, adopted the Change in Control Plan which provides for certain payments in the event of termination of employment of an executive officer of our company (including the named executive officers) following a change in control. The plan does not provide for additional pension benefits upon a change-in-control. In addition, the plan does not provide for a tax gross-up feature but provides plan participants a “net best” approach to excise taxes in determining the benefit payable to a participant under the plan. This approach determines a participant’s net best benefit based on the full benefit being paid to a participant and the participant paying the applicable federal excise tax, if any, or reducing the benefit to a level which would not trigger the payment of federal excise tax. To determine the levels of benefits to be paid to the named executive officers under the new plan, the Committee consulted with Meridian Compensation Partners, LLC, its independent executive compensation consultant, to determine competitive practices in our industry with respect to change in control arrangements. The Committee determined that the levels of benefits provided under the plan, including the payment of various multiples of salary and target short-term incentive compensation, accomplished our objective of providing competitive benefits and that these benefits are consistent with the general practice among our peers. Under this plan, all change in control benefits are “double trigger” and are payable only if the officer’s employment is terminated by us without “just cause” or by the officer for “good reason” at any time during the two years following a change in control. In connection with the adoption of this plan, we terminated all existing change in control termination agreements with our officers effective as of December 31, 2011.

For additional information on this plan, see “Potential Post-Employment Payments and Payments Upon a Change in Control” below.

Reimbursement from ONEOK Partners

We have entered into a services agreement with ONEOK Partners, L.P. pursuant to which we provide various services to ONEOK Partners, including the services of certain members of our management who serve as officers of the sole general partner of ONEOK Partners. Under the services agreement, we allocate to and are reimbursed by ONEOK Partners all or a portion of the total compensation paid by us to Messrs. Gibson (58.6 percent for 2011), Martinovich (49.2 percent for 2011), Dinan (92.8 percent for 2011) and Spencer (100 percent for 2011) in connection with their services rendered on behalf of ONEOK Partners. This allocation is determined using the modified Distrigas method, a widely recognized method of allocating costs, which uses a combination of ratios that include gross plant and investment, operating income and labor expense.

Internal Revenue Service Limitations on Deductibility of Executive Compensation

Section 162(m) of the Tax Code, places a limit of $1,000,000 on the amount of compensation that our company may deduct in any one year with respect to its Chief Executive Officer or any of the three other most highly compensated executive officers, other than the principal financial officer, who are employed by us on the last day of the taxable year. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock option awards and performance-unit awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible if certain requirements are met. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the company, the Committee has not adopted a policy requiring all compensation to be deductible. Annual cash incentive compensation, restricted stock and restricted stock incentive units are not considered performance based under Section 162(m) of the Tax Code. All other stock option and performance-unit amounts will be deductible when they are paid to the executive officers.

Executive Compensation Committee Report

The Executive Compensation Committee of the Board of Directors has the responsibility for reviewing and recommending to the full Board of Directors, the company’s executive compensation programs. The Committee is composed entirely of persons who qualify as independent directors under the listing standards of the NYSE.

In this context, the Committee has met, reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors:

Jim W. Mogg, Chair

Pattye L. Moore, Vice Chair

Bert H. Mackie

Steven J. Malcom

Gary D. Parker

Eduardo A. Rodriguez

Gerald B. Smith

Named Executive Officer Compensation

The following table reflects the compensation paid to the named executive officers in respect of our 2011 fiscal year.

Summary Compensation Table for Fiscal 2011

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
John W. Gibson	2011	$900,000	$4,180,000	$1,500,000	$1,530,724	$115,517	$8,226,241
Chairman and Chief Executive Officer	2010	$900,000	$3,491,288	$1,000,000	$2,577,765	$123,462	$8,092,515
	2009	$825,000	$2,816,600	$1,125,000	$2,247,900	$100,680	$7,115,180
Robert F. Martinovich	2011	$450,000	$1,421,200	$525,000	$—	$97,397	$2,493,597
Executive Vice President, Chief	2010	$400,000	$1,330,050	$350,000	$—	$77,080	$2,157,130
Financial Officer and Treasurer	2009	$338,333	$379,653	$300,000	$—	$64,600	$1,082,586
Terry K. Spencer	2011	$500,000	$1,922,800	$650,000	$305,582	$55,764	$3,434,146
President	2010	$415,000	$1,330,050	$400,000	$220,450	$45,080	$2,410,580
	2009	$365,250	$626,690	$335,000	$137,339	$36,915	$1,501,194
Curtis L. Dinan	2011	$425,000	$1,086,800	$440,000	$224,494	$46,397	$2,222,691
President—Natural Gas	2010	$400,000	$803,915	$325,000	$225,956	$47,180	$1,802,051
	2009	$400,000	$660,141	$385,000	$132,606	$40,684	$1,618,431
Pierce H. Norton II	2011	$400,000	$1,086,800	$475,000	$183,688	$43,397	$2,188,885
Executive Vice President and	2010	$360,000	$550,180	$300,000	$151,023	$38,780	$1,399,983
Chief Operating Officer	2009	$357,000	$626,690	$285,000	$77,134	$36,187	$1,382,011

(1)	The amounts included in the table relate to restricted stock incentive units and performance units granted under our LTI Plan and our ECP, respectively, and reflect the aggregate grant date fair value calculated pursuant to ASC Topic 718. Material assumptions used in the calculation of the value of these equity grants are included in Note L to our audited financial statements for the year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2012.

The aggregate grant date fair value of restricted stock incentive units for purposes of ASC Topic 718 was determined based on the closing price of our common stock on the grant date, adjusted for the current dividend yield. With respect to the performance units, the aggregate grant date fair value for purposes of ASC Topic 718 was determined using the probable outcome of the performance conditions as of the grant date based on a valuation model that considers the market condition (total shareholder return) and using assumptions developed from historical information of the company and each of the referenced peer companies. The value included for the performance units is based on 100 percent of the performance units vesting at the end of the three-year performance period. Using the maximum number of shares issuable upon vesting of the performance units (200 percent of the units granted), the aggregate grant date fair value of the performance units would be as follows:

Name	2011	2010	2009
John W. Gibson	$6,935,000	$5,847,744	$4,694,400
Robert F. Martinovich	$2,357,900	$2,212,140	$604,404
Terry K. Spencer	$3,190,100	$2,212,140	$962,352
Curtis L. Dinan	$1,803,100	$1,346,520	$1,109,052
Pierce H. Norton II	$1,803,100	$913,710	$962,352

(2)	Reflects short-term cash incentives earned in 2009, 2010 and 2011 and paid in 2010, 2011 and 2012, respectively, under our annual short-term incentive plan. For a discussion of the performance criteria established by the Committee for awards under the 2011 annual short-term incentive plan, see “2011 Annual Short-Term Incentive Awards” above.

(3)	Reflects aggregate change in the actuarial present value of pension values for each named executive officer. The present value is based on the earliest age for which an unreduced benefit is available (age 62) and assumptions from the December 31, 2010, through December 31, 2011, measurement dates for our pension plan.

(4)	Reflects (i) the amounts paid as our dollar for dollar match of contributions made by the named executive officer under our Nonqualified Deferred Compensation Plan, Thrift Plan and Profit Sharing Plan, (ii) the value of shares received under our ESA Program as of the date of issuance, and (iii) amounts paid for length of service awards as follows:

Name	Year	Match Under Nonqualified Deferred Compensation Plan (a)	Match Under Thrift Plan (b)	Company contribution to Profit Sharing Plan (c)	Service Award	Stock Award
John W. Gibson	2011	$99,300	$14,700	$—	$—	$949
	2010	$106,800	$14,700	$—	$250	$55
	2009	$85,980	$14,700	$—	$—	$—
Robert F. Martinovich	2011	$66,600	$14,700	$14,700	$—	$949
	2010	$50,050	$14,700	$12,250	$—	$55
	2009	$35,200	$14,700	$14,700	$—	$—
Terry K. Spencer	2011	$39,300	$14,700	$—	$250	$949
	2010	$30,300	$14,700	$—	$—	$55
	2009	$22,215	$14,700	$—	$—	$—
Curtis L. Dinan	2011	$30,300	$14,700	$—	$—	$949
	2010	$32,400	$14,700	$—	$—	$55
	2009	$25,800	$14,700	$—	$125	$—
Pierce H. Norton II	2011	$27,300	$14,700	$—	$—	$949
	2010	$24,000	$14,700	$—	$—	$55
	2009	$21,120	$14,700	$—	$250	$—

(a)	For additional information on our Nonqualified Deferred Compensation Plan, see “Pension Benefits—Nonqualified Deferred Compensation Plan” below.

(b)	Our Thrift Plan is a tax-qualified plan that covers substantially all of our employees. Employee contributions are discretionary. Subject to certain limits, we match 100 percent of employee contributions to the plan up to a maximum of 6 percent.

(c)	Our Profit Sharing Plan covers all non-bargaining unit employees hired after December 31, 2004, employees represented by Local No. 304 of the International Brotherhood of Electrical Workers hired on or after July 1, 2010, employees represented by United Steelworkers hired on or after December 15, 2011, and employees who accepted a one-time opportunity to opt out of our pension plan. We plan to make a contribution to the Profit-Sharing Plan each quarter equal to 1 percent of each participant’s eligible compensation during the quarter. Additional discretionary employer contributions may be made at the end of each year. Employee contributions are not allowed under the plan.

With respect to Messrs. Gibson, Martinovich, Spencer, Dinan and Norton, these amounts also reflect tax gross-ups received in 2010 in the amounts of $39, $25, $25, $25 and $25, respectively, and received in 2011 in the amounts of $568, $448, $448, $448 and $448, respectively, in each case in connection with their receipt of stock awards under the company’s ESA Program. Under our ESA Program, we issued one share of our common stock to all eligible employees (full-time employees and employees on short-term disability), for no consideration, when the per-share closing price of our common stock on the NYSE was above $26 per share for the first time. We have and will continue to issue, for no consideration, one additional share of our common stock to all eligible employees when the closing price on the NYSE is at or above each one dollar increment above $26 per share. With respect to Mr. Spencer, this amount also reflects a tax gross-up received in 2011 in the amount of $117 in connection with his receipt of a cash service award.

With respect to Mr. Gibson, this amount also reflects a tax gross-up received in 2010 in the amount of $181 in connection with his receipt of a cash service award.

With respect to Mr. Gibson, this amount also reflects a tax gross-up received in 2010 in the amount of $1,437, with respect to income imputed to him under the Tax Code in connection with his personal use of our aircraft. With respect to Messrs. Dinan and Norton, these amounts also reflect tax gross-up received in 2009 in the amount of $59 and $117, respectively, in connection with their receipt of cash service awards.

In October 2011, we eliminated tax gross-up payments in connection with an employee’s personal use of our aircraft and, effective January 1, 2012, we eliminated tax gross-up payments in connection with shares awarded under our ESA Program and cash service awards. The named executive officers did not receive perquisites or other personal benefits with an aggregate value of $10,000 or more during 2009, 2010 or 2011.

2011 Grants of Plan-Based Awards

The following table reflects the grants of plan-based awards to the named executive officers during 2011.

Grants of Plan-Based Awards for Fiscal Year 2011

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock Awards (4)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
John W. Gibson
Restricted Stock Units	2/15/2011							12,500	$712,500
Performance Share Units	2/15/2011				—	50,000	100,000		$3,467,500
Annual Incentive Plan	1/1/2011	$—	$900,000	$2,250,000
Robert F. Martinovich
Restricted Stock Units	2/15/2011							4,250	$242,250
Performance Share Units	2/15/2011				—	17,000	34,000		$1,178,950
Annual Incentive Plan	1/1/2011	$—	$315,000	$787,500
Terry K. Spencer
Restricted Stock Units	2/15/2011							5,750	$327,750
Performance Share Units	2/15/2011				—	23,000	46,000		$1,595,050
Annual Incentive Plan	1/1/2011	$—	$350,000	$875,000
Curtis L. Dinan
Restricted Stock Units	2/15/2011							3,250	$185,250
Performance Share Units	2/15/2011				—	13,000	26,000		$901,550
Annual Incentive Plan	1/1/2011	$—	$276,250	$690,625
Pierce H. Norton II
Restricted Stock Units	2/15/2011							3,250	$185,250
Performance Share Units	2/15/2011				—	13,000	26,000		$901,550
Annual Incentive Plan	1/1/2011	$—	$280,000	$700,000

(1)	Reflects estimated payments that could have been made under our 2011 annual short-term cash incentive plan. The plan provides that our officers may receive annual short-term incentive cash awards based on the performance and profitability of the company, the performance of particular business units of the company and individual performance during the relevant fiscal year. The corporate and business-unit criteria and individual performance criteria are established annually by the Committee. The Committee also establishes annual target awards for each officer expressed as a percentage of their base salaries. The actual amounts earned by the named executive officers in 2011 under the plan and paid in 2012 are set forth under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for Fiscal 2011 above.

(2)	Reflects the performance units that could be earned pursuant to awards granted under our ECP that are earned three years from the date of grant, at which time the holder is entitled to receive a percentage (0 to 200 percent) of the performance units granted based on our total shareholder return over the period of February 15, 2011, to February 15, 2014, compared to the total shareholder return of the referenced peer group. One share of our common stock is payable in respect of each performance unit that vests. Performance units are also subject to accelerated vesting upon a change in control.

(3)	Reflects restricted stock incentive units granted under our LTI Plan that vest three years from the date of grant, at which time the grantee is entitled to receive the grant in shares of our common stock.

(4)	With respect to the performance units, the aggregate grant date fair value for purposes of ASC Topic 718 was determined using the probable outcome of the performance conditions as of the grant date based on a valuation model that considers market conditions (such as total shareholder return) and using assumptions developed from historical information of the company and each of the referenced peer companies. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under ASC Topic 718. The value presented is based on 100 percent of the performance units vesting at the end of the three-year performance period.

Outstanding Equity Awards

The following table shows the outstanding equity awards held by the named executive officers as of December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (3)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
John W. Gibson	—	—	—	$—	—	197,700	$17,138,613	381,600	$33,080,904
Robert F. Martinovich	—	—	—	$—	—	13,550	$1,174,650	100,600	$8,721,014
Terry K. Spencer	—	—	—	$—	—	17,950	$1,556,086	124,800	$10,818,912
Curtis L. Dinan	—	—	—	$—	—	11,250	$975,263	91,800	$7,958,142
Pierce H. Norton II	—	—	—	$—	—	11,950	$1,035,946	77,800	$6,744,482

(1)	Represents restricted stock incentive units that have not yet vested. Restricted stock incentive units vest three years (five years in the case of the 150,000 restricted units granted to Mr. Gibson on January 1, 2007) from the date of grant, at which time the grantee is entitled to receive the grant in shares of our common stock. Restricted stock incentive units are scheduled to vest as follows:

John W. Gibson	150,000	on January 01, 2012
	20,000	on January 15, 2012
	15,200	on February 18, 2013
	12,500	on February 15, 2014
Robert F. Martinovich	3,300	on January 15, 2012
	6,000	on February 18, 2013
	4,250	on February 15, 2014
Terry K. Spencer	6,200	on January 15, 2012
	6,000	on February 18, 2013
	5,750	on February 15, 2014
Curtis L. Dinan	4,500	on January 15, 2012
	3,500	on February 18, 2013
	3,250	on February 15, 2014
Pierce H. Norton II	6,200	on January 15, 2012
	2,500	on February 18, 2013
	3,250	on February 15, 2014

(2)	Represents performance units that have not yet vested. Performance units vest three years from the date of grant, at which time the holder is entitled to receive a percentage (0 to 200 percent) of the performance units granted based on our total shareholder return over the three-year performance period, compared with the total shareholder return of the referenced peer group. One share of our common stock is payable in respect of each performance unit granted that becomes vested. Based on our projected performance at December 31, 2012, performance units are expected to vest as follows:

John W. Gibson	160,000	on January 15, 2012
	121,600	on February 18, 2013
	100,000	on February 15, 2014
Robert F. Martinovich	20,600	on January 15, 2012
	46,000	on February 18, 2013
	34,000	on February 15, 2014

Terry K. Spencer	32,800	on January 15, 2012
	46,000	on February 18, 2013
	46,000	on February 15, 2014
Curtis L. Dinan	37,800	on January 15, 2012
	28,000	on February 18, 2013
	26,000	on February 15, 2014
Pierce H. Norton II	32,800	on January 15, 2012
	19,000	on February 18, 2013
	26,000	on February 15, 2014

(3)	The terms of both our restricted stock incentive units and our performance units provide that any such unvested units will become fully vested upon a change in control. See “Post-Employment Payments and Payments Upon a Change in Control.”

Option Exercises and Stock Vested

The following table sets forth stock options exercised by the named executive officers and stock awards held by the named executive officers that became vested, in each case during 2011.

Option Exercises and Stock Vested in Fiscal Year 2011

	Option Awards (1)		Stock Awards (1)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)
John W. Gibson	30,009	$1,389,515	60,000	$3,469,800
Robert F. Martinovich	—	$—	7,200	$416,376
Terry K. Spencer	5,500	$338,608	8,400	$485,772
Curtis L. Dinan	—	$—	17,400	$1,006,242
Pierce H. Norton II	—	$—	8,400	$485,772

(1)	Certain of the named executive officers elected to have shares withheld upon the exercise of options or to have vested shares withheld, in the case of options to cover the exercise price and, in the case of both options and vested shares, to cover applicable state and federal taxes incurred upon the exercise of options or vesting. As a result, the net shares received upon the exercise of options or vesting and the related net value realized are as follows:

Name	Net Shares Acquired on Exercise	Net Value Realized on Exercise	Net Shares Acquired on Vesting	Net Value Realized on Vesting
John W. Gibson	11,690	$806,844	54,529	$3,153,443
Robert F. Martinovich	—	$—	6,532	$377,803
Terry K. Spencer	2,074	$162,913	3,970	$229,647
Curtis L. Dinan	—	$—	15,534	$898,386
Pierce H. Norton II	—	$—	4,808	$278,128

(2)	The value received for each option on exercise represents the difference in the option exercise price paid upon exercise and the market price of the shares received upon exercise based on the average of the high and low prices of our common stock on the NYSE on the date of exercise.

(3)	Includes restricted stock incentive units and performance units granted in 2008 that vested in 2011 and which were paid in shares of our common stock. In accordance with the provisions of our ECP, Messrs. Gibson, Dinan and Martinovich deferred receipt of 49,275, 13,797 and 5,709 shares of our common stock, respectively, that would have otherwise been issued to them upon vesting of the performance units in 2011.

(4)	The value received on vesting represents the market value of the shares received based on the average of the high and low prices of our common stock on the NYSE on the date of vesting.

Pension Benefits

The following table sets forth the estimated present value of accumulated benefits as of December 31, 2011, and payments made during 2011, in respect of each named executive officer under each of the referenced retirement plans.

Pension Benefits as of December 31, 2011

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
John W. Gibson	2005 Supplemental Executive Retirement Plan	22.00	(2)	$11,756,521	$—
	Qualified Pension Plan	12.00	(3)	$552,072	$—
Robert F. Martinovich	2005 Supplemental Executive Retirement Plan	—		$—	$—
	Qualified Pension Plan	—		$—	$—
Terry K. Spencer	2005 Supplemental Executive Retirement Plan	10.25		$603,860	$—
	Qualified Pension Plan	10.25		$332,052	$—
Curtis L. Dinan	2005 Supplemental Executive Retirement Plan	8.00	(4)	$629,715	$—
	Qualified Pension Plan	8.00	(4)	$172,484	$—
Pierce H. Norton II	2005 Supplemental Executive Retirement Plan	7.08		$346,628	$—
	Qualified Pension Plan	7.08		$220,815	$—

(1)	Each executive officer’s benefit is determined as of age 62 when an unreduced benefit can be received under the plans. The present value of the unreduced benefit is determined using the assumptions from the pension plan measurement date of December 31, 2011. Material assumptions used in the calculation of the present value of accumulated benefits are included in Note M to our audited financial statements for the year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2012.

(2)	Pursuant to a 2006 agreement between the company and Mr. Gibson, 10 additional years of service are included for purposes of calculating Mr. Gibson’s benefits under our 2005 Supplemental Executive Retirement Plan. This additional 10 years of service results in a benefit augmentation with an actuarial present value of $4,923,438, or $36,957 per month.

(3)	Mr. Gibson’s actual service is 11 years and seven months. There is no resulting benefit augmentation with respect to the additional five months credit to Mr. Gibson’s years of service.

(4)	Mr. Dinan’s actual service is seven years and 10 months. There is no resulting benefit augmentation with respect to the additional two months credited to Mr. Dinan’s years of service.

Qualified Pension Plan.    Our pension plan is a defined benefit pension plan qualified under both the Tax Code and the Employee Retirement Income Security Act of 1974, as amended. The plan covers non-bargaining-unit employees hired prior to January 1, 2005, and certain bargaining-unit employees. Non-bargaining-unit employees hired after December 31, 2004, employees represented by Local No. 304 of the International Brotherhood of Electrical Workers hired on or after July 1, 2010, employees represented by United Steelworkers hired on or after December 15, 2011, and employees who accepted a one-time opportunity to opt out of our pension plan, are covered by our profit sharing plan.

Benefits under our qualified pension plan generally become vested and non-forfeitable after completion of five years of continuous employment. Under the plan, a vested participant receives a monthly retirement benefit at normal retirement age, unless an early retirement benefit is elected under the plan, in which case the retirement benefit may be actuarially reduced for early commencement. Generally, participants retiring on or after age 62 through normal retirement age receive 100 percent of their accrued monthly benefit which may be reduced depending on the optional form of payment elected at retirement. Benefits are calculated at retirement date based on a participant’s credited service, limited to a maximum of 35 years, and final average earnings. The earnings utilized in the retirement plan benefit formula for employees includes the base salary and short-term incentive compensation paid to an employee during the period of the employee’s final average earnings, less any amounts deferred under our non-qualified deferred compensation plan. The period of final average earnings means the employee’s highest earnings during any 60 consecutive months during the last 120 months of employment. For any named executive officer who retires with vested benefits under the plan, the compensation shown as “Salary” and “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal 2011 would be considered eligible compensation in determining benefits, except that the plan benefit formula takes into account only fixed percentages of final average earnings. The amount of eligible compensation that may be considered in calculating retirement benefits is also subject to limitations in the Tax Code and the limitations contained in certain collective bargaining agreements applicable to the plan.

Supplemental Executive Retirement Plan.    We maintain a Supplemental Executive Retirement Plan (“SERP”) as a supplemental retirement benefit plan for certain officers. The SERP provides that officers may be selected for participation in a supplemental retirement benefit or an excess retirement benefit, or both. If a participant is eligible for both the supplemental retirement benefit and the excess retirement benefit, the excess retirement benefit and benefits payable under our qualified pension plan are treated as an offset that reduces the supplemental retirement benefit. Participants in the SERP are selected by our Chief Executive Officer or, in the case of our Chief Executive Officer, by our Board of Directors.

Supplemental benefits payable to participating employees in the SERP are based upon a specified percentage (reduced for early retirement and commencement of payment of benefits under the SERP) of the highest 36 consecutive month’s compensation of the employee’s last 60 months of service. The excess retirement benefit under the SERP pays a benefit equal at least to the benefit that would be payable to the participant under our qualified pension plan if limitations imposed by the Tax Code were not applicable, less the benefit payable under our qualified pension plan with such limitations. Benefits under the SERP are offset by the payment of benefits under our qualified pension plan which were or would have been paid if qualified pension plan benefits were commenced at the same time as the SERP benefits. We fund benefits payable under the SERP through a rabbi trust arrangement. Our Board of Directors may amend or terminate the SERP at any time, provided that accrued benefits to current participants may not be reduced.

No new participants have been added to our SERP since 2005.

Nonqualified Deferred Compensation Plan.    The following table sets forth certain information regarding the participation by the named executive officers in our deferred compensation plan.

Nonqualified Deferred Compensation in Fiscal Year 2011

Name	Year	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End
John W. Gibson	2011	$115,500	$99,300	$(64,247)	$—	$1,529,824
	2010	$123,000	$106,800	$152,913	$—	$1,379,271
	2009	$100,680	$85,980	$243,301	$—	$996,558
Robert F. Martinovich	2011	$40,500	$66,600	$(9,552)	$—	$502,342
	2010	$33,500	$50,050	$43,863	$—	$404,794
	2009	$122,567	$35,200	$79,688	$—	$277,381
Terry K. Spencer	2011	$113,500	$39,300	$(6,083)	$—	$453,411
	2010	$66,800	$30,300	$35,456	$—	$306,694
	2009	$52,330	$22,215	$29,873	$—	$174,138
Curtis L. Dinan	2011	$79,750	$30,300	$(18,496)	$—	$547,952
	2010	$82,000	$32,400	$59,795	$28,243	$456,398
	2009	$59,000	$25,800	$69,484	$—	$310,446
Pierce H. Norton II	2011	$79,500	$27,300	$(6,855)	$—	$331,813
	2010	$42,000	$24,000	$13,615	$—	$231,868
	2009	$39,630	$21,120	$4,920	$—	$152,253

(1)	The “All Other Compensation” column of the Summary Compensation Table for Fiscal 2011 at page 69 includes these amounts paid as our matching contributions under our deferred compensation plan.

(2)	There were no above-market earnings in 2011, 2010 or 2009.

We maintain a Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”) to provide select employees with the option to defer portions of their compensation and provide nonqualified deferred compensation benefits that are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. We match contributions for the benefit of plan participants to replace any company contributions a participant may lose because of limits imposed under the federal tax laws on contributions by a participant in the Thrift Plan and our Profit Sharing Plan, as well as participants in the Retirement Plan for Employees of ONEOK, Inc. and Subsidiaries who do not participate in the SERP. The Deferred Compensation Plan also allows for supplemental credit amounts, which are amounts that can be contributed at the discretion of the Committee. Under the Deferred Compensation Plan, participants have the option to defer a portion of their salary and/or short-term incentive compensation to a short-term deferral account, which pays out a minimum of five years from commencement, or to a long-term deferral account, which pays out at retirement or termination of the participant’s employment. Participants are immediately 100-percent vested. Short-term deferral accounts are credited with an investment return based on the five-year United States Treasury bond rate as of the first business day of January each year that, for 2011, was 2.003 percent. Long-term deferral accounts are credited with the actual investment return based on the amount of gains, losses and earnings for each of the investment options selected by the participant. For the year ended December 31, 2011, the investment return for the investment options for long-term investment accounts were as follows:

Fund Name	Plan Level Returns
Fidelity Balanced	1.68%
Fidelity Balanced	1.68%
Moody’s Corporate Bond Long-Term Yield AAA	5.93%
American Funds Growth Fund of America (R5)	-4.59%
Vanguard Institutional Index	2.09%
Dodge & Cox International Stock Fund	-15.97%
American Beacon Funds Large Cap Value	-2.34%
Vanguard PRIMECAP	-1.84%
Schwab Mgd Retirement Income Class 3	2.89%
Schwab Mgd Retirement Trust 2010 Class 3	1.26%
Schwab Mgd Retirement Trust 2020 Class 3	-1.42%
Schwab Mgd Retirement Trust 2030 Class 3	-3.17%
Schwab Mgd Retirement Trust 2040 Class 3	-4.45%
Schwab Mgd Retirement Trust 2050 Class 3	-5.02%
JPMorgan Small Cap Equity (VSEIX)	2.92%
PIMCO Total Return Instl	4.17%

At the distribution date, cash is distributed to participants based on the fair market value of the deemed investment of the participant’s accounts at that date.

Potential Post-Employment Payments and Payments Upon a Change in Control

In this section, we describe the post-employment compensation and benefits that we provide to our named executive officers. The objectives of the post-employment compensation and benefits that we provide are to:

•	assist in recruiting and retaining talented executives in a competitive market;

•	provide security for any compensation or benefits that have been earned;

•	permit executives to focus on our business;

•	eliminate any potential personal bias of an executive against a transaction that is in the best interest of our shareholders;

•	avoid the costs associated with separately negotiating executive severance benefits; and

•	provide us with the flexibility needed to react to a continually changing business environment.

We have not and do not enter into individual employment agreements with named executive officers. Instead, the rights of our executives with respect to specific events are covered by our compensation and benefit plans. Under this approach, post-employment compensation and benefits are established separately from the other compensation elements of our executives.

The use of a “plan approach” instead of individual employment agreements serves several objectives. First, the plan approach provides us with more flexibility to change the terms of severance benefits from time to time if necessary. Second, the plan approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate separation benefits on a case-by-case basis and assures an executive that his or her severance benefits are comparable with those of his or her peers. Finally, the plan approach is easier for us to administer, as it requires less time and expense.

Payments Made Upon Any Termination.    Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during their term of employment. These amounts include:

•	accrued but unpaid salary;

•	amounts contributed under our Thrift Plan, Profit Sharing Plan and Deferred Compensation Plan; and

•	amounts accrued and vested through our pension plan and SERP.

Payments Made Upon Retirement.    In the event of the retirement of a named executive officer, in addition to the items identified above, such named executive officer will be entitled to:

•	receive a prorated share of each outstanding performance unit granted under our ECP upon completion of the performance period;

•	receive a prorated portion of each outstanding restricted stock incentive unit granted under our LTI Plan and our ECP upon completion of the restricted period; and

•	participate in health and life benefits for the retiree and qualifying dependents.

Payments Made Upon Death or Disability.    In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Any Termination” and “Payments Made Upon Retirement” above, the named executive officer will receive applicable benefits under our disability plan or payments under our life insurance plan.

Payments Made Upon or Following a Change in Control.    We believe that the possibility of a change in control creates uncertainty for named executive officers because such transactions frequently result in changes in senior management. Prior to 2005, we entered into individual change in control termination agreements with many of our executive officers, including all of the named executive officers other than Robert F. Martinovich. Payments and benefits under the termination agreements varied by officer and were payable only if an officer was terminated by us without “just cause” or by the officer for “good reason” at any time during the three years following a change in control. In general, severance payments and benefits under our change in control termination agreements included the following: a payment equal to one, two or three times annual salary plus the greater of (i) the bonus for the year preceding the date of a change in control, or (ii) the employee’s target bonus for the current period; a prorated short-term incentive payment; and continuation of welfare benefits for two to three years following termination. The termination agreements for certain officers also provided for accelerated benefits under our SERP and gross-up payments for excise taxes if any payments or benefits were deemed to constitute “excess parachute payments” under applicable federal tax law. All change in control termination agreements were terminated effective as of December 31, 2011.

In July 2011, our Board of Directors adopted the Change in Control Plan that covers all of our executive officers, including the named executive officers, effective as of January 1, 2012. Subject to certain exceptions, the Change in Control Plan will provide our officers with severance benefits if they are terminated by us without cause (as defined in the Change in Control Plan) or if they resign for good reason (as defined in the Change in Control Plan), in each case within two years following a change in control of ONEOK, Inc. or ONEOK Partners, L.P. All change-in-control benefits are “double trigger,” meaning that payments and benefits under the plan are payable only if the officer’s employment is terminated by us without “cause” or by the officer for a “good reason” at any time during the two years following a change in control. Severance payments under the plan consist of a cash payment that may be up to three times the participant’s base salary and target short-term incentive bonus, plus reimbursement of COBRA healthcare premiums for 18 months. At the time the Board approved the Change in Control Plan, the Board, upon the recommendation of the Committee, established a severance multiplier of one or two times annual salary plus target annual bonus for all participants in the Change in Control Plan, including two times for each of the named executive officers.

The Change in Control Plan does not provide for additional pension benefits upon a change-in-control. In addition, the Change in Control Plan does not contain an excise tax gross-up for any participant. Rather, severance payments and benefits under the Change in Control Plan will be reduced if, as a result of such reduction, the officer would receive a greater total payment after taking taxes, including excise taxes, into account.

Relative to the overall value of our company, we believe the potential benefits payable upon a change in control under the Change in Control Plan are comparatively minor, and we believe that the level of benefits is consistent with the general practice among our peers.

For the purposes of the Change in Control Plan, a “change in control” generally means any of the following events:

•

an acquisition of our voting securities by any person that results in the person having beneficial ownership of 20 percent or more of the combined voting power of our outstanding voting securities, other than an acquisition directly from us;

•

the current members of our Board of Directors, and any new director approved by a vote of at least two-thirds of our Board, cease for any reason to constitute at least a majority of our Board, other than in connection with an actual or threatened proxy contest (collectively, the “Incumbent Board”);

•

a merger, consolidation or reorganization with us or in which we issue securities, unless (a) our shareholders immediately before the transaction, as a result of the transaction, own, directly or indirectly, at least 50 percent of the combined voting power of the voting securities of the company resulting from the transaction, (b) the members of our Incumbent Board after the execution of the transaction agreement constitute at least a majority of the members of the Board of the company resulting from the transaction, or (c) no person other than persons who, immediately before the transaction owned 30 percent or more of our outstanding voting securities, has beneficial ownership of 30 percent or more of the outstanding voting securities of the company resulting from the transaction;

•	our complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets; or

•

we cease to own, directly or indirectly, a majority of each class of the outstanding equity interests of ONEOK Partners GP, L.L.C., the sole general partner of ONEOK Partners, L.P., we cease to hold the power to designate a majority of the Board of Directors of the of the general partner of ONEOK Partners, L.P., or the general partner of ONEOK Partners, L.P. is removed.

For the purposes of the Change in Control Plan, termination for “cause” means a termination of employment of a participant in the Change in Control Plan by reason of:

•	a participant’s indictment for or conviction in a court of law of a felony or any crime or offense involving misuse or misappropriation of money or property;

•

a participant’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the company (or a division or subsidiary) or a participant’s violation of any covenant, agreement or obligation not to compete with the company (or a division or subsidiary);

•

any act of dishonesty by a participant which adversely affects the business of the company (or a division or subsidiary) or any willful or intentional act of a participant which adversely affects the business, or reflects unfavorably on the reputation, of the company (or a division or subsidiary);

•	a participant’s material violation of any written policy of the company (or a division or subsidiary); or

•

a participant’s failure or refusal to perform the specific directives of the Board or its officers, which directives are consistent with the scope and nature of the participant’s duties and responsibilities, to be determined in the Board’s sole discretion.

For the purposes of the Change in Control Plan, “good reason” means:

•

a participant’s demotion or material reduction of the participant’s significant authority or responsibility with respect to employment with the company from that in effect on the date the change in control occurred:

•	a material reduction in the participant’s base salary from that in effect immediately prior to the change in control;

•	a material reduction in short-term and/or long-term incentive targets from those applicable to the participant immediately prior to the change in control;

•

the relocation to a new principal place of employment of the participant’s employment by the company, which is more than 35 miles further from the participant’s principal place of residence than the participant’s principal place of employment was prior to such change; and

•	the failure of a successor company to explicitly assume the Change in Control Plan.

Potential Post-Employment Payments Tables.    The following tables reflect estimates of the incremental amount of compensation due each named executive officer in the event of such executive’s termination of employment by reason of death, disability or retirement, termination of employment without cause or termination of employment without cause or with good reason within two years following a change in control. The amounts shown assume that such termination was effective as of December 31, 2011, and are estimates of the amounts that would be paid out to the executives upon such termination, including, with respect to performance shares/units, the performance factor calculated as if the performance period ended on December 31, 2011. The amounts reflected in the “Qualifying Termination Following a Change in Control” column of the tables that follow are the amounts that would be paid pursuant to the Change in Control Plan that was adopted effective as of January 1, 2012, and, with respect to the performance shares/units, assume achievement of a performance factor at the target of 100 percent. Amounts that would have been payable under the individual change-in-control termination agreements that were terminated as of December 31, 2011 are reflected in footnotes to this column.

John W. Gibson	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control (1)
Cash Severance	$—	$—	$3,600,000
COBRA Premiums	$—	$—	$16,396
Equity
Restricted Units	$15,578,675	$15,578,675	$17,138,613
Performance Units	$22,335,197	$—	$16,540,452
Total	$37,913,872	$15,578,675	$33,679,065
Total	$37,913,872	$15,578,675	$37,295,461

(1)	Under the terms of Mr. Gibson’s Termination Agreement that was terminated as of December 31, 2011, Mr. Gibson would have received $5.7 million in cash severance benefits, $26,439 in health and welfare benefits, $943,155 in SERP enhancement benefits, and $11,047,311 in excise tax gross-up benefits.

Robert F. Martinovich	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$—	$—	$1,530,000
COBRA Premiums	$—	$—	$24,737
Equity
Restricted Units	$698,336	$698,336	$1,174,650
Performance Units	$4,991,899	$—	$4,360,507
Total	$5,690,235	$698,336	$5,535,157
Total	$5,690,235	$698,336	$7,089,894

Terry K. Spencer	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control (1)
Cash Severance	$—	$—	$1,700,000
COBRA Premiums	$—	$—	$24,737
Equity
Restricted Units	$978,875	$978,875	$1,556,086
Performance Units	$6,309,106	$—	$5,409,456
Total	$7,287,981	$978,875	$6,965,542
Total	$7,287,981	$978,875	$8,690,279

(1)	Under the terms of Mr. Spencer’s Termination Agreement that was terminated as of December 31, 2011, Mr. Spencer would have received $1.8 million in cash severance benefits and $25,482 in health and welfare benefits.

Curtis L. Dinan	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control (1)
Cash Severance	$—	$—	$1,402,500
COBRA Premiums	$—	$—	$24,737
Equity
Restricted Units	$642,951	$642,951	$975,263
Performance Units	$5,295,314	$—	$3,979,071
Total	$5,938,265	$642,951	$4,954,334
Total	$5,938,265	$642,951	$6,381,571

(1)	Under the terms of Mr. Dinan’s Termination Agreement that was terminated as of December 31, 2011, Mr. Dinan would have received $1.5 million in cash severance benefits and $25,482 in health and welfare benefits.

Pierce H. Norton II	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control (1)
Cash Severance	$—	$—	$1,360,000
COBRA Premiums	$—	$—	$24,737
Equity
Restricted Units	$733,253	$733,253	$1,035,946
Performance Units	$4,397,109	$—	$3,372,241
Total	$5,130,362	$733,253	$4,408,187
Total	$5,130,362	$733,253	$5,792,924

(1)	Under the terms of Mr. Norton’s Termination Agreement that was terminated as of December 31, 2011, Mr. Norton would have received $1.4 million in cash severance benefits and $25,482 in health and welfare benefits.

PROPOSAL 6—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the “Dodd-Frank Act”) enacted in 2010 added provisions to Section 14A of the Securities and Exchange Act of 1934 to provide that a public company’s proxy statement in connection with the company’s annual meeting of shareholders must, at least once every three years, allow shareholders to cast a non-binding advisory “say-on-pay” vote regarding the compensation of the company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. Section 14A of the Securities and Exchange Act of 1934, as amended by the Dodd-Frank Act, also requires us, not less frequently than once every six years, to provide our shareholders the opportunity to vote on a non-binding advisory basis on the frequency with which we will submit to shareholders a “say-on-pay” advisory vote.

At our 2011 annual meeting of shareholders, a substantial majority of our shareholders voted for an annual say-on-pay vote. Based on these results, we intend to provide our shareholders with an annual, non-binding advisory say-on-pay vote on executive compensation until the next required non-binding advisory vote on the frequency of future advisory say-on-pay votes as required by the rules of the Securities and Exchange Commission.

As described in the Compensation Discussion and Analysis section of this proxy statement and the compensation tables and narratives discussion set forth above, our executive compensation program is based on our pay-for-performance philosophy and is designed with the following goals in mind: (1) to align the interests of our executive officers with the interests of our shareholders, (2) to attract, retain and motivate highly talented executives who are critical to the successful implementation of our strategic plan; (3) to pay our executives fairly relative to one another and our industry peers based on their responsibilities, experience and performance; and (4) to implement good corporate governance practices by implementing executive compensation best practices and policies. Our Executive Compensation Committee regularly reviews the compensation program for our named executive officers to ensure that it achieves these goals.

Examples of how the various elements of our compensation program for our named executive officers are linked to company performance and are designed to achieve the goals set forth above include:

•

a substantial portion of our named executive officers’ compensation is “variable” or “at-risk” incentive compensation, meaning that it is tied to our performance relative to various short-term and long-term objectives, which are based on a number of financial and business goals;

•	awards to each executive officer are subject to fixed maximums established by our Executive Compensation Committee;

•	incentive awards are based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•	short-term and long-term incentive awards are not tied to formulas that could focus executives on specific short-term outcomes;

•	the Executive Compensation Committee approves the final annual incentive plan awards after the review and confirmation of executive and operating and financial performance;

•	short-term cash and long-term performance unit incentive awards are subject to clawback provisions as described on page 66;

•	for executive officers, a significant portion of incentive award value is delivered in the form of our stock-based compensation that vests over multiple years;

•	for executive officers, 80 percent of the long-term, stock-based incentive amounts are in the form of performance units; and

•	executive officers are subject to our share-ownership guidelines, described on page 67.

For additional information on the compensation program for our named executive officers, including specific information about compensation in fiscal year 2011, please read the “Compensation Discussion and Analysis”, along with the subsequent tables and narrative descriptions, beginning on page 50.

Following our 2011 annual meeting of shareholders, the Executive Compensation Committee took into account the affirmative vote by 90.5 percent of our shareholders who voted on our executive compensation at our 2011 annual meeting of shareholders and determined to continue to apply the same principles in determining the nature and amount of executive compensation.

For the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required and Board Recommendation

This vote is advisory and will not be binding on the company, our Board of Directors or our Executive Compensation Committee. Our Board and our Executive Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Abstentions will have the effect of a vote against the proposal.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

RELATED-PERSON TRANSACTIONS

Our Board of Directors recognizes that transactions in which we participate and in which a related person (executive officer, director, director nominee, 5 percent or greater shareholder and their immediate family members) has a direct or indirect material interest can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of the company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related-person transactions. Nevertheless, we recognize that there are situations where related-person transactions may be in, or may not be inconsistent with, the best interests of the company and its shareholders including, but not limited to, situations where we provide products or services to related persons on an arm’s length basis and on terms comparable with those provided to unrelated third parties.

In the event we enter into a transaction in which an executive officer (other than an employment relationship), director (other than compensation arrangements for service on our Board provided to each director), director nominee, 5 percent or greater shareholder, or a member of their immediate family has a direct or indirect material interest, the transaction is presented to our Audit Committee and, if warranted, our Board, for review to determine if the transaction creates a conflict of interest and is otherwise fair to the company. In determining whether a particular transaction creates a conflict of interest and, if so, is fair to the company, our Audit Committee and, if warranted, our Board of Directors, consider the specific facts and circumstances applicable to each such transaction, including: the parties to the transaction, their relationship to the company and nature of their interest in the transaction; the nature of the transaction; the aggregate value of the transaction; the length of the transaction; whether the transaction occurs in the normal course of our business; the benefits to our company provided by the transaction; if applicable, the availability of other sources of comparable products or services; and, if applicable, whether the terms of the transaction, including price or other consideration, are the same or substantially the same as those available to the company if the transaction were entered into with an unrelated party.

We require each executive officer and director to annually provide us written disclosure of any transaction in which we participate and in which the officer or director or any of his or her immediate family members has a direct or indirect material interest. Our Corporate Governance Committee reviews our disclosure of related-party transactions in connection with its annual review of director independence. These procedures are not in writing but are documented through the meeting agendas of our Audit and Corporate Governance Committees.

In the normal course of business, we sell natural gas to Shawnee Milling Company. William L. Ford, President of Shawnee Milling Company, is a member of our Board. During 2011, we made gas sales to Shawnee Milling Company of approximately $441,540. Our sales of natural gas to Shawnee Milling Company are made on substantially the same terms as comparable unrelated, arms-length third-party transactions.

SHAREHOLDER PROPOSALS

The rules of the Securities and Exchange Commission provide when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under these rules, proposals that shareholders would like to submit for inclusion in our proxy statement for our 2013 annual meeting of shareholders should be received by our corporate secretary at our principal executive offices no later than December 4, 2012. Only those shareholder proposals eligible for inclusion under the rules of the Securities and Exchange Commission will be included in our proxy statement.

If a shareholder desires to present a proposal other than the nomination of directors at our 2013 annual meeting outside the process provided by the rules of the Securities and Exchange Commission, the shareholder must follow the procedures set forth in our bylaws. Our bylaws generally provide that a shareholder may present a proposal at an annual meeting if (1) the shareholder is a shareholder of record at the time the shareholder gives written notice of the proposal and is entitled to vote at the meeting and (2) the shareholder gives timely written notice of the proposal, including any information regarding the proposal required under our bylaws, to our corporate secretary. To be timely for our 2013 annual meeting, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than December 4, 2012.

HOUSEHOLDING

Shareholders with multiple accounts that share the same last name and household mailing address will receive a single copy of shareholder documents (annual report, proxy statement, or other informational statement) unless we are instructed otherwise. Each shareholder, however, will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs.

If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, we will promptly deliver copies, to the extent you request copies, for each member of your household who was a registered shareholder as of the record date. You may make this request by calling Wells Fargo Shareowner Services at 1-877-602-7615, or by providing written instructions to Wells Fargo Shareowner Services, Attn: Householding/ONEOK, Inc., P.O. Box 64854, St. Paul, Minnesota 55164-0854. You also may contact us in the same manner if you are currently receiving a single copy of the proxy statement and annual report in your household and desire to receive separate copies in the future for each member of your household who is a registered shareholder, or if your household is currently receiving multiple copies of the proxy statement and annual report and you desire to receive a single copy in the future for your entire household. If you are not a registered shareholder and your shares are held by a broker, bank or other holder of record, you will need to contact that entity to revoke your election and receive multiple copies of these documents.

ANNUAL REPORT ON FORM 10-K

Our 2011 annual report to shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2011) is available on our corporate website at www.oneok.com. We will provide, without charge, on the written request of any person solicited hereby, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2011. Written requests should be mailed to Eric Grimshaw, Secretary, ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103.

OTHER MATTERS

So far as is now known to us, there is no business other than that described in this proxy statement above to be presented to the shareholders for action at the annual meeting. Should other business come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please authorize a proxy electronically via the Internet, by telephone, or by mail. Please act promptly to ensure that you will be represented at this important meeting.

By order of the Board of Directors.

Eric Grimshaw Secretary

Tulsa, Oklahoma

April     , 2012

APPENDIX I

ONEOK, INC.

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated                     , 2012

1.	Purpose

The purpose of this Plan is to provide eligible employees the opportunity to purchase Common Stock at a discount on a basis that qualifies for the tax treatment prescribed by Section 423 of the Code.

2.	Definitions

The following terms, when used in the Plan, shall have the following meanings:

(a)	Base Compensation means, with respect to any offering period: (i) in the case of an employee normally paid an hourly rate, the employee’s hourly rate at the inception of the offering period multiplied by 2,080, (ii) in the case of an employee normally paid at a weekly rate, the employee’s weekly rate at the inception of the offering period multiplied by 52, (iii) in the case of an employee normally paid at a bi-weekly rate, the employee’s bi-weekly rate at the inception of the offering period multiplied by 26, (iv) in the case of an employee normally paid at a monthly rate, the employee’s monthly rate at the inception of the offering period multiplied by 12; and (v) in the case of an employee normally paid at an annual rate, the employee’s annual rate at the inception of the offering period. Base compensation shall be determined by reference to the applicable rate before any deductions pursuant to a salary reduction agreement under any plan qualified under Section 401(k) of the Code or any cafeteria plan under Code Section 125 and shall exclude any bonuses, commissions, overtime pay, fringe benefits, stock options and other special compensation payable to an employee.

(b)	Board or Board of Directors means the Board of Directors of the Company, as constituted from time to time.

(c)	Code means the Internal Revenue Code of 1986, as amended from time to time. References to the Code or to a particular section of the Code shall include references to any related Treasury Regulations and rulings and to successor provisions.

(d)	Committee means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3(a) below.

(e)	Common Stock means common stock, par value $0.01, of the Company.

(f)	Company means ONEOK, Inc., an Oklahoma corporation, its successors and assigns.

(g)	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

(h)	Fair Market Value on a particular date means the average of the high and low sale prices of the Common Stock in consolidated trading on the date in question as reported by The Wall Street Journal or another reputable source designated by the Committee; provided that if there were no sales on such date reported as provided above, the respective prices on the most recent prior day for which a sale was so reported. If the foregoing method of determining fair market value should be inconsistent with Section 423 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

(i)	General Counsel means the General Counsel of the Company serving from time to time.

(j)	Plan means the ONEOK, Inc. Employee Stock Purchase Plan set forth in these pages, as amended from time to time.

(k)	SEC Rule 16b-3 means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

(l)	Section 16 Person means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(m)	Subsidiary means a subsidiary as defined in Section 424(f) of the Code, including a corporation which becomes such a subsidiary in the future.

3.	Administration

(a)	The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he or she shall be a Non-Employee Director, as defined in SEC Rule 16b-3.

(b)	Subject to the provisions of the Plan, the powers of the Committee shall include having the authority, in its discretion, to:

(i)	define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan;

(ii)	make all other determinations necessary or advisable for the administration of the Plan, including but not limited to interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and

(iii)	approve any transaction involving a grant, award or other transaction from the Company to a Section 16 Person (other than a Discretionary Transaction, as defined in SEC Rule 16b-3), so as to exempt such transaction under SEC Rule 16b-3; provided, that any transaction under the Plan involving a Section 16 Person also may be approved by the Board of Directors, or may be approved or ratified by the stockholders of the Company, in the manner that exempts such transaction under SEC Rule 16b-3.

(c)	The interpretation by the Committee of the terms and provisions of the Plan, and its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.

(d)	Members of the Board and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

4.	Stock Subject to the Plan

(a)	Subject to paragraph (c) below, the aggregate number of shares of Common Stock which may be sold under the Plan is 5,800,000.

(b)	If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock that are offered in a particular offering or that remain available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable.

(c)	In the event of any change in the Common Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares, spinoff or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan, and the price of the current offering; provided that any such adjustments shall be consistent with Sections 423 and 424 of the Code.

(d)	Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued shares of its Common Stock. Shares of authorized but unissued Common Stock may not be delivered under the Plan if the purchase price thereof is less than the par value (if any) of the Common Stock at the time. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a change in control) for a number of shares of Common Stock equal in number to the number of shares then subject to options under this Plan, or expected to be subject to options under this Plan in the then pending offering(s), to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company’s obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate might not be exercisable at the time. No fractional shares of Common Stock shall be issued or sold under the Plan.

5.	Eligibility

All employees of the Company and any Subsidiaries designated by the Committee from time to time will be eligible to participate in the Plan, in accordance with and subject to such rules and regulations as the Committee may prescribe; provided, however, that (a) such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including but not limited to Section 423(b)(3), (4) and (8) thereof), (b) no employee shall be eligible to participate in the Plan if his or her customary employment is 20 hours or less per week or for not more than 5 months in any calendar year, unless the Committee determines otherwise on a uniform and non-discriminatory basis, (c) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his or her employer corporation or any parent or Subsidiary corporation (within the meaning of Section 423(b)(3) of the Code). For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options (whether or not such options qualify for the special tax treatment afforded by Code Section 421(a)) shall be treated as stock owned by the employee; and (d) all participating employees shall have the same rights and privileges except as otherwise permitted by Section 423(b)(5) of the Code.

6.	Offerings; Participation.

The Company may make offerings of up to 27 months’ duration each, to eligible employees to purchase Common Stock under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. Subject to the preceding sentence, the duration and commencement date of any offerings shall be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise, a new offering shall commence on the first day of the Company’s first payroll period coinciding with or next following each January 1 after the effective date of this Plan and shall extend through and include the payroll period immediately preceding the payroll period in which the next offering commences. Subject to such rules, procedures and forms as the Committee may prescribe, an eligible employee may participate in an offering at such time(s) as the Committee may permit by authorizing a payroll deduction for such purpose of up to a maximum of ten percent of his or her Base Compensation or such lesser amount as the Committee may prescribe. The Committee may (but need not) permit employee contributions to be made by means other than payroll deductions, provided that in no event shall an employee’s contributions from all sources in any offering exceed ten percent of his or her Base Compensation or such lesser amount as the Committee may prescribe. The Committee may at any time suspend or accelerate the completion of an offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a change in ownership or control of the Company or any Subsidiary. The Company’s obligation to sell and deliver Common Stock under this Plan shall be subject to the approval of any governmental authority whose approval the General Counsel determines is necessary or advisable to obtain in connection with the authorization, issuance or sale of such Common Stock.

7.	Payroll Deductions

(a)	The Company will maintain payroll deduction accounts on its books for all participating employees. All employee contributions shall be credited to such accounts. Employee contributions credited to the payroll deduction accounts of participating employees need not be segregated from other corporate funds and may be used for any corporate purpose.

(b)	At such times as the Committee may permit and subject to such rules, procedures and forms as the Committee may prescribe, an employee may increase, decrease or suspend his or her payroll deduction during an offering, or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an offering. However, an employee may at any time waive in writing the right or privilege to decrease or suspend his or her payroll deductions or withdraw from participation in a particular offering for a period of at least six months. Any such waiver shall be irrevocable with respect to the period ending six months after the employee files a superseding written revocation of such waiver with the Company.

(c)	No employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4)) during the balance of the calendar year after the employee’s receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code Section 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code, or during the following calendar year. The foregoing sentence shall not apply if and to the extent the General Counsel determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

(d)	Any balance remaining in any employee’s payroll deduction account at the end of an offering period will be carried forward into the employee’s payroll deduction account for the following offering period. In no event will the balance carried forward be equal to or greater than the purchase price of one share of Common Stock as determined under Section 8(c) below. Any excess shall be refunded to the participant. Upon termination of the Plan, all amounts in the accounts of participating employees shall be carried forward into their payroll deduction accounts under a successor plan, if any, or refunded to them, as the Committee may decide.

(e)	In the event of the termination of a participating employee’s employment for any reason, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in the employee’s account shall be paid to the employee, or, in the event of the employee’s death, to the employee’s beneficiary under the Company’s basic group life insurance program.

8.	Purchase; Limitations

(a)	Within the limitations of Section 8(d) below, each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full shares of Common Stock as the amount of his or her payroll deduction account (including any contributions made by means other than payroll deductions) at the end of the offering can purchase.

(b)

As of the last day of the offering period, the payroll deduction account of each participating employee shall be totaled. Subject to the provisions of Section 7(b) above and 8(d) below, if such account contains sufficient funds as of that date to purchase one or more full shares of Common Stock at the price determined under Section 8(c) below, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of Common Stock at the price determined under Section 8(c) below that his or her payroll deduction account will permit; such employee’s account will be charged for the amount of the purchase and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date; and either a stock certificate representing such shares will be issued to him or her, or the Company’s registrar will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. Notwithstanding any provision of the Plan to the contrary, the Committee may but need not permit fractional shares to be purchased under the Plan.

(c)	Unless the Committee determines before the effective date of an offering that a higher price that complies with Section 423 of the Code shall apply, the purchase price of the shares of Common Stock which are to be sold under the offering shall be the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is exercised.

(d)	In addition to any other limitations set forth in the Plan, (i) no employee may purchase in any offering period more than the number of shares of Common Stock determined by dividing the employee’s annual Base Compensation as of the first day of the offering period, or $25,000, whichever is less, by the Fair Market Value of a share of Common Stock at such day, and (ii) no employee may be granted an option under the Plan which permits his or her rights to purchase stock under the Plan, and any other stock purchase plan of his or her employer corporation and its parent and subsidiary corporations that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. The Committee may further limit the amount of Common Stock which may be purchased by any employee during an offering period in accordance with Section 423(b)(5) of the Code.

9.	No Transfer

(a)	No option, right or benefit under the Plan (including any derivative security within the meaning of paragraph (a)(2) of SEC Rule 16b-3) may be transferred by a participating employee, whether by will, the laws of descent and distribution, or otherwise, and all options, rights and benefits under the Plan may be exercised during the participating employee’s lifetime only by such employee.

(b)	Book entry accounts and certificates for shares of Common Stock purchased under the Plan may be maintained or registered, as the case may be, only in the name of the participating employee or, if such employee so indicates on his or her payroll deduction authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have book entry accounts maintained and certificates registered in the employee’s name as tenant in common with a member of the employee’s family, without right of survivorship.

10.	Effective Date and Duration of Plan

The Plan shall become effective when adopted by the Board, provided that the stockholders of the Company approve it within 12 months thereafter at a duly held stockholders’ meeting. If not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides.

11.	Amendment and Termination of the Plan

The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Oklahoma law, the Code (including without limitation Code Section 423 and Treasury Regulation Section 1.423-2(c)(4) thereunder), any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations. The Plan provisions that determine the amount, price and timing of option grants to Section 16 Persons may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder, unless the General Counsel determines that such restriction on amendments is not necessary to secure or maintain any exemption from Section 16 of the Exchange Act for which the Company intends Section 16 Persons to qualify. The Plan may also be terminated at any time by the Board of Directors.

12.	General Provisions

(a)	Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.

(b)	No person shall have any rights as a stockholder of the Company with respect to any shares optioned under the Plan until such shares are issued or transferred to him or her.

(c)	All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any participant.

(d)	The Plan shall be governed by and construed under the laws of the State of Oklahoma, without giving effect to the principles of conflicts of laws of that State.

(e)	The Plan and each offering under the Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Transactions under the Plan by or with respect to Section 16 Persons are also intended to qualify for exemption under SEC Rule 16b-3, unless the Committee specifically determines otherwise. Every provision of the Plan shall be administered, interpreted and construed to carry out those intentions, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

100 West Fifth Street

Post Office Box 871

Tulsa, Oklahoma 74102-0871

www.oneok.com

PRELIMINARY COPY DATED MARCH 16, 2012

PRELIMINARY COPY DATED MARCH 16, 2012

Shareowner Services

P.O.B ox 64945

St. Paul, MN 55164-0945

COMPANY #

Address Change? Mark box, sign, and indicate changes below:

TO VOTE BY INTERNET OR

TELEPHONE, SEE REVERSE SIDE

OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALLI TEMS BELOW, SIMPLY SIGN, DATE, ANDR ETURNT HIS P ROXY CARD.

Your Board of Directors recommends a vote FOR the election of each of the nominees listed below.

1. Election of twelve directors:

FOR

AGAINST

ABSTAIN

FOR AGAINST ABSTAIN

01 James C. Day

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Jim W. Mogg

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02 Julie H. Edwards

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08

Pattye L. Moore

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Please fold here – Do not separate

03. William L. Ford

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09

Gary D. Parker

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04 John W. Gibson

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10

Eduardo A. Rodriguez

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05 Bert H. Mackie

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11

Gerald B. Smith

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06 Steven J. Malcolm

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David J . Tippeconnic

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Your Board of Directors recommends a vote for Proposal 2:

2. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK, Inc. for the year ending December 31, 2012.

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For

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Against

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Abstain

Your Board of Directors recommends a vote for Proposal 3:

3. A proposal to approve additional shares for issuance under the ONEOK, Inc . Employee Stock Award Program .

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Abstain

Your Board of Directors recommends a vote for Proposal 4:

4. A proposal to amend and restate the ONEOK, Inc. Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Plan.

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Against

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Abstain

Your Board of Directors recommends a vote for Proposal 5:

5. A proposal to amend the ONEOK, Inc. Certificate of Incorporation to increase the number of authorized shares of common stock.

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Abstain

Your Board of Directors recommends a vote for Proposal 6:

6. Advisory vote to approve the Company’s executive compensation.

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc ., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ONEOK, In c.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 23, 2012 9:00 a.m. Central Time

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100 West Fifth Street

Tulsa, Oklahoma 74103

proxy

ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John W. Gibson and Stephen W. Lake, or either of them, with the power of substitution in each, proxies to vote al shares of stock of the undersigned in ONEOK, In c. at the Annual Meeting of Share holders to be held May 23, 2012, and at any and all adjournments or postponements thereof, upon the matter of the election of directors, the proposals referred to in Items 2, 3, 4, 5 and 6 of this Proxy, and any other business that may properly come before the meeting.

Shares will be voted as specified. IFY OU SIGN BUT DON OT GIVE SPECIF IC IN STRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTIONO F DIR ECTORS AS PROPOSEDA ND FOR PROPOSALS 2, 3, 4, 5 AND 6.

This card also constitutes voting instructions by the undersigned participant to the trustee of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries, and the ONEOK, Inc. Profit Sharing Plan, for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee will vote these shares as directed provided your voting instruction is received by 11:5 9 p.m. Central Daylight Time on May 20, 2012. If there are any shares for which instructions are not timely received, the trustee will cause all such shares to be voted in the same manner and pro portion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plans shall be confidential.

THE BOARD OF DIRECTORS RECOMMENDSA VOTE FOR THE ELECTION OF DIRECTORS AS PROPOSED AND FOR PROPOSALS2 , 3, 4, 5A ND 6.

If you vote by the Internet or Telephone, DO NOT return your proxy card .

Please mark, sign and date the proxy card Detach the proxy card and return it in the postage-paid envelope.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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[Graphic]

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IN TERNET

PHONE

MAIL

www. eproxy.com/oke

1-800-560-1965

Mark, sign and date your proxy

Use the Internet to vote your proxy

Use a touch- tone telephone to

card and return it in the

until 11:59 p. m. (C T) on

vote your proxy until 11:59 p. m.

postage-paid envelope provided.

May 22, 2012.

(C T) on May 22, 2012.